Exhibit 10.11

OFFICE LEASE

by and between

EOSII PALO ALTO TECHNOLOGY CENTER, LLC

a Delaware limited liability company

(“Landlord”)

and

BILL.COM, INC.

a Delaware corporation

(“Tenant”)

Dated as of

December 2, 2013

OFFICE LEASE

THIS OFFICE LEASE is made between EOSII PALO ALTO TECHNOLOGY CENTER, LLC, a Delaware limited liability company (“Landlord”), and the Tenant described in Item 1 of the Basic Lease Provisions.

LEASE OF PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to all of the terms and conditions set forth herein, those certain premises (the “Premises”) described in Item 3 of the Basic Lease Provisions and as shown in the drawing attached hereto as Exhibit A-1. The Premises are located in the Building described in Item 2 of the Basic Lease Provisions. The Building is located in that certain multi-building project as more particularly described on Exhibit A-2 attached hereto, which is also improved with landscaping, parking facilities and other improvements, fixtures and common areas and appurtenances now or hereafter placed, constructed or erected on the Land (sometimes referred to herein as the “Project”).

BASIC LEASE PROVISIONS

1.	Tenant:	BILL.COM, INC., a Delaware corporation (“Tenant”)

2.	Building:	1810 Embarcadero Road Palo Alto, California 94303

3.	Description of Premises:	Suite: 100B, 101A & 101B

	Rentable Area:	22,683 square feet

	Building Size:	32,943 square feet (subject to Paragraph 18)

	Project Size:	259,586 square feet (subject to Paragraph 18)

4.	Tenant’s Proportionate Share of Building:	68.8553% (22,683 rsf / 32,943 rsf) (See Paragraph 3)

	Tenant’s Proportionate Share of Project:	8.7381% (22,683 rsf / 259,586 rsf) (See Paragraph 3)

5.	Basic Annual Rent:	(See Paragraph 2)

Months 1 to 12, inclusive: Monthly Installment:

$73,719.75* ($3.25/square foot of Rentable Area/month)

*Provided that Tenant is not in default past applicable notice and cure periods, during the initial nine (9) months following the Commencement Date the Basic Annual Rent payable shall be partially abated so that during this time period the Basic Annual Rent payable by Tenant shall be equal to $52,744.25 per month (i.e., the partial abatement received by Tenant during this time period shall equal $20,975.50 per month). During this time period Tenant shall be responsible for the payment of Additional Rent in full.

	Months 13 to 24, inclusive: Monthly Installment:	$75,988.05 ($3.35/square foot of Rentable Area/month)

	Months 25 to 36, inclusive: Monthly Installment:	$78,256.35 ($3.45/square foot of Rentable Area/month)

	Months 37 to 48, inclusive: Monthly Installment:	$80,524.65 ($3.55/square foot of Rentable Area/month)

	Months 49 to 60, inclusive: Monthly Installment:	$83,019.78 ($3.66/square foot of Rentable Area/month)

6.	Installment Payable Upon Execution:	$78,234.25 (to be applied towards the monthly installment of Basic Annual Rent and Additional Rent due for Month l of the Initial Term)

7.	Security Deposit Payable Upon Execution:	$663,477.75, in the form of a letter of credit (See Paragraph 2(c))

8.	Initial Estimated Amount of Tenant’s Proportionate Share of Operating Costs:	Estimated to be $25,490.00 per month for the calendar year 2014, payable in advance, subject to periodic adjustments (See Paragraph 3)

9.	Initial Term:	Sixty (60) months, commencing on the Commencement Date and ending on the day immediately preceding the sixtieth (60th) month anniversary of the Commencement Date (See Paragraph 1)

10.	Estimated Commencement Date:	January 1, 2014

11.	Estimated Termination Date:	December 31, 2018

12.	Broker(s) (See Paragraph 19(k)):

	Landlord’s Broker:	Cornish & Carey Commercial Newmark Knight Frank 245 Lytton Avenue, Suite 150 Palo Alto, California 94301

	Tenant’s Broker:	Cornish & Carey Commercial Newmark Knight Frank 245 Lytton Avenue, Suite 150 Palo Alto, California 94301

13.	Number of Parking Spaces:	A total of seventy-three (73) parking spaces allocated as follows: (i) four (4) of such parking spaces shall be reserved visitor parking spaces in the location shown in Exhibit I attached hereto and incorporated herein for all purposes at no additional charge to Tenant throughout the Initial Term, and (ii) sixty-nine (69) of such parking spaces shall be uncovered, unreserved parking spaces at no additional charge to Tenant throughout the Initial Term (See Paragraph 18)

14.	Addresses for Notices:

	To: TENANT:	To: LANDLORD:

	Prior to occupancy of the Premises:	Project Management Office:

	Bill.com, Inc. 3200 Ash Street Palo Alto, California 94306 Attn: Ramesh Sethuraman	c/o CBRE, Inc. 1804 Embarcadero Road, Suite 202 Palo Alto, California 94303 Attention: Property Manager

	After occupancy of the Premises:	With a copy to:

	Bill.com, Inc. 1810 Embarcadero Road, Suite 100B Palo Alto, California 94303 Attn: Ramesh Sethuraman	KBS Realty Advisors, LLC 620 Newport Center Drive, Suite 1300 Newport Beach, California 92660 Attn: Brent Carroll

15.	Place of Payment:	All payments payable under this Lease shall be sent to Landlord at the Project Management Office at the address specified in Item 14 or to such other address as Landlord may designate in writing.

16.	Guarantor:	None

17.	Date of this Lease:	See cover page

18.	Landlord’s Construction Allowance:	Up to $737,197.50 ($32.50 per square foot) (See Exhibit B)

19.	The “State” is the State of California.

This Lease consists of the foregoing introductory paragraphs and Basic Lease Provisions, the provisions of the Standard Lease Provisions (the “Standard Lease Provisions”) (consisting of Paragraphs 1 through Paragraph 19 which follow) and Exhibits A-1 through Exhibit A-2 and Exhibits B through Exhibit J, and the following Addenda: Addendum One: One Renewal Option at Market and Addendum Two: Right of First Offer, all of which are incorporated herein by this reference. In the event of any conflict between the provisions of the Basic Lease Provisions and the provisions of the Standard Lease Provisions, the Standard Lease Provisions shall control.

STANDARD LEASE PROVISIONS

1.	TERM

(a)    The Initial Term of this Lease and the Rent (defined below) shall commence on the later to occur of (i) the earlier to occur of (A) the date that the Tenant Improvements are Substantially Completed, or (B) the date that the Tenant Improvements would have been Substantially Completed except for Tenant Delays, or (C) the date that Tenant, or any person occupying any of the Premises with Tenant’s permission, commences business operations from the Premises, or (ii) January 1, 2014 (such later date being the “Commencement Date”). Unless earlier terminated in accordance with the provisions hereof, the Initial Term of this Lease shall be the period shown in Item 9 of the Basic Lease Provisions. As used herein, “Lease Term” shall mean the Initial Term referred to in Item 9 of the Basic Lease Provisions, subject to any extension of the Initial Term hereof exercised in accordance with the terms and conditions expressly set forth herein. This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the Initial Term of this Lease. The terms “Tenant Improvements” and “Substantial Completion” or “Substantially Completed” are defined in the attached Exhibit B Work Letter. “Tenant Delays” consist of those delays defined in Exhibit B.

(b)    The Premises will be delivered to Tenant when the Tenant Improvements have been Substantially Completed. If the Commencement Date is delayed or otherwise does not occur on the Estimated Commencement Date, set forth in Item 10 of the Basic Lease Provisions, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. Commencing on a date no earlier than thirty (30) days prior to the date on which the Landlord estimates the Commencement Date will occur (such date being referred to herein as the “Pre-Term Access Commencement Date”) and ending on the day immediately preceding the Commencement Date (such period being referred to as the “Pre-Term Access Period”), Tenant, and Tenant’s contractors reasonably approved by Landlord, may access the Premises (the “Pre-Term Access”) for the sole purpose of installing Tenant’s furniture, equipment, computer and phone cabling and wiring systems, in the Premises; provided, however, Tenant and/or Tenant’s contractors, must coordinate all access to the Premises during such Pre-Term Access Period with the property manager of the Building prior to such access. Except for the payment of Basic Annual Rent or Additional Rent under this Lease, all other terms, conditions, rules, regulations and obligations of Tenant, as set forth in this Lease, shall apply during the Pre-Term Access Period. Tenant, and its approved contractors, shall not interfere with the completion of construction of the Tenant Improvements or cause any labor dispute as a result of such Pre-Term Access, and Tenant hereby agrees to indemnify, defend, and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Building or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such Pre-Term Access, EVEN IF SUCH LOSS, DAMAGE, LIABILITY, DEATH, OR PERSONAL INJURY WAS CAUSED SOLELY OR IN PART BY LANDLORD’S NEGLIGENCE, BUT NOT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD. Any such Pre-Term Access shall be subject to Tenant providing to Landlord satisfactory evidence of insurance for personal injury and property damage related to such Pre-Term Access Period prior to the commencement of the Pre-Term Access Period, including such insurance from Tenant’s contractors, as required by Landlord for third party contractors working in the Building. Any delay in putting Tenant in possession of the Premises due to such Pre-Term Access Period shall not serve to extend the term of this Lease or to make Landlord liable for any damages arising therefrom.

(c)    Upon Substantial Completion of the Tenant Improvements, Landlord shall prepare and deliver to Tenant, a Tenant Commencement Certificate in the form of Exhibit F attached hereto (the “Certificate”) which Tenant shall acknowledge by executing a copy and returning it to Landlord. If Tenant fails to sign and return the Certificate to Landlord within ten (10) business days of its receipt from Landlord, the Certificate as sent by Landlord shall be deemed to have correctly set forth the Commencement Date and the other matters addressed in the Certificate. Failure of Landlord to send the Certificate shall have no effect on the Commencement Date.

2.	BASIC ANNUAL RENT AND SECURITY DEPOSIT

(a)    Tenant agrees to pay during each Lease Year (defined below) of the Lease Term as Basic Annual Rent (“Basic Annual Rent”) for the Premises the sums shown for such periods in Item 5 of the Basic Lease Provisions. For purposes of this Lease, a “Lease Year” shall be each twelve (12) calendar month period commencing on the Commencement Date (or anniversary thereof).

(b)    Except as expressly provided to the contrary herein, Basic Annual Rent shall be payable in equal consecutive monthly installments, in advance, without demand, deduction or offset, commencing on the Commencement Date and continuing on the first day of each calendar month thereafter until the expiration of the Lease Term. The first full monthly installment of Basic Annual Rent shall be payable upon Tenant’s execution of this Lease. The obligation of Tenant to pay Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. If the Commencement Date is a day other than the first day of a calendar month, or the Lease Term expires on a day other than the last day of a calendar month, then the Rent for such partial month shall be calculated on a per diem basis. In the event Landlord delivers possession of the Premises to Tenant prior to the Commencement Date, Tenant agrees it shall be bound by and subject to all terms, covenants, conditions and obligations of this Lease during the period between the date possession is delivered and the Commencement Date, other than the payment of Basic Annual Rent, in the same manner as if delivery had occurred on the Commencement Date.

(c)    Within five (5) business days following the full execution of this Lease, Tenant shall deliver to Landlord a Letter of Credit (the “Letter of Credit”), in form and substance as set forth in Exhibit H attached hereto or otherwise satisfactory to Landlord in its reasonable discretion, from City National Bank or another bank acceptable to Landlord in Landlord’s reasonable determination in the initial amount of the Security Deposit, as set forth in Item 7 of the Basic Lease Provisions, as security for the performance of the provisions hereof by Tenant, if applicable. At a minimum the Letter of Credit shall provide for the following: (i) it shall terminate no sooner than thirty days following the actual expiration date of the Lease Term, or, if it shall terminate earlier, the Letter of Credit shall provide that it will automatically renew or be replaced annually unless Landlord (the beneficiary thereof) is notified in writing by the issuer at least thirty (30) days prior to the expiry date that the Letter of Credit will not be renewed or replaced; and if Landlord is so notified of such non-renewal/non-replacement and Tenant does not replace the Letter of Credit with a new letter of credit from a bank or financial institution reasonably acceptable to Landlord and otherwise in compliance with this Paragraph 2(c) within ten (10) business days prior to the expiration, Landlord (the beneficiary thereof) shall have the right to draw the full amount of such Letter of Credit prior, to such earlier expiry date and the amounts so drawn shall be held by Landlord as a Security Deposit, and applied and disbursed in accordance with the terms of the next following paragraph; (b) it shall be irrevocable, and (c) it shall be transferable to any successor to Landlord’s interest under this Lease. If at any time during the Lease Term the bank or financial institution that issues the letter of credit is declared insolvent, or is placed into receivership by the Federal Deposit Insurance Corporation or any other governmental or quasi-governmental institution, or if there is a material adverse change in the financial or business condition of the bank or financial institution from the date of the Lease as reasonably determined by Landlord, then following written notice from Landlord, Tenant shall have ten (10) business days to replace the Letter of Credit with a new letter of credit from a bank or financial institution acceptable to Landlord in Landlord’s reasonable discretion. If Tenant does not replace the Letter of Credit with a new letter of credit from a bank or financial institution reasonably acceptable to Landlord within such ten (10) business day period, then notwithstanding anything in the Lease to the contrary, Tenant shall be in default, and Landlord shall have the right to draw upon the Letter of Credit for the full amount of the Letter of Credit. Provided no event of default past applicable notice and cure periods by the Tenant has occurred during the initial thirty-six (36) months following the Commencement date, then effective as of the first day of the thirty-seventh (37th) month following the Commencement Date Landlord agrees to reduce the Security Deposit requirement hereunder and the Letter of Credit deposited by Tenant by the amount of $221,159.25 so that thereafter the total Security Deposit required hereunder and Letter of Credit amount hereunder would be equal to $442,318.50. Provided no event of default past applicable notice and cure periods by the Tenant has occurred during the initial forty-eight (48) months following the Commencement Date and assuming the reduction in the previous sentence has occurred, then effective as of the first day of the forty-ninth (49th) month following the Commencement Date Landlord agrees to reduce the Security Deposit requirement hereunder and the Letter of Credit deposited by Tenant by the amount of $221,159.25 so that thereafter the total Security Deposit required hereunder and Letter of Credit amount hereunder would be equal to $221,159.25. Landlord agrees to authorize such reduction, to the extent permitted, in writing to the issuer of the Letter of Credit.

If Tenant defaults with respect to any provision of this Lease beyond the applicable notice and cure period, including, without limitation, the provisions relating to the payment of Rent or the cleaning of the Premises upon the termination of this Lease, or amounts which Landlord may be entitled to recover pursuant to the provisions of Section 1951.2 of the California Civil Code, Landlord may draw down the Letter of Credit and use, apply or retain such portion of the proceeds from the Letter of Credit as may be necessary (i) for the payment of any Rent or any other sum in default, (ii) for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant’s default hereunder, or (iii) to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default hereunder, including, without limitation, costs and reasonable attorneys’ fees incurred by Landlord to recover possession of the Premises following a default by Tenant hereunder. The use or application of the proceeds from the Letter of Credit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. In the event Landlord draws down the Letter of Credit pursuant to the terms of this Lease, Landlord shall not be required to keep the proceeds of the Letter of Credit separate from its general funds and Tenant shall not be entitled to interest thereon. In the event of an assignment of the Lease which Landlord has consented to pursuant to the terms of Paragraph 11 of this Lease, the assignee of the Lease shall, contemporaneously with the assignment of the Lease, deposit with Landlord a replacement Letter of Credit in form and substance as set forth in Exhibit H attached hereto or otherwise satisfactory to Landlord in its reasonable discretion, from a bank acceptable to Landlord in Landlord’s reasonable determination in then current amount of the Security Deposit, as security for the performance of the provisions hereof by such assignee as “Tenant” under this Lease. If at any time Landlord draws down the Letter of Credit and does not apply the proceeds, then to the extent Tenant is not then in default under this Lease past applicable notice and cure periods and provided that Tenant delivers to Landlord a replacement Letter of Credit in compliance with all of the terms and conditions of this Paragraph 2(c), then Landlord shall return any unapplied portion of the proceeds of the original letter of credit within thirty (30) days after receipt of the replacement Letter of Credit.

If any portion of the Letter of Credit is so used or applied, Tenant shall, upon demand therefor, replace the Letter of Credit within ten (10) business days to the appropriate amount, as determined hereunder. If Tenant shall fully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) within thirty (30) days following the expiration or sooner termination of this Lease; provided, however, that Landlord may retain the Security Deposit until such time as any amount due from Tenant in accordance with Paragraph 3 below has been determined and paid to Landlord in full. Tenant hereby waives the provisions of Section 1950.7 of the California Civil Code (excluding subsection (b)). Tenant also waives all provisions of law, now or hereafter in force, which provide that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any Tenant Affiliates (as defined in Paragraph 6(g)(i) below).

(d)    The parties agree that for all purposes hereunder the Premises shall be stipulated to contain the number of square feet of Rentable Area described in Item 3 of the Basic Lease Provisions. Landlord calculated the Rentable Area described in Item 3 of the Basic Lease Provisions using the definition of Rentable Area contained in Exhibit A-3 of this Lease.

3.	ADDITIONAL RENT

(a)    Tenant shall pay to Landlord each month, as additional rent (“Additional Rent”) an amount equal to Tenant’s Proportionate Share (defined below) of Operating Costs for the Building and Project.

(b)    “Tenant’s Proportionate Share” is, subject to the provisions of Paragraph 18, the percentage number described in Item 4 of the Basic Lease Provisions. Tenant’s Proportionate Share represents, subject to the provisions of Paragraph 18, a fraction, the numerator of which is the number of square feet of Rentable Area in the Premises and the denominator of which is the number of square feet of Rentable Area in the Building, as determined by Landlord pursuant to Paragraph 18.

(c)    “Operating Costs” means all costs, expenses and obligations incurred or payable by Landlord in connection with the operation, ownership, management, repair or maintenance of the Building and the Project during or allocable to the Lease Term, including without limitation, the following:

(i)    Any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, improvement bond, tax, water and sewer rents and charges, utilities and communications taxes and charges or similar or dissimilar imposition imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, or any other governmental charge, general and special, ordinary and extraordinary, foreseen and unforeseen, which may be assessed against any legal or equitable interest of Landlord in the Premises, Building, Common Areas or Project (collectively, (“Real Estate Taxes”). Real Estate Taxes shall also include, without limitation:

(A)    any tax on Landlord’s “right” to rent or “right” to other income from the Premises or as against Landlord’s business of leasing the Premises;

(B)    any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June, 1978 election and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of “Real Estate Taxes” for the purposes of this Lease;

(C)    any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or other premises in the Building or the rent payable by Tenant hereunder or other tenants of the Project, including, without limitation, any gross receipts tax or excise tax levied by state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof but not on Landlord’s other operations;

(D)    any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises;

(E)    any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system (including assessment districts) instituted within the geographic area of which the Project is a part; and/or

(F)    any costs and expenses (including, without limitation, reasonable attorneys fees) incurred in attempting to protest, reduce or minimize Real Estate Taxes but only to the extent such costs and expenses result in a reduction or minimization of Real Estate Taxes.

(ii)    The cost of utilities (including taxes and other charges incurred in connection therewith) provided to the Premises (other than with respect to electricity and gas provided to the Premises which Tenant shall pay a separate charge to Landlord pursuant to Paragraph 7(c) below), the Building or the Project, fuel, supplies, equipment, tools, materials, service contracts, janitorial services furnished to the common area restrooms in the Building (it being acknowledged that Tenant shall be responsible to furnish its own Premises with janitorial services pursuant to Paragraph 7(f) below), waste and refuse disposal, gardening and landscaping; insurance, including, but not limited to, public liability, fire, property damage, earthquake, flood, rental loss, rent continuation, boiler machinery, business interruption, contractual indemnification and All Risk coverage insurance for up to the full replacement cost of the Project and such other insurance as is customarily carried by operators of other similar class office buildings in the city in which the Project is located, to the extent carried by Landlord in its discretion, and the deductible portion of any insured loss otherwise covered by such insurance; the cost of compensation, including employment, welfare and social security taxes, paid vacation days, disability, pension, medical and other fringe benefits of all persons (including independent contractors) who perform services connected with the operation, maintenance, repair or replacement of the Project; personal property taxes on and maintenance and repair of equipment and other personal property used in connection with the operation, maintenance or repair of the Project; repair and replacement of window coverings provided by Landlord in the premises of tenants in the Project; such reasonable auditors’ fees and legal fees as are incurred in connection with the operation, maintenance or repair of the Project; reasonable costs incurred for administration and management of the Project, provided, however, such costs shall not exceed three percent (3%) of the gross revenues of the Project; the maintenance of any easements or ground leases benefitting the Project, whether by Landlord or by an independent contractor; a reasonable allowance for depreciation of personal property used in the operation, maintenance or repair of the Project; license, permit and inspection fees; capital improvements and the cost of any capital improvements made to the Project by Landlord (i) required by any new (or change in) laws, rules or regulations of any governmental or quasi-governmental authority which are enacted or made applicable to the Project after the Date of this Lease, (ii) intended to improve life-safety systems, or (iii) to reduce operating expenses, but only to the extent that such operating expenses are actually reduced (such costs to be amortized over such reasonable periods as Landlord shall reasonably determine) (collectively, the “Permitted Capital Improvements”); the cost of plumbing, elevator maintenance, and repair (to include the replacement of components amortized over such reasonable periods as Landlord shall reasonably determine) and other mechanical and electrical systems repair and maintenance (provided, however, Tenant acknowledges that with respect to the repair and maintenance of the HVAC system exclusively serving the Premises, Tenant shall pay directly to Landlord the costs of such repair and maintenance costs pursuant to Paragraph 7(g) below, but if such HVAC system does not exclusively serve the Premises, then Tenant’s obligation with such repair and maintenance costs shall be limited to its pro rata share of such costs based on the total area that is served by such HVAC system); sign maintenance; and Common Area (defined below) repair, resurfacing, operation and maintenance; and the cost of providing security services, if any, deemed appropriate by Landlord.

The following items shall be excluded from Operating Costs:

(A)    leasing commissions, attorneys’ fees, costs and disbursements and other expenses incurred in connection with leasing, renovating or improving vacant space in the Project for tenants or prospective tenants of the Project;

(B)    costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or vacant space;

(C)    Landlord’s costs of any services sold to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the Basic Annual Rent and Operating Costs payable under the lease with such tenant or other occupant;

(D)    any depreciation or amortization of the Project except as expressly permitted herein;

(E)    costs incurred due to a violation of Law (defined below) by Landlord relating to the Project;

(F)    interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money;

(G)    all items and services for which Tenant or other tenants reimburse Landlord outside of Operating Costs;

(H)    repairs or other work occasioned by fire, windstorm or other work paid for through insurance or condemnation proceeds (excluding any deductible);

(I)    repairs resulting from any defect in the original design or construction of the Project;

(J)    rent paid to any ground lessor;

(K)    repairs covered by proceeds of insurance or from funds provided by Tenant or any other tenant of the Project (or where any other tenant of the Project is obligated to make such repairs or pay the cost of same) other than as a reimbursement of Operating Costs;

(L)    repairs, alterations, additions, improvements, or replacements needed to rectify or correct any defects in the original design, materials, or workmanship of Project or common areas;

(M)    executive salaries or salaries of service personnel to the extent that such personnel perform services not in connection with the management, operation, repair, or maintenance of the Project;

(N)    Landlord’s general overhead expenses not related to the Project;

(O)    legal fees, accountants’ fees, and other expenses incurred in connection with disputes of tenants or other occupants of the Project or associated with the enforcement of the terms of any leases with tenants or the defense of Landlord’s title to or interest in the Project or any part thereof;

(P)    costs incurred due to a violation by Landlord or any other tenant of the Project of the terms and conditions of a lease;

(Q)    any costs incurred to make any alterations or improvements to the Building or Park necessary to acquire any certification as “green” or sustainable, or other similar certifications, and any costs for such certification, provided, however, Landlord shall be permitted to pass through costs relating to maintaining such certifications once the certifications have been acquired;

(R)    all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal, state and local income taxes, and other taxes applied or measured by Landlord’s general or net income (as opposed to rents, receipts, or income attributable to operations at the Building) unless such taxes are in lieu of or in substitution of any Real Estate Taxes;

(S)    a penalty fee imposed as a result of Landlord’s failure to pay Real Estate Taxes or other amounts when due;

(T)    reserves;

(U)    Real Estate Taxes in excess of the amount which would be payable if such Real Estate Taxes were paid in installments over the longest permitted term;

(V)    any portion of the deductible for earthquake insurance in excess of $50,000 in any calendar year; and

(W)    costs of capital improvements, except Permitted Capital Improvements as provided above.

(d)    Any portion of Operating Costs which shall vary based on occupancy for any calendar year during which actual occupancy of the Building or Project is less than ninety-five percent (95%) of the Rentable Area of the Building or Project shall be appropriately adjusted to reflect ninety-five percent (95%) occupancy of the existing Rentable Area of the Building or Project during such period. In determining Operating Costs, if any services or utilities are separately charged to tenants of the Building or Project or others, Operating Costs shall be adjusted by Landlord to reflect the amount of expense which would have been incurred for such services or utilities on a full time basis for normal Building or Project operating hours. In the event (i) the Commencement Date shall be a date other than January 1, (ii) the date fixed for the expiration of the Lease Term shall be a date other than December 31, (iii) of any early termination of this Lease, or (iv) of any increase or decrease in the size of the Premises, then in each such event, an appropriate adjustment in the application of this Paragraph 3 shall, subject to the provisions of this Lease, be made to reflect such event on a basis reasonably determined by Landlord to be consistent with the principles underlying the provisions of this Paragraph 3.

(e)    Prior to the commencement of each calendar year of the Lease Term following the Commencement Date, Landlord shall have the right to give to Tenant a written estimate of Tenant’s Proportionate Share of the projected excess, if any, of the Operating Costs for the Project for the ensuing year. Tenant shall pay such estimated amount to Landlord in equal monthly installments, in advance on the first day of each month. Within a reasonable period after the end of each calendar year, Landlord shall furnish Tenant a statement indicating in reasonable detail the Operating Costs for such period and the parties shall, within thirty (30) days thereafter, make any payment or allowance necessary to adjust Tenant’s estimated payments to Tenant’s actual share of such Operating Costs as indicated by such annual statement. Any payment due Landlord shall be payable by Tenant on demand from Landlord. Any amount due Tenant shall be credited against installments next becoming due under this Paragraph 3(f) or refunded to Tenant, if requested by Tenant.

(f)    All capital levies or other taxes assessed or imposed on Landlord upon the rents payable to Landlord under this Lease and any excise, transaction, sales, gross receipts, or privilege tax, assessment, levy or charge measured by or based, in whole or in part, upon such rents from the Premises and/or the Project or any portion thereof shall be paid by Tenant to Landlord monthly in estimated installments or upon demand, at the option of Landlord, as additional rent to be allocated to monthly Operating Costs.

(g)    Tenant shall pay ten (10) days before delinquency, all taxes and assessments (i) levied against any personal property, tenant improvements or trade fixtures of Tenant in or about the Premises and (ii) based upon this Lease or any document to which Tenant is a party creating or transferring an interest in this Lease or an estate in all or any portion of the Premises. If any such taxes or assessments are levied against Landlord or Landlord’s property or if the assessed value of the Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures, Tenant shall upon demand reimburse Landlord for the taxes and assessments so levied against Landlord, or such taxes, levies and assessments resulting from such increase in assessed value.

(h)    Any delay or failure of Landlord in (i) delivering any estimate or statement described in this Paragraph 3, or (ii) computing or billing Tenant’s Proportionate Share of Operating Costs shall not constitute a waiver of its right to require an increase in Rent, or in any way impair, the continuing obligations of Tenant under this Paragraph 3; provided, that Landlord hereby waives its right to collect, and Tenant shall have no obligation to pay, Additional Rent that is not billed to Tenant within twelve (12) calendar months after the end of the calendar year when such Additional Rent accrued. In the event of any dispute as to any Additional Rent due under this Paragraph 3, Tenant, an officer of Tenant or Tenant’s certified public accountant (but (a) in no event shall Tenant hire or employ an accounting firm of accountants or any person to audit Landlord as set forth under this Paragraph who is compensated or paid for such audit on a contingency basis and (b) in the event Tenant hires or employs an independent party to perform such audit, Tenant shall provide Landlord with a copy of the engagement letter) shall have the right after reasonable notice and at reasonable times to inspect Landlord’s accounting records at Landlord’s accounting office. If after such inspection, Tenant still disputes such Additional Rent, upon Tenant’s written request therefor, a certification as to the proper amount of Operating Costs and the amount due to or payable by Tenant shall be made by an independent certified public accountant mutually agreed to by Landlord and Tenant. If Landlord and Tenant cannot mutually agree to an independent certified public accountant, then the parties agree that Landlord shall choose an independent certified public accountant to conduct the certification as to the proper amount of Tenant’s Proportionate Share of Operating Costs due by Tenant for the period in question; provided, however, such certified public accountant shall not be the accountant who conducted Landlord’s initial calculation of Operating Costs to which Tenant is now objecting. Such certification shall be final and conclusive as to all parties. If the certification reflects that Tenant has overpaid Tenant’s Proportionate Share of Operating Costs for the period in question, then Landlord shall credit such excess to Tenant’s next payment of Operating Costs or, at the request of Tenant, promptly refund such excess to Tenant and conversely, if Tenant has underpaid Tenant’s Proportionate Share of Operating Costs, Tenant shall promptly pay such additional Operating Costs to Landlord. Tenant agrees to pay the cost of such certification and the investigation with respect thereto; provided, however if it is determined that Landlord’s original statement was in error in Landlord’s favor by more than five percent (5%), then Landlord shall reimburse Tenant up to $5,000 towards the cost of such certification. Tenant waives the right to dispute any matter relating to the calculation of Operating Costs or Additional Rent under this Paragraph 3 if any claim or dispute is not asserted in writing to Landlord within one hundred eighty (180) days after delivery to Tenant of the original billing statement with respect thereto. Notwithstanding the foregoing, Tenant shall maintain strict confidentiality of all of Landlord’s accounting records and shall not disclose the same to any other person or entity except for Tenant’s professional advisory representatives (such as Tenant’s employees, accountants, advisors, attorneys and consultants) with a need to know such accounting information, who agree to similarly maintain the confidentiality of such financial information.

(i)    Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Proportionate Share of Operating Costs for the year in which this Lease terminates, Tenant shall promptly pay any increase due over the estimated Operating Costs paid, and conversely, any overpayment made by Tenant shall be promptly refunded to Tenant by Landlord.

(j)    The Basic Annual Rent, as adjusted pursuant to Paragraphs 2, 3 and 7, and other amounts required to be paid by Tenant to Landlord hereunder, are sometimes collectively referred to as, and shall constitute, “Rent”.

4.	IMPROVEMENTS AND ALTERATIONS

(a)    Landlord’s sole construction obligation under this Lease is set forth in this Paragraph 4(a) and in the Work Letter attached hereto as Exhibit B. Upon the Substantial Completion of the Tenant Improvements, the Premises shall be in good working condition, including, but not limited to, the roof, HVAC, electrical, plumbing and lighting. In addition, Landlord is in the process of replacing the HVAC system serving the Building and shall use commercially reasonable efforts to cause such replacement to be completed contemporaneously with the construction of the Tenant Improvements. In the event that the replacement of the HVAC system serving the Building is not completed as of the date that is three (3) months after the Commencement Date and the existing HVAC system is not functioning or in good working condition then Tenant shall receive one day of free Basic Annual Rent for every day thereafter until such time as the HVAC system is replaced.

(b)    Any alterations, additions, or improvements made by or on behalf of Tenant to the Premises (“Alterations”) shall be subject to Landlord’s prior written consent, such consent not to be unreasonably withheld or delayed. Notwithstanding anything herein to the contrary, Tenant, may, without Landlord’s prior consent, but with prior written notice to Landlord and provided that Tenant complies with all Building rules and regulations affecting Alterations, install cosmetic, non-structural Alterations which do not affect the HVAC, plumbing or electrical systems of the Building and which cost $50,000 or less in any calendar year. Notwithstanding the foregoing to the contrary, Tenant shall not make (i) any structural alterations, improvements or additions to the Premises, or (ii) any alterations, improvements or additions to the Premises which (a) will adversely impact the Building’s mechanical, electrical or heating, ventilation or air conditioning systems, or (b) will adversely impact the structure of the Building, or (c) are visible from the exterior of the Premises, or (d) which will result in the penetration or puncturing of the roof or floor, without, in each case, first obtaining Landlord’s prior written consent or approval to such Alterations (which consent or approval shall be in the Landlord’s sole and absolute discretion).. Tenant shall cause, at its sole cost and expense, all Alterations to comply with insurance requirements and with Laws and shall construct, at its sole cost and expense, any alteration or modification required by Laws as a direct result of any Alterations. All Alterations shall be constructed at Tenant’s sole cost and expense and in a good and workmanlike manner by contractors reasonably acceptable to Landlord and only good grades of materials shall be used. All plans and specifications for any Alterations shall be submitted to Landlord for its approval, which approval will not be unreasonably withheld, delayed or conditioned. Landlord may monitor construction of the Alterations. Tenant shall reimburse Landlord for all out-of-pocket sums, if any, paid by Landlord for third party examination of Tenant’s plans and specifications for any Alterations. Landlord’s right to review plans and specifications and to monitor construction shall be solely for its own benefit, and Landlord shall have no duty to see that such plans and specifications or construction comply with applicable laws, codes, rules and regulations. Landlord shall have the right, in its sole discretion, to instruct Tenant to remove those improvements or Alterations from the Premises which (i) were not approved in advance by Landlord, (ii) were not built in conformance with the plans and specifications approved by Landlord, or (iii) Landlord specified during its review of plans and specifications for Alterations would need to be removed by Tenant upon the expiration of this Lease. If Landlord approved the construction of Alterations, then Tenant shall not be obligated to remove such Alterations at the expiration of this Lease. Landlord shall not unreasonably withhold or delay its approval with respect to what improvements or Alterations Landlord may require Tenant to remove at the expiration of the Lease. If Landlord requires during its review of plans and specifications for Alterations Tenant to remove such Alterations from the Premises upon the termination of the Lease, then Tenant, at Tenant’s sole cost and expense, shall remove such Alterations at the expiration or earlier termination of the Lease and Tenant shall repair and restore the Premises to its original condition prior to the installation of such Alteration, reasonable wear and tear, casualty and condemnation excepted. Any Alterations remaining in the Premises following the expiration of the Lease Term or following the surrender of the Premises from Tenant to Landlord, shall become the property of Landlord unless Landlord notifies Tenant otherwise. Tenant shall provide Landlord with the identities and mailing addresses of all persons performing work or supplying materials, prior to beginning such construction, and Landlord may post on and about the Premises and record any notices of non-responsibility pursuant to applicable law. Tenant shall assure payment for the completion of all work free and clear of liens and shall provide certificates of insurance for worker’s compensation and other coverage in amounts and from an insurance company reasonably satisfactory to Landlord protecting Landlord against liability for bodily injury or property damage during construction. Upon completion of any Alterations and upon Landlord’s reasonable request, Tenant shall deliver to Landlord sworn statements setting forth the names of all contractors and subcontractors who did work on the Alterations and final lien waivers from all such contractors and subcontractors. Tenant shall pay to Landlord, as additional rent, the actual out-of-pocket costs of Landlord’s engineers and other consultants (but not Landlord’s on-site management personnel) for review of all plans, specifications and working drawings for the Alterations and for the incorporation of such Alterations in the Landlord’s master Building drawings, within ten (10) business days after Tenant’s receipt of invoices either from Landlord or such consultant. In addition to such costs, Tenant shall pay to Landlord, within ten (10) business days after completion of any Alterations, the actual, reasonable costs incurred by Landlord for services rendered by Landlord’s management personnel and engineers to coordinate and/or supervise any of the Alterations to the extent such services are provided in excess of or after the normal on-site hours of such engineers and management personnel.

(c)    Tenant shall keep the Premises, the Building and the Project free from any and all liens arising out of any Alterations, work performed, materials furnished, or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a bond in a form and issued by a surety acceptable to Landlord, Landlord shall have the right, but not the obligation, to cause such lien to be released by such means as it shall deem proper (including payment of or defense against the claim giving rise to such lien); in such case, Tenant shall reimburse Landlord for all amounts so paid by Landlord in connection therewith, together with all of Landlord’s costs and expenses, with interest thereon at the Default Rate (defined below) and Tenant shall indemnify each and all of the Landlord Indemnitees (defined below) against any damages, losses or costs arising out of any such claim. Tenant’s indemnification of Landlord contained in this Paragraph shall survive the expiration or earlier termination of this Lease. Such rights of Landlord shall be in addition to all other remedies provided herein or by law.

(d)    NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING THE PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS’ OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN THE PREMISES.

5.	REPAIRS

(a)    Landlord shall keep the Common Areas of the Building and the Project in a clean and neat condition. Subject to subparagraph (b) below, Landlord shall make all necessary repairs, within a reasonable period following receipt of notice of the need therefor from Tenant, to the Building HVAC system serving the Premises, exterior walls, exterior doors, exterior locks on exterior doors and windows of the Building, and to the Common Areas and to public corridors and other public areas of the Project not constituting a portion of any tenant’s premises and shall keep all Building standard equipment used by Tenant in common with other tenants in good condition and repair and to replace same at the end of such equipment’s normal and useful life, reasonable wear and tear and casualty loss excepted. Except as expressly provided in Paragraph 9 of this Lease, there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, the Building or the Project. Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Section 1942 and any successive sections or statutes of a similar nature).

(b)    Tenant, at its expense, (i) shall keep the Premises and all fixtures contained therein in a safe, clean and neat condition, and (ii) shall bear the cost of maintenance and repair, by contractors reasonably approved by Landlord, of all facilities which are not expressly required to be maintained or repaired by Landlord and which are located in the Premises, including, without limitation, lavatory, shower, toilet, wash basin and kitchen facilities and supplemental heating and air conditioning systems (including all plumbing connected to said facilities or systems installed by or on behalf of Tenant or existing in the Premises at the time of Landlord’s delivery of the Premises to Tenant). Tenant shall make all repairs to the Premises not required to be made by Landlord under subparagraph (a) above with replacements of any materials to be made by use of materials of equal or better quality. Tenant shall do all decorating, remodeling, alteration and painting required by Tenant during the Lease Term. Tenant shall pay for the cost of any repairs to the Premises, the Building or the Project made necessary by any negligence or willful misconduct of Tenant or any of its assignees, subtenants, employees or their respective agents, representatives, contractors, or other persons permitted in or invited to the Premises or the Project by Tenant. If Tenant fails to make such repairs or replacements within fifteen (15) business days after written notice from Landlord, Landlord may at its option make such repairs or replacements, and Tenant shall upon demand pay Landlord for the cost thereof.

(c)    Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in a safe, clean and neat condition, normal wear and tear excepted. Prior to the expiration or earlier termination of this Lease, Tenant shall remove from the Premises (i) all trade fixtures, furnishings and other personal property of Tenant, except as otherwise set forth in Paragraph 4(b) of this Lease, and (ii) all computer and phone cabling and wiring from the Premises, and Tenant shall repair all damage caused by such removal, and shall restore the Premises to its original condition, reasonable wear and tear excepted. In addition to all other rights Landlord may have, in the event Tenant does not so remove any such fixtures, furnishings or personal property, Tenant shall be deemed to have abandoned the same, in which case Landlord may store the same at Tenant’s expense, appropriate the same for itself, and/or sell the same in its discretion.

6.	USE OF PREMISES

(a)    Tenant shall use the Premises only for general office uses, research and development and other related ancillary uses and shall not use the Premises or permit the Premises to be used for any other purpose. Landlord shall have the right to deny its consent to any change in the permitted use of the Premises in its sole and absolute discretion.

(b)    Tenant shall not at any time use or occupy the Premises, or permit any act or omission in or about the Premises in violation of any law, statute, ordinance or any governmental rule, regulation or order (collectively, “Law” or “Laws”) and Tenant shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority to be a violation of Law. If any Law shall, by reason of the nature of Tenant’s specific use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to (i) modification or other maintenance of the Premises, the Building or the Project, or (ii) the use, alteration or occupancy thereof, Tenant shall comply with such Law at Tenant’s sole cost and expense. This Lease shall be subject to and Tenant shall comply with all financing documents encumbering the Building or the Project and all covenants, conditions and restrictions affecting the Premises, the Building or the Project, including, but not limited to, Tenant’s execution of any subordination agreements requested by a mortgagee of the Premises, the Building or the Project which is reasonably approved by Tenant.

(c)    Tenant shall not at any time use or occupy the Premises in violation of the certificates of occupancy issued for or restrictive covenants pertaining to the Building or the Premises, and in the event that any architectural control committee or department of the State or the city or county in which the Project is located shall at any time contend or declare that the Premises are used or occupied in violation of such certificate or certificates of occupancy or restrictive covenants, Tenant shall, upon five (5) days’ notice from Landlord or any such governmental agency, immediately discontinue such use of the Premises (and otherwise remedy such violation). The failure by Tenant to discontinue such use shall be considered a default under this Lease and Landlord shall have the right to exercise any and all rights and remedies provided herein or by Law. Any statement in this Lease of the nature of the business to be conducted by Tenant in the Premises shall not be deemed or construed to constitute a representation or guaranty by Landlord that such business will continue to be lawful or permissible under any certificate of occupancy issued for the Building or the Premises, or otherwise permitted by Law.

(d)    Tenant shall not do or permit to be done anything which may invalidate or increase the cost of any fire, All Risk or other insurance policy covering the Building, the Project and/or property located therein and shall comply with all rules, orders, regulations and requirements of the appropriate fire codes and ordinances or any other organization performing a similar function. In addition to all other remedies of Landlord, Landlord may require Tenant, promptly upon demand, to reimburse Landlord for the full amount of any additional premiums charged for such policy or policies by reason of Tenant’s failure to comply with the provisions of this Paragraph 6.

(e)    Tenant shall not in any way interfere with the rights or quiet enjoyment of other tenants or occupants of the Premises, the Building or the Project. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, or permit any nuisance in, on or about the Premises, the Building or the Project. Tenant shall not place weight upon any portion of the Premises exceeding the structural floor load (per square foot of area) which such area was designated (and is permitted by Law) to carry or otherwise use any Building system in excess of its capacity or in any other manner which may damage such system or the Building. Tenant shall not create within the Premises a working environment with a density of greater than the lesser of (i) the density permitted under applicable laws or (ii) one hundred seventy-five (175) persons in the aggregate in the Premises. Business machines and mechanical equipment shall be placed and maintained by Tenant, at Tenant’s expense, in locations and in settings sufficient in Landlord’s reasonable judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not commit or suffer to be committed any waste in, on, upon or about the Premises, the Building or the Project.

(f)    Tenant shall take all reasonable steps necessary to adequately secure the Premises from unlawful intrusion, theft, fire and other hazards, and shall keep and maintain any and all security devices in or on the Premises in good working order, including, but not limited to, exterior door locks for the Premises and smoke detectors and burglar alarms located within the Premises and shall cooperate with Landlord and other tenants in the Project with respect to access control and other safety matters.

(g)    As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State or the United States Government, including, without limitation, any material or substance which is (A) defined or listed as a “hazardous waste,” “pollutant,” “extremely hazardous waste,” “restricted hazardous waste.” “hazardous substance” or “hazardous material” under any applicable federal, state or local Law or administrative code promulgated thereunder, (B) petroleum, or (C) asbestos.

(i)    Tenant agrees that all operations or activities upon, or any use or occupancy of the Premises, or any portion thereof, by Tenant, its assignees, subtenants, and their respective agents, servants, employees, representatives and contractors (collectively referred to herein as “Tenant Affiliates”), throughout the term of this Lease, shall be in all respects in compliance with all federal, state and local Laws then governing or in any way relating to the generation, handling, manufacturing, treatment, storage, use, transportation, release, spillage, leakage, dumping, discharge or disposal of any Hazardous Materials.

(ii)    Tenant agrees to indemnify, defend and hold Landlord and its Affiliates (defined below) harmless for, from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys’ fees and expenses, court costs, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature that arise during or after the Lease Term directly or indirectly from or in connection with the presence, suspected presence, or release of any Hazardous Material in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises, or any portion thereof caused by Tenant or Tenant Affiliates.

(iii)    In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the “Remedial Work”) is required under any applicable federal, state or local Law, by any judicial order, or by any governmental entity as the result of operations or activities upon, or any use or occupancy of any portion of the Premises by Tenant or Tenant Affiliates, Landlord shall perform or cause to be performed the Remedial Work in compliance with such Law or order at Tenant’s sole cost and expense. All Remedial Work shall be performed by one or more contractors, selected and approved by Landlord, and under the supervision of a consulting engineer, selected by Tenant and approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineer, and Landlord’s reasonable attorneys’ fees and costs incurred in connection with monitoring or review of such Remedial Work.

(iv)    Each of the covenants and agreements of Tenant set forth in this Paragraph 6(g) shall survive the expiration or earlier termination of this Lease.

7.	UTILITIES AND SERVICES

(a)    Landlord shall furnish, or cause to be furnished to the Premises, the utilities and services described in Exhibit C attached hereto, subject to the conditions and in accordance with the standards set forth therein and in this Lease.

(b)    Tenant agrees to cooperate fully at all times with Landlord and to comply with all regulations and requirements which Landlord may from time to time prescribe for the use of the utilities and services described herein and in Exhibit C. Landlord shall not be liable to Tenant for the failure of any other tenant, or its assignees, subtenants, employees, or their respective invitees, licensees, agents or other representatives to comply with such regulations and requirements.

(c)    Landlord shall install, at its sole cost and expense, separate meters and/or submeters in order to measure the electricity and gas utilized in the Premises by Tenant. Landlord shall thereafter bill Tenant for the electricity and gas consumed at the Premises and Tenant shall pay such charges to Landlord within thirty (30) days after receipt of Landlord’s bill with respect to the same. Tenant shall pay for the costs to repair, replace and maintain the separate meters and/or submeters for gas and electricity to the Premises. In connection with water consumed in the Premises, Tenant acknowledges that water shall not be separately metered and that Tenant shall be responsible for Tenant’s Proportionate Share of water consumed at the Building. In the event that Tenant shall require additional electric current, water or gas for use in the Premises and if, in Landlord’s judgment, such excess requirements cannot be furnished unless additional risers, conduits, feeders, switchboards and/or appurtenances are installed in the Building, subject to the conditions stated below, Landlord shall proceed to install the same at the sole cost of Tenant, payable upon demand in advance. The installation of such facilities shall be conditioned upon Landlord’s consent, and a determination that the installation and use thereof (i) shall be permitted by applicable Law and insurance regulations, (ii) shall not cause permanent damage or injury to the Building or adversely affect the value of the Building or the Project, and (iii) shall not cause or create a dangerous or hazardous condition or interfere with or disturb other tenants in the Building. Subject to the foregoing, Landlord shall, upon reasonable prior notice by Tenant, furnish to the Premises additional elevator, heating, air conditioning and/or cleaning services upon such reasonable terms and conditions as shall be determined by Landlord, including payment of Landlord’s reasonable charge therefor.

(d)    Landlord shall not be liable for, and Tenant shall not be entitled to, any damages, abatement or reduction of Rent, or other liability by reason of any failure to furnish any services or utilities described herein or in Exhibit C for any reason (other than Landlord’s gross negligence or willful misconduct), including, without limitation, when caused by accident, breakage, repairs, Alterations or other improvements to the Project, strikes, lockouts or other labor disturbances or labor disputes of any character, governmental regulation, moratorium or other governmental action, inability to obtain electricity, water or fuel, or any other cause beyond Landlord’s control. Landlord shall be entitled to cooperate with the energy conservation efforts of governmental agencies or utility suppliers. No such failure, stoppage or interruption of any such utility or service shall be construed as an eviction of Tenant, nor shall the same relieve Tenant from any obligation to perform any covenant or agreement under this Lease. In the event of any failure, stoppage or interruption thereof, Landlord shall use reasonable efforts to attempt to restore all services promptly. No representation is made by Landlord with respect to the adequacy or fitness of the Building’s ventilating, air conditioning or other systems to maintain temperatures as may be required for the operation of any computer, data processing or other special equipment of Tenant. Notwithstanding anything in this Paragraph 7 to the contrary, if an interruption or cessation of a utility service to the Premises from a cause within the reasonable control of Landlord results in the Premises being unusable by Tenant for the conduct of Tenant’s business, then Basic Annual Rent shall be abated commencing on that date which is five (5) consecutive business days following the date Tenant delivers written notice to Landlord of such interruption and continuing until either such utility service to the Premises is restored or the Premises is again usable for the conduct of Tenant’s business. If, however, Tenant reoccupies any portion of the Premises during such abatement period, the Basic Annual Rent allocable to such reoccupied portion, based on the proportion that the Rentable Area of such reoccupied portion of the Premises bears to the total Rentable Area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Basic Annual Rent shall be Tenant’s sole and exclusive remedy at law or in equity in the event of an interruption or cessation of a utility service to the Premises. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services.

(e) Landlord reserves the right from time to time to make reasonable and nondiscriminatory modifications to the above standards (including, without limitation, those described in Exhibit C) for utilities and services.

(f) Notwithstanding anything herein to the contrary, Tenant shall be responsible for providing janitorial services to the Premises, at Tenant’s sole cost and expense. Tenant shall only be permitted to use such janitorial service providers that Landlord may approve in its reasonable judgment.

(g) Landlord shall repair and maintain the Building HVAC systems serving the Premises (but Tenant shall be responsible for repairing and maintaining any supplemental HVAC systems installed by Tenant), which such repair and maintenance may include periodically scheduled maintenance/service contracts. In connection with such maintenance and repair costs of the Building HVAC system, Tenant shall reimburse Landlord for such costs within thirty (30) days after receipt of an invoice from Landlord.

8. NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE

(a) Landlord shall not be liable for any injury, loss or damage suffered by Tenant or to any person or property occurring or incurred in or about the Premises, the Building or the Project from any cause, EVEN IF SUCH LIABILITIES ARE CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF ANY LANDLORD INDEMNITEE (DEFINED BELOW), BUT NOT TO THE EXTENT SUCH LIABILITIES ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH LANDLORD INDEMNITEE (DEFINED BELOW). Without limiting the foregoing, neither Landlord nor any of its partners, officers, trustees, affiliates, directors, employees, contractors, agents or representatives (collectively, “Affiliates”) shall be liable for and there shall be no abatement of Rent (except as set forth in Paragraph
7(d) or except in the event of a casualty loss or a condemnation as set forth in Paragraphs 9 and 10 of this Lease) for (i) any damage to Tenant’s property stored with or entrusted to Affiliates of Landlord, (ii) loss of or damage to any property by theft or any other wrongful or illegal act, or (iii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or the Project or from the pipes, appliances, appurtenances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other cause whatsoever or from the acts or omissions of other tenants, occupants or other visitors to the Building or the Project or from any other cause whatsoever, (iv) any diminution or shutting off of light, air or view by any structure which may be erected on lands adjacent to the Building, whether within or outside of the Project, or (v) any latent or other defect in the Premises, the Building or the Project. Tenant shall give prompt notice to Landlord in the event of (i) the occurrence of a fire or accident in the Premises or in the Building, or (ii) the discovery of a defect therein or in the fixtures or equipment thereof. This Paragraph 8(a) shall survive the expiration or earlier termination of this Lease.

(b) Tenant hereby agrees to indemnify, protect, defend and hold harmless Landlord and its designated property management company, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, representatives, insurers and agents (collectively, “Landlord Indemnitees”) for, from and against all liabilities, claims, fines, penalties, costs, damages or injuries to persons, damages to property, losses, liens, causes of action, suits, judgments and expenses (including court costs, attorneys’ fees, expert witness fees and costs of investigation), of any nature, kind or description of any person or entity, directly or indirectly arising out of, caused by, or resulting from (in whole or part) (1) Tenant’s construction of or use, occupancy or enjoyment of the Premises, (2) any activity, work or other things done, permitted or suffered by Tenant and its agents and employees in or about the Premises, (3) any breach or default in the performance of any of Tenant’s obligations under this Lease, (4) any act, omission, negligence or willful misconduct of Tenant or any of its agents, contractors, employees, business invitees or licensees, or (5) any damage to Tenant’s property, or the property of Tenant’s agents, employees, contractors, business invitees or licensees, located in or about the Premises (collectively, “Liabilities”); EVEN IF SUCH LIABILITIES ARE CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF ANY LANDLORD INDEMNITEE, BUT NOT TO THE EXTENT SUCH LIABILITIES ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF ANY SUCH LANDLORD INDEMNITEE. This Paragraph 8(b) shall survive the expiration or earlier termination of this Lease.

(c) Tenant shall promptly advise Landlord in writing of any action, administrative or legal proceeding or investigation as to which this indemnification may apply, and Tenant, at Tenant’s expense, shall assume on behalf of each and every Landlord Indemnitee and conduct with due diligence and in good faith the defense thereof with counsel reasonably satisfactory to Landlord; provided, however, that any Landlord Indemnitee shall have the right, at its option, to be represented therein by advisory counsel of its own selection and at its own expense. In the event of failure by Tenant to fully perform in accordance with this Paragraph, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may so perform, but all costs and expenses so incurred by Landlord in that event shall be reimbursed by Tenant to Landlord, together with interest on the same from the date any such expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject. The indemnification provided in Paragraph 8(b) shall not be limited to damages, compensation or benefits payable under insurance policies, workers’ compensation acts, disability benefit acts or other employees’ benefit acts.

(d) Insurance.

(i) Tenant at all times during the Lease Term shall, at its own expense, keep in full force and effect (A) commercial general liability insurance providing coverage against bodily injury and disease, including death resulting therefrom, bodily injury and property damage to a combined single limit of $3,000,000 to one or more than one person as the result of any one accident or occurrence, which shall include provision for contractual liability coverage insuring Tenant for the performance of its indemnity obligations set forth in this Paragraph 8 and in Paragraph 6(g)(ii) of this Lease, (B) worker’s compensation insurance to the statutory limit, if any, and employer’s liability insurance to the limit of $1,000,000 per occurrence, and (C) All Risk or Causes of Loss – Special Form property insurance, including fire and extended coverage, sprinkler leakage (including earthquake, sprinkler leakage), vandalism, malicious and mischief, covering full replacement value of all of Tenant’s personal property, trade fixtures and improvements in the Premises installed after the Commencement Date. Landlord and its designated property management firm shall be named an additional insured on each of said policies (excluding the worker’s compensation policy) and said policies shall be issued by an insurance company or companies authorized to do business in California and which have policyholder ratings not lower than “A-” and financial ratings not lower than “VII” in Best’s Insurance Guide (latest edition in effect as of the Date of Lease and subsequently in effect as of the date of renewal of the required policies). EACH OF SAID POLICIES SHALL ALSO INCLUDE A WAIVER OF SUBROGATION PROVISION OR ENDORSEMENT IN FAVOR OF LANDLORD, AND AN ENDORSEMENT PROVIDING THAT LANDLORD SHALL RECEIVE THIRTY (30) DAYS PRIOR WRITTEN NOTICE OF ANY

CANCELLATION OF, NONRENEWAL OF, REDUCTION OF COVERAGE OR MATERIAL CHANGE IN COVERAGE ON SAID POLICIES. Tenant hereby waives its right of recovery against any Landlord Indemnitee of any amounts paid by Tenant or on Tenant’s behalf to satisfy applicable worker’s compensation laws. The policies or duly executed certificates showing the material terms for the same, together with satisfactory evidence of the payment of the premiums therefor, shall be deposited with Landlord on the date Tenant first occupies the Premises and upon renewals of such policies not less than ten (10) days prior to the expiration of the term of such coverage. If certificates are supplied rather than the policies themselves, Tenant shall allow Landlord, at all reasonable times, to inspect the policies of insurance required herein.

(ii) It is expressly understood and agreed that the coverages required represent Landlord’s minimum requirements and such are not to be construed to void or limit Tenant’s obligations contained in this Lease, including without limitation Tenant’s indemnity obligations hereunder. Neither shall (A) the insolvency, bankruptcy or failure of any insurance company carrying Tenant, (B) the failure of any insurance company to pay claims occurring nor (C) any exclusion from or insufficiency of coverage be held to affect, negate or waive any of Tenant’s indemnity obligations under this Paragraph 8 and Paragraph 6(g)(ii) or any other provision of this Lease. With respect to insurance coverages, except worker’s compensation, maintained hereunder by Tenant and insurance coverages separately obtained by Landlord, all insurance coverages afforded by policies of insurance maintained by Tenant shall be primary insurance as such coverages apply to Landlord, and such insurance coverages separately maintained by Landlord shall be excess, and Tenant shall have its insurance policies so endorsed. The amount of liability insurance under insurance policies maintained by Tenant shall not be reduced by the existence of insurance coverage under policies separately maintained by Landlord. Tenant shall be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under its policies.

(iii) Tenant’s occupancy of the Premises without delivering the certificates of insurance shall not constitute a waiver of Tenant’s obligations to provide the required coverages. If Tenant provides to Landlord a certificate that does not evidence the coverages required herein, or that is faulty in any respect, such shall not constitute a waiver of Tenant’s obligations to provide the proper insurance.

(iv) Throughout the Lease Term, Landlord agrees to maintain (i) fire and extended coverage insurance, and, at Landlord’s option earthquake damage coverage and such additional property insurance coverage as Landlord deems appropriate, on the insurable portions of Building and the remainder of the Project in an amount not less than the fair replacement value thereof, subject to reasonable deductibles (ii) boiler and machinery insurance amounts and with deductibles that would be considered standard for similar class office building in Palo Alto, California metropolitan area and (iii) commercial general liability insurance with a combined single limit coverage of at least $1,000,000.00 per occurrence. All such insurance shall be obtained from insurers Landlord reasonably believes to be financially responsible in light of the risks being insured. The premiums for any such insurance shall be a part of Operating Costs.

(e) Mutual Waivers of Recovery. Landlord, Tenant, and all parties claiming under them, each mutually release and discharge each other from responsibility for that portion of any loss or damage paid or reimbursed by an insurer of Landlord or Tenant under any fire, extended coverage or other property insurance policy maintained by Tenant with respect to its Premises or by Landlord with respect to the Building or the Project (or which would have been paid had the insurance required to be maintained hereunder been in full force and effect), no matter how caused, including negligence, and each waives any right of recovery from the other including, but not limited to, claims for contribution or indemnity, which might otherwise exist on account thereof. Any fire, extended coverage or property insurance policy maintained by Tenant with respect to the Premises, or Landlord with respect to the Building or the Project, shall contain, in the case of Tenant’s policies, a waiver of subrogation provision or endorsement in favor of Landlord, and in the case of Landlord’s policies, a waiver of subrogation provision or endorsement in favor of Tenant, or, in the event that such insurers cannot or shall not include or attach such waiver of subrogation provision or endorsement, Tenant and Landlord shall obtain the approval and consent of their respective insurers, in writing, to the terms of this Lease. Tenant agrees to indemnify, protect, defend and hold harmless each and all of the Landlord Indemnitees from and against any claim, suit or cause of action asserted or brought by Tenant’s insurers for, on behalf of, or in the name of Tenant, including, but not limited to, claims for contribution, indemnity or subrogation, brought in contravention of this paragraph. The mutual releases, discharges and waivers contained in this provision shall apply EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD OR TENANT.

(f) Business Interruption. Landlord shall not be responsible for, and Tenant releases and discharges Landlord from, and Tenant further waives any right of recovery from Landlord for, any loss for or from business interruption or loss of use of the Premises suffered by Tenant in connection with Tenant’s use or occupancy of the Premises, EVEN IF SUCH LOSS IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD.

(g) Adjustment of Claims. Tenant shall cooperate with Landlord and Landlord’s insurers in the adjustment of any insurance claim pertaining to the Building or the Project or Landlord’s use thereof.

(h) Increase in Landlord’s Insurance Costs. Tenant agrees to pay to Landlord any increase in premiums for Landlord’s insurance policies resulting from Tenant’s use or occupancy of the Premises.

(i) Failure to Maintain Insurance. Any failure of Tenant to obtain and maintain the insurance policies and coverages required hereunder or failure by Tenant to meet any of the insurance requirements of this Lease shall constitute an event of default hereunder, and such failure shall entitle Landlord to pursue, exercise or obtain any of the remedies provided for in Paragraph 12(b), and Tenant shall be solely responsible for any loss suffered by Landlord as a result of such failure. In the event of failure by Tenant to maintain the insurance policies and coverages required by this Lease or to meet any of the insurance requirements of this Lease, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may obtain said insurance policies and coverages or perform any other insurance obligation of Tenant, but all costs and expenses incurred by Landlord in obtaining such insurance or performing Tenant’s insurance obligations shall be reimbursed by Tenant to Landlord, together with interest on same from the date any such cost or expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject.

9. FIRE OR CASUALTY

(a) Subject to the provisions of this Paragraph 9, in the event the Premises, or access thereto, is wholly or partially destroyed by fire or other casualty, Landlord shall (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Project) rebuild, repair or restore the Premises and access thereto to substantially the same condition as existing immediately prior to such destruction and this Lease shall continue in full force and effect. Notwithstanding the foregoing, (i) Landlord’s obligation to rebuild, repair or restore the Premises shall not apply to any personal property, above-standard tenant improvements installed by or on behalf of Tenant or other items installed or contained in the Premises, and (ii) Landlord shall have no obligation whatsoever to rebuild, repair or restore the Premises with respect to any damage or destruction occurring during the last twelve (12) months of the term of this Lease or any extension of the term.

(b) Landlord may elect to terminate this Lease in any of the following cases of damage or destruction to the Premises, the Building or the Project: (i) where the cost of rebuilding, repairing and restoring (collectively, “Restoration”) of the Building or the Project, would, regardless of the lack of damage to the Premises or access thereto, in the reasonable opinion of Landlord, exceed thirty-five percent (35%) of the then replacement cost of the Building; (ii) where, in the case of any damage or destruction to any portion of the Building or the Project by uninsured casualty, the cost of Restoration of the Building or the Project, in the reasonable opinion of Landlord, exceeds $500,000; or (iii) where, in the case of any damage or destruction to the Premises or access thereto by uninsured casualty, the cost of Restoration of the Premises or access thereto, in the reasonable opinion of Landlord, exceeds thirty-five percent (35%) of the replacement cost of the Premises; or (iv) if Landlord has not obtained appropriate zoning approvals for reconstruction of the Project, Building or Premises. Any such termination shall be made by thirty (30) days’ prior written notice to Tenant given within sixty (60) days of the date of such damage or destruction. If this Lease is not terminated by Landlord and as the result of any damage or destruction, the Premises, or a portion thereof, are rendered untenantable, the Basic Annual Rent shall abate reasonably during the period of

Restoration (based upon the extent to which such damage and Restoration materially interfere with Tenant’s business in the Premises); provided however, Tenant shall have the right to terminate this Lease if more than fifty percent (50%) of the Premises are rendered untenantable for a period of two hundred seventy (270) days after the date of damage or destruction (the “270 Day Period”) by delivering written notice to Landlord of its intent to terminate this Lease after the 270 Day Period but prior to the substantial completion of the Restoration of the Building. In addition, within sixty (60) days of the date of damage or destruction Landlord shall provide Tenant with a good faith estimate of the time period in which the Premises shall be restored. In the event the estimate provides that the Premises will not be restored within the 270 Day Period, then Tenant may terminate the Lease by providing Landlord with written notice within thirty (30) days after Tenant’s receipt of Landlord’s estimate. In the event the casualty to the Premises occurs during the last twelve (12) months of the Lease Term and the Premises cannot be restored (in the opinion of Landlord’s third party architect) in ninety (90) days from the date of the casualty, then Tenant shall be permitted to terminate the Lease within thirty (30) days of the date of the casualty by providing written notice to Landlord. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, the Building or the Project. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of any damage or destruction. Accordingly, the parties hereby waive the provisions of California Civil Code Section 1932, Subsection 2, and Section 1933, Subsection 4 (and any successor statutes thereof permitting the parties to terminate this Lease as a result of any damage or destruction).

10. EMINENT DOMAIN

In the event the whole of the Premises, the Building or the Project shall be taken under the power of eminent domain, or sold to prevent the exercise thereof (collectively, a “Taking”), this Lease shall automatically terminate as of the date of such Taking. In the event a Taking of a portion of the Project, the Building or the Premises shall, in the reasonable opinion of Landlord, substantially interfere with Landlord’s operation thereof, Landlord may terminate this Lease upon thirty (30) days’ written notice to Tenant given at any time within sixty (60) days following the date of such Taking. For purposes of this Lease, the date of Taking shall be the earlier of the date of transfer of title resulting from such Taking or the date of transfer of possession resulting from such Taking. In the event that a portion of the Premises is so taken and this Lease is not terminated, Landlord shall, with reasonable diligence, use commercially reasonable efforts to proceed to restore (to the extent permitted by Law and covenants, conditions and restrictions then applicable to the Project) the Premises (other than Tenant’s personal property and fixtures, and above-standard tenant improvements) to a complete, functioning unit. In such case, the Basic Annual Rent shall be reduced proportionately based on the portion of the Premises so taken. If all or any portion of the Premises is the subject of a temporary Taking, this Lease shall remain in full force and effect and Tenant shall continue to perform each of its obligations under this Lease; in such case, Tenant shall be entitled to receive the entire award allocable to the temporary Taking of the Premises. Except as provided herein, Tenant shall not assert any claim against Landlord or the condemning authority for, and hereby assigns to Landlord, any compensation in connection with any such Taking, and Landlord shall be entitled to receive the entire amount of any award therefor, without deduction for any estate or interest of Tenant. Nothing contained in this Paragraph 10 shall be deemed to give Landlord any interest in, or prevent Tenant from seeking any award against the condemning authority for the Taking of personal property, fixtures, above standard tenant improvements of Tenant or for relocation or moving expenses recoverable by Tenant from the condemning authority. This Paragraph 10 shall be Tenant’s sole and exclusive remedy in the event of a Taking. This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a taking. Accordingly, the parties waive the provisions of the California Code of Civil Procedure Section 1265.130 and any successor or similar statutes permitting the parties to terminate this Lease as a result of a taking.

11. ASSIGNMENT AND SUBLETTING

(a) Tenant shall not directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assign, sublet, mortgage, hypothecate or otherwise encumber all or any portion of its interest in this Lease or in the Premises or grant any license in or suffer any person other than Tenant or its employees to use or occupy the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. Any such attempted assignment, subletting, license, mortgage, hypothecation, other encumbrance or other use or occupancy without the consent of Landlord shall be null and void and of no effect. Any mortgage, hypothecation or encumbrance of all or any portion of Tenant’s interest in this Lease or in the

Premises and any grant of a license or sufferance of any person other than Tenant or its employees to use or occupy the Premises or any part thereof shall be deemed to be an “assignment” of this Lease. In addition, as used in this Paragraph 11, the term “Tenant” shall also mean any entity that has guaranteed Tenant’s obligations under this Lease, and the restrictions applicable to Tenant contained herein shall also be applicable to such guarantor. Landlord’s agreement to not unreasonably withhold its consent shall only apply to the first assignment or sublease under the Lease. Provided no event of default has occurred and is continuing under this Lease, upon ten (10) days prior written notice to Landlord (provided, however, if such prior notice cannot be provided due to applicable laws or written confidentiality agreements, then such notice shall be provided no later than ten (10) days after the date that such assignment occurs), Tenant may, without Landlord’s prior written consent, assign this Lease to an entity into which Tenant is merged or consolidated or to an entity to which substantially all of Tenant’s assets are transferred or to an entity controlled by or is commonly controlled with Tenant (a “Permitted Transferee”), provided (i) such merger, consolidation, or transfer of assets is for a good business purpose and not principally for the purpose of transferring Tenant’s leasehold estate, and (ii) the assignee or successor entity has a tangible net worth, calculated in accordance with generally accepted accounting principles (and evidenced by financial statements in form reasonably satisfactory to Landlord) at least equal to the tangible net worth of Tenant immediately prior to such merger, consolidation, or transfer. The term “controlled by” or “commonly controlled with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity, or the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, at least fifty-one percent (51%) of the voting interest in, any person or entity.

(b) No permitted assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting or assignment. Consent by Landlord to one subletting or assignment shall not be deemed to constitute a consent to any other or subsequent attempted subletting or assignment. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord all pertinent information relating to the proposed assignee or sublessee, all pertinent information relating to the proposed assignment or sublease, and all such financial information as Landlord may reasonably request concerning the proposed assignee or subtenant. Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease.

(c) In the event Tenant seeks to assign the Lease or sublease at least fifty percent (50%) of the Premises for more than fifty percent (50%) of the then remaining Lease Term then at any time within twenty (20) days after Landlord’s receipt of the information specified in subparagraph (b) above, Landlord may by written notice to Tenant elect to terminate this Lease as to the portion of the Premises so proposed to be subleased or assigned (which may include all of the Premises), with a proportionate abatement in the Rent payable hereunder.

(d) Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or sublease in any of the following instances:

(i) The assignee or sublessee is not, in Landlord’s reasonable opinion, sufficiently creditworthy to perform the obligations such assignee or sublessee will have under this Lease;

(ii) The intended use of the Premises by the assignee or sublessee is not the same as set forth in this Lease or otherwise reasonably satisfactory to Landlord;

(iii) The intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Building;

(iv) Occupancy of the Premises by the assignee or sublessee would, in the good faith judgment of Landlord, violate any agreement binding upon Landlord, the Building or the Project with regard to the identity of tenants, usage in the Building, or similar matters;

(v) The assignee or sublessee is then negotiating with Landlord or has negotiated with Landlord within the previous three (3) months, or is a current tenant or subtenant within the Building or Project;

(vi) The identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Building or Project;

(vii) the proposed sublease would result in more than three subleases of portions of the Premises being in effect at any one time during the Lease Term; or

(viii) In the case of a sublease, the subtenant has not acknowledged that the sublease shall remain subject and subordinate to this Lease.

The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease.

(e) Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times during the initial term and any subsequent renewals or extensions remain fully responsible and liable for the payment of the rent and for compliance with all of Tenant’s other obligations under this Lease. In the event that the Rent due and paid by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment, plus any bonus or other consideration therefor or incident thereto) exceeds the Rent payable under this Lease after deducting Tenant’s reasonable out-of-pocket costs and expenses in connection with such assignment or sublease, then Tenant shall be bound and obligated to pay Landlord, as additional rent hereunder, fifty percent (50%) of such excess Rent and other excess consideration within thirty (30) days following receipt thereof by Tenant.

(f) If this Lease is assigned or if the Premises is subleased (whether in whole or in part), or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest, or grant of any concession or license within the Premises, or if the Premises are occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect Rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next Rent payable hereunder; and all such Rent collected by Tenant shall be held in deposit for Landlord and immediately forwarded to Landlord. No such transaction or collection of Rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

(g) If Tenant effects an assignment or sublease or requests the consent of Landlord to any proposed assignment or sublease, then Tenant shall, upon demand, pay Landlord a non-refundable administrative fee of One Thousand Dollars ($1,000.00), plus any reasonable attorneys’ and paralegal fees and costs incurred by Landlord in connection with such assignment or sublease or request for consent. Acceptance of the One Thousand Dollar ($1,000.00) administrative fee and/or reimbursement of Landlord’s attorneys’ and paralegal fees shall in no event obligate Landlord to consent to any proposed assignment or sublease.

(h) Notwithstanding any provision of this Lease to the contrary, in the event this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute the property of Tenant or Tenant’s estate within the meaning of the Bankruptcy Code. All such money and other consideration not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord.

12.	DEFAULT

(a) Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (herein so called) under this Lease by Tenant: (i) the failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder, where such failure continues for five (5) days after written notice thereof from Landlord that such payment was not received; (ii) the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than monetary failures as specified in clause (i) Paragraphs 12(a)(i) above, where such failure shall continue for a period of twenty (20) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant’s default is such that more than twenty (20) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said twenty (20) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord; (iii) the making by Tenant or any guarantor hereof of any general assignment for the benefit of creditors, (iv) the filing by or against Tenant or any guarantor hereof of a petition to have Tenant or any guarantor hereof adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant or any guarantor hereof, the same is dismissed within sixty (60) days), (v) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease or of substantially all of guarantor’s assets, where possession is not restored to Tenant or guarantor within sixty (60) days, or (vi) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of substantially all of guarantor’s assets or of Tenant’s interest in this Lease where such seizure is not discharged within sixty (60) days; (vii) any material representation or warranty made by Tenant or guarantor in this Lease or any other document delivered in connection with the execution and delivery of this Lease or pursuant to this Lease proves to be incorrect in any material respect; or (viii) Tenant or guarantor shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution.

Any notice sent by Landlord to Tenant pursuant to this Paragraph 12(a) shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161.

(b) Landlord’s Remedies; Termination. In the event of any event of default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease, then Landlord may recover from Tenant:

(i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(ii) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: unamortized Tenant Improvement costs; attorneys’ fees; brokers’ commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, Tenant Changes, Tenant Improvements and any other items which Tenant is required under this Lease to remove but does not remove.

As used in subparagraphs (i) and (ii) of Paragraph 12(b) above, the “worth at the time of award” is computed by allowing interest at the Default Rate (as defined below). As used in subparagraph (iii) of Paragraph 12(b) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). The term “Default Rate” as used in this Lease shall mean the lesser of (A) the rate announced from time to time by Wells Fargo Bank or, if Wells Fargo bank ceases to exist or ceases to publish such rate, then the rate announced from time to time by the largest (as measured by deposits) chartered bank operating in California, as its “prime rate” or “reference rate”, plus five percent (5%), or (B) the maximum rate of interest permitted by applicable law.

(c) Landlord’s Remedies; Re-Entry Rights. In the event of any event of default by Tenant, in addition to any other remedies available to Landlord under this Lease, at law or in equity, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to Paragraph 5(c) of this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 12(c), and no acceptance of surrender of the Premises or other action on Landlord’s part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

(d) Continuation of Lease. Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any event of default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

(e) Landlord’s Right to Perform. Except as specifically provided otherwise in this Lease, all covenants and agreements by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement or offset of rent. If Tenant shall fail to pay any sum of money (other than Monthly Basic Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for three (3) days with respect to monetary obligations (or twenty (20) days with respect to non-monetary obligations, except in case of emergencies, in which such case, such shorter period of time as is reasonable under the circumstances) after Tenant’s receipt of written notice thereof from Landlord, Landlord may, without waiving or releasing Tenant from any of Tenant’s obligations, make such payment or perform such other act on behalf of Tenant. All sums so paid by Landlord and all necessary incidental costs incurred by Landlord in performing such other acts shall be payable by Tenant to Landlord within five (5) days after demand therefor as additional rent.

(f) Interest. If any monthly installment of Rent or Operating Expenses, or any other amount payable by Tenant hereunder is not received by Landlord by the date when due, it shall bear interest at the Default Rate from the date due until paid. All interest, and any late charges imposed pursuant to Paragraph 12(g) below, shall be considered additional rent due from Tenant to Landlord under the terms of this Lease.

(g) Late Charges. Tenant acknowledges that, in addition to interest costs, the late payments by Tenant to Landlord of any monthly installment of Basic Annual Rent, Additional Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such other costs include, without limitation, processing, administrative and accounting charges and late charges that may be imposed on Landlord by the terms of any mortgage, deed of trust or related loan documents encumbering the Premises, the Building or the Project. Accordingly, if any monthly installment of Annual Basic Rent, Additional Rent or any other amount payable by Tenant hereunder is not received by Landlord by the due date thereof, Tenant shall pay to Landlord an additional sum of five percent (5%) of the overdue amount as a late charge, but in no event more than the maximum late charge allowed by law. The parties agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment as hereinabove referred to by Tenant, and the payment of late charges and interest are distinct and separate in that the payment of interest is to compensate Landlord for the use of Landlord’s money by Tenant, while the payment of late charges is to compensate Landlord for Landlord’s processing, administrative and other costs incurred by Landlord as a result of Tenant’s delinquent payments. Acceptance of a late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or at law or in equity now or hereafter in effect. Notwithstanding the foregoing, Landlord will not assess a late charge until Landlord has not given written notice of such late payment for the first last payment in any twelve (12) month period and after Tenant has not cured such late payment within three (3) days from receipt of such notice. No other notices will be required during the following twelve (12) months for a late charge to be incurred.

(h) Rights and Remedies Cumulative. All rights, options and remedies of Landlord contained in this Paragraph 12 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this Paragraph 12 shall be deemed to limit or otherwise affect Tenant’s indemnification of Landlord pursuant to any provision of this Lease.

(i) Tenant’s Waiver of Redemption. Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for rent.

(j) Costs Upon Default and Litigation. Tenant shall pay to Landlord and its mortgagees as additional rent all the expenses incurred by Landlord or its mortgagees in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable attorneys’ fees and expenses. If Landlord or its mortgagees shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or the Premises, at the option of Landlord and/or its mortgagees, Tenant, at its expense, shall provide Landlord and/or its mortgagees with counsel approved by Landlord and/or its mortgagees and shall pay all costs incurred or paid by Landlord and/or its mortgagees in connection with such litigation.

13.	ACCESS; CONSTRUCTION

Landlord reserves the right to use the roof and exterior walls of the Premises and the area beneath, adjacent to and above the Premises, together with the right to install, use, maintain, repair, replace and relocate equipment, machinery, meters, pipes, ducts, plumbing, conduits and wiring through the Premises, which serve other portions of the Building or the Project in a manner and in locations which do not unreasonably interfere with Tenant’s use of the Premises. In addition, Landlord shall have free access to any and all mechanical installations of Landlord or Tenant, including, without limitation, machine rooms, telephone rooms and electrical closets. Tenant agrees that there shall be no construction of partitions or other obstructions which materially interfere with or which threaten to materially interfere with Landlord’s free access thereto, or materially interfere with the moving of Landlord’s equipment to or from the enclosures containing said installations. Upon at least twenty-four (24) hours’ prior notice (except in the event of an emergency, when no notice shall be necessary), Landlord reserves and shall at any time and all times have the right to enter the Premises to inspect the same, to supply janitorial service and any other service to be provided by Landlord to Tenant hereunder, to exhibit the Premises to prospective purchasers, lenders or tenants, to post notices of non-responsibility, to alter, improve, restore, rebuild or repair the Premises or any other portion of the Building, or to do any other act permitted or contemplated to be done by Landlord hereunder, all without being deemed guilty of an eviction of Tenant and without liability for abatement of Rent or otherwise. For such purposes, Landlord may also erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed. Landlord shall conduct all such inspections and/or improvements, alterations and repairs so as to minimize, to the extent reasonably practical and without additional expense to Landlord, any interruption of or interference with the business of Tenant. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of such purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises (excluding Tenant’s vaults and safes, access to which shall be provided by Tenant upon Landlord’s reasonable request). Landlord shall have the right to use any and all means which Landlord may deem proper in an emergency in order to obtain entry to the Premises or any portion thereof, and Landlord shall have the right, at any time during the Lease Term, to provide whatever access control measures it deems reasonably necessary to the Project, without any interruption or abatement in the payment of Rent by Tenant. Any entry into the Premises obtained by Landlord by any of such means shall not under any circumstances be construed to be a forcible or unlawful entry into, or a detainer of, the Premises, or any eviction of Tenant from the Premises or any portion thereof. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, Alterations or decorations to the Premises or the Project except as otherwise expressly agreed to be performed by Landlord pursuant to the provisions of this Lease.

14.	BANKRUPTCY

(a) If at any time on or before the Commencement Date there shall be filed by or against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant’s property, or if Tenant makes an assignment for the benefit of creditors, this Lease shall ipso facto be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any applicable law or by an order of any court, tribunal, administrative agency or any other forum having jurisdiction, shall be entitled to possession of the Premises and Landlord, in addition to the other rights and remedies given by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

(b) If, after the Commencement Date, or if at any time during the term of this Lease, there shall be filed against Tenant in any court, tribunal, administrative agency or any other forum having jurisdiction, pursuant to any applicable law, either of the United States or of any state, a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver, trustee or conservator of all or a portion of Tenant’s property, and the same is not dismissed after sixty (60) calendar days, or if Tenant makes an assignment for the benefit of creditors, this Lease, at the option of Landlord exercised within a reasonable time after notice of the happening of any one or more of such events, may be canceled and terminated and in such event neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Premises, but shall forthwith quit and surrender the Premises, and Landlord, in addition to the other rights and remedies granted by Paragraph 12 hereof or by virtue of any other provision contained in this Lease or by virtue of any applicable law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

(c) In the event of the occurrence of any of those events specified in this Paragraph 14, if Landlord shall not choose to exercise, or by applicable law, shall not be able to exercise, its rights hereunder to terminate this Lease upon the occurrence of such events, then, in addition to any other rights of Landlord hereunder or by virtue of applicable law, (i) Landlord shall not be obligated to provide Tenant with any of the utilities or services specified in Paragraph 7, unless Landlord has received compensation in advance for such utilities or services, and the parties agree that Landlord’s reasonable estimate of the compensation required with respect to such services shall control, and (ii) neither Tenant, as debtor-in-possession, nor any trustee or other person (hereinafter collectively referred to as the “Assuming Tenant”) shall be entitled to assume this Lease unless on or before the date of such assumption, the Assuming Tenant (x) cures, or provides adequate assurance that the latter will promptly cure, any existing default under this Lease, (y) compensates, or provides adequate assurance that the Assuming Tenant will promptly compensate Landlord for any pecuniary loss (including, without limitation, attorneys’ fees and disbursements) resulting from such default, and (z) provides adequate assurance of future performance under this Lease, it being covenanted and agreed by the parties that, for such purposes, any cure or compensation shall be effected by the immediate payment of any monetary default or any required compensation, or the immediate correction or bonding of any nonmonetary default. For purposes of this Lease, (i) any “adequate assurance” of such cure or compensation shall be effected by the establishment of an escrow fund for the amount at issue or by the issuance of a bond, and (ii) “adequate assurance” of future performance shall be effected by the establishment of an escrow fund for the amount at issue or by the issuance of a bond.

15.	INTENTIONALLY DELETED

16.	SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES

(a) Tenant agrees that this Lease and the rights of Tenant hereunder shall be subject and subordinate to any and all deeds of trust, security interests, mortgages, master leases, ground leases or other security documents and any and all modifications, renewals, extensions, consolidations and replacements thereof (collectively, “Security Documents”) which now or hereafter constitute a lien upon or affect the Project, the Building or the Premises. Such subordination shall be effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination. In addition, Landlord shall have the right to subordinate or cause to be subordinated any such Security Documents to this Lease and in such case, in the event of the termination or transfer of Landlord’s estate or interest in the Project by reason of any termination or foreclosure of any such Security Documents, Tenant shall, notwithstanding such subordination, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest. Furthermore, Tenant shall within fifteen (15) days of demand therefor execute any instruments or other documents which may be required by Landlord or the holder of any Security Document and specifically shall execute, acknowledge and deliver within fifteen (15) days of demand therefor a subordination of lease or subordination of deed of trust, in the form required by the holder of the Security Document requesting the document and reasonably approved by Tenant; provided, however, the new landlord or the holder of any Security Document shall agree that Tenant’s quiet enjoyment of the Premises shall not be disturbed as long as Tenant is not in default under this Lease. Landlord agrees to use commercially reasonable efforts to obtain and provide to Tenant a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) in substantially the form of the agreement used by the lender holding any existing or future mortgage encumbering the Building or lessor under an existing or future ground lease; provided, however, in no event shall Landlord be in default under this Lease, and in no event shall Tenant be entitled to terminate this Lease, if Landlord is unable to provide Tenant with such SNDA. Tenant shall reimburse Landlord upon demand for any costs, including attorneys fees, that Landlord incurs in seeking to obtain an SNDA for Tenant.

(b) If any proceeding is brought for default under any ground or master lease to which this Lease is subject or in the event of foreclosure or the exercise of the power of sale under any mortgage, deed of trust or other Security Document made by Landlord covering the Premises for which the holder of such mortgage, deed of trust or other Security Document has executed an SNDA with Tenant, at the election of such ground lessor, master lessor or purchaser at foreclosure, Tenant shall attorn to and recognize the same as Landlord under this Lease, provided such successor expressly agrees in writing to be bound to all future obligations by the terms of this Lease, and if so requested, Tenant shall enter into a new lease with that successor on the same terms and conditions as are contained in this Lease (for the unexpired term of this Lease then remaining). Subject to the foregoing condition, Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale.

(c) [Intentionally Deleted].

(d) Tenant shall, upon not less than fifteen (15) days’ prior notice by Landlord, execute, acknowledge and deliver to Landlord a statement in writing certifying to those facts for which certification has been requested by Landlord or any current or prospective purchaser, holder of any Security Document, ground lessor or master lessor, including, but without limitation, that (i) this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (ii) the dates to which the Basic Annual Rent, Additional Rent and other charges hereunder have been paid, if any, and (iii) whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge. The form of the statement attached hereto as Exhibit E is hereby approved by Tenant for use pursuant to this subparagraph (d); however, at Landlord’s option, Landlord shall have the right to use other forms for such purpose.Tenant’s failure to execute and deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect without modification except as may be represented by Landlord in any such certificate prepared by Landlord and delivered to Tenant for execution. Any statement delivered pursuant to this Paragraph 16 may be relied upon by any prospective purchaser of the fee of the Building or the Project or any mortgagee, ground lessor or other like encumbrancer thereof or any assignee of any such encumbrance upon the Building or the Project.

17.	SALE BY LANDLORD; TENANT’S REMEDIES; NONRECOURSE LIABILITY

(a) In the event of a sale or conveyance by Landlord of the Building or the Project, Landlord shall be released from any and all liability under this Lease. If the Security Deposit has been made by Tenant prior to such sale or conveyance, Landlord shall transfer the Security Deposit to the purchaser, and upon delivery to Tenant of notice thereof, Landlord shall be discharged from any further liability in reference thereto.

(b) Landlord shall not be in default of any obligation of Landlord hereunder unless Landlord fails to perform any of its obligations under this Lease within thirty (30) days after receipt of written notice of such failure from Tenant; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be in default if Landlord commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion. All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter. All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

(c) Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, members or shareholders of Landlord or Landlord’s members or partners, and Tenant shall not seek recourse against the individual partners, directors, officers, members or shareholders of Landlord or against Landlord’s members or partners or against any other persons or entities having any interest in Landlord, or against any of their personal assets for satisfaction of any liability with respect to this Lease. Any liability of Landlord for a default by Landlord under this Lease, or a breach by Landlord of any of its obligations under the Lease, shall be limited solely to its interest in the Project and all rents, incomes, proceeds and awards derived therefrom, and in no event shall any personal liability be asserted against Landlord and/or any Landlord Indemnitee in connection with this Lease nor shall any recourse be had to any other property or assets of Landlord, its partners, directors, officers, members, shareholders or any other persons or entities having any interest in Landlord. Tenant’s sole and exclusive remedy for a default or breach of this Lease by Landlord shall be either (i) an action for damages, or (ii) an action for injunctive relief; Tenant hereby waiving and agreeing that Tenant shall have no offset rights or right to terminate this Lease on account of any breach or default by Landlord under this Lease. Under no circumstances whatsoever shall Landlord ever be liable for punitive, consequential or special damages or loss of profits under this Lease and Tenant waives any rights it may have to such damages under this Lease in the event of a breach or default by Landlord under this Lease.

(d) As a condition to the effectiveness of any notice of default given by Tenant to Landlord, Tenant shall also concurrently give such notice under the provisions of Paragraph 17(b) to each beneficiary under a Security Document encumbering the Project of whom Tenant has received written notice (such notice to specify the address of the beneficiary). Each such beneficiary shall have an additional thirty (30) days within which to cure such default, or if such default cannot reasonably be cured within such period, then each such beneficiary shall have such additional time as shall be necessary to cure such default, provided that within such thirty (30) day period, such beneficiary has commenced and is diligently pursuing the remedies available to it which are necessary to cure such default (including, without limitation, as appropriate, commencement of foreclosure proceedings).

18.	PARKING; COMMON AREAS

(a) Tenant shall have the right to the nonexclusive use of the number of parking spaces located in the parking areas of the Project specified in Item 13 of the Basic Lease Provisions for the parking of operational motor vehicles used by Tenant, its officers and employees only. Landlord reserves the right, at any time upon written notice to Tenant, to designate the location of Tenant’s parking spaces as determined by Landlord in its reasonable discretion. The use of such spaces shall be subject to the reasonable rules and regulations adopted by Landlord from time to time for the use of the parking areas. Landlord further reserves the right to make such changes to the parking system as Landlord may deem necessary or reasonable from time to time; i.e., Landlord may provide for one or a combination of parking systems, including, without limitation, self-parking, single or double stall parking spaces, and valet assisted parking and in such case the costs therefor shall be considered an Operating Cost. Tenant agrees that Tenant, its officers and employees shall not be entitled to park in any reserved or specially assigned areas designated by Landlord from time to time in the Project’s parking areas. Landlord may require execution of an agreement with respect to the use of such parking areas by Tenant and/or its officers and employees in form satisfactory to Landlord as a condition of any such use by Tenant, its officers and employees. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant’s officers, employees, suppliers, shippers, customers or invitees to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this Paragraph, then Landlord shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Tenant, which cost shall be immediately payable upon demand by Landlord.

(b) Subject to subparagraph (c) below and the remaining provisions of this Lease, Tenant shall have the nonexclusive right, in common with others, to the use of such entrances, lobbies, restrooms, elevators, ramps, drives, stairs, and similar access ways and service ways and other common areas and facilities in and adjacent to the Building and the Project as are designated from time to time by Landlord for the general nonexclusive use of Landlord, Tenant and the other tenants of the Project and their respective employees, agents, representatives, licensees and invitees (“Common Areas”). The use of such Common Areas shall be subject to the reasonable rules and regulations contained herein and the provisions of any covenants, conditions and restrictions affecting the Building or the Project. Tenant shall keep all of the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant’s operations, and shall use the Common Areas only for normal activities, parking and ingress and egress by Tenant and its employees, agents, representatives, licensees and invitees to and from the Premises, the Building or the Project. If, in the reasonable opinion of Landlord, unauthorized persons are using the Common Areas by reason of the presence of Tenant in the Premises, Tenant, upon demand of Landlord, shall correct such situation by appropriate action or proceedings against all such unauthorized persons. Nothing herein shall affect the rights of Landlord at any time to remove any such unauthorized persons from said areas or to prevent the use of any of said areas by unauthorized persons. Landlord reserves the right to make such changes, alterations, additions, deletions, improvements, repairs or replacements in or to the Building, the Project (including the Premises) and the Common Areas as Landlord may reasonably deem necessary or desirable, including, without limitation, constructing new buildings and making changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading areas, landscaped areas and walkways; provided, however, that there shall be no unreasonable permanent obstruction of access to or use of the Premises resulting therefrom. In the event that the Project is not completed on the date of execution of this Lease, Landlord shall have the sole judgment and discretion to determine the architecture, design, appearance, construction, workmanship, materials and equipment with respect to construction of the Project. Notwithstanding any provision of this Lease to the contrary, the Common Areas shall not in any event be deemed to be a portion of or included within the Premises leased to Tenant and the Premises shall not be deemed to be a portion of the Common Areas. This Lease is granted subject to the terms hereof, the rights and interests of third parties under existing liens, ground leases, easements and encumbrances affecting such property, all zoning regulations, rules, ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction over the Project or any part thereof.

(c) Notwithstanding any provision of this Lease to the contrary, Landlord specifically reserves the right to redefine the term “Project” for purposes of allocating and calculating Operating Costs so as to include or exclude areas as Landlord shall from time to time determine or specify (and any such determination or specification shall be without prejudice to Landlord’s right to revise thereafter such determination or specification). In addition, Landlord shall have the right to contract or otherwise arrange for amenities, services or utilities (the cost of which is included within Operating Costs) to be on a common or shared basis to both the Project (i.e., the area with respect to which Operating Costs are determined) and adjacent areas not included within the Project, so long as the basis on which the cost of such amenities, services or utilities is allocated to the Project is determined on an arms-length basis or some other basis reasonably determined by Landlord. In the case where the definition of the Project is revised, Tenant’s Proportionate Share shall be appropriately revised to equal the percentage share of all Rentable Area contained within the Project (as then defined) represented by the Premises. Landlord shall have the sole right to determine which portions of the Project and other areas, if any, shall be served by common management, operation, maintenance and repair. Landlord shall also have the right, in its sole discretion, to allocate and prorate any portion or portions of the Operating Costs on a building-by-building basis, on an aggregate basis of all buildings in the Project, or any other reasonable manner, and if allocated on a building-by-building basis, then Tenant’s Proportionate Share shall, as to the portion of the Operating Costs so allocated, be based on the ratio of the Rentable Area of the Premises to the Rentable Area of the Building.

19.	MISCELLANEOUS

(a) Attorneys’ Fees. In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs (including, without limitation, court costs and expert witness fees) incurred in such action. Such amounts shall be included in any judgment rendered in any such action or proceeding.

(b) Waiver. No waiver by either party of any provision of this Lease or of any breach by the other party hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by the other party. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval under this Lease shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord’s agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises. The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.

(c) Notices. Any notice, demand, request, consent, approval, disapproval or certificate (“Notice”) required or desired to be given under this Lease shall be in writing and given by certified mail, return receipt requested, by personal delivery or by Federal Express or a similar nationwide overnight delivery service providing a receipt for delivery. Notices may not be given by facsimile. The date of giving any Notice shall be deemed to be the date upon which delivery is actually made by one of the methods described in this Section 19(c) (or attempted if said delivery is refused or rejected). If a Notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day. All notices, demands, requests, consents, approvals, disapprovals, or certificates shall be addressed at the address specified in Item 14 of the Basic Lease Provisions or to such other addresses as may be specified by written notice from Landlord to Tenant and if to Tenant, at the Premises. Either party may change its address by giving reasonable advance written Notice of its new address in accordance with the methods described in this Paragraph; provided, however, no notice of either party’s change of address shall be effective until fifteen (15) days after the addressee’s actual receipt thereof.

(d) Access Control. Landlord shall be the sole determinant of the type and amount of any access control or courtesy guard services to be provided to the Project, if any. IN ALL EVENTS, LANDLORD SHALL NOT BE LIABLE TO TENANT, AND TENANT HEREBY WAIVES ANY CLAIM AGAINST LANDLORD, FOR (I) ANY UNAUTHORIZED OR CRIMINAL ENTRY OF THIRD PARTIES INTO THE PREMISES, THE BUILDING OR THE PROJECT, (II) ANY DAMAGE TO PERSONS, OR (III) ANY LOSS OF PROPERTY IN AND ABOUT THE PREMISES, THE BUILDING OR THE PROJECT, BY OR FROM ANY UNAUTHORIZED OR CRIMINAL ACTS OF THIRD PARTIES, REGARDLESS OF ANY ACTION, INACTION, FAILURE, BREAKDOWN, MALFUNCTION AND/OR INSUFFICIENCY OF THE ACCESS CONTROL OR COURTESY GUARD SERVICES PROVIDED BY LANDLORD.

(e) Storage. Any storage space at any time leased to Tenant hereunder shall be used exclusively for storage. Notwithstanding any other provision of this Lease to the contrary, (i) Landlord shall have no obligation to provide heating, cleaning, water or air conditioning therefor, and (ii) Landlord shall be obligated to provide to such storage space only such electricity as will, in Landlord’s judgment, be adequate to light said space as storage space.

(f) Holding Over. If Tenant retains possession of the Premises after the termination of the Lease Term, unless otherwise agreed in writing, such possession shall be subject to immediate termination by Landlord at any time, and all of the other terms and provisions of this Lease (excluding any expansion or renewal option or other similar right or option) shall be applicable during such holdover period, except that Tenant shall pay Landlord from time to time, upon demand, as Basic Annual Rent for the holdover period, an amount equal to one hundred fifty percent (150%) of the Basic Annual Rent in effect on the termination date, computed on a monthly basis for each month or part thereof during such holding over; provided, however, during such holdover period if Landlord recovers legal possession of the Premises free of any claim by Tenant during such holdover period in which Tenant has paid Basic Annual Rent for the entirety of such month, Landlord shall provide Tenant with a refund of the pro-rated portion of such rent attributable to the portion of the month after the date that Landlord has received legal possession of the Premises free of Tenant’s claims with respect thereto. All other payments shall continue under the terms of this Lease. In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over, including, without limitation, any claim made by any succeeding tenant based thereon. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided, and this Paragraph shall not be construed as consent for Tenant to retain possession of the Premises.

(g) Condition of Premises. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED PURPOSE OR USE, WHICH DISCLAIMER IS HEREBY ACKNOWLEDGED BY TENANT. THE TAKING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT:

(i) ACCEPTS THE PREMISES, THE BUILDING AND LEASEHOLD IMPROVEMENTS AS SUITABLE FOR THE PURPOSES FOR WHICH THE PREMISES WERE LEASED;

(ii) ACCEPTS THE PREMISES AND PROJECT IN ITS AS-IS, WHERE,-IS CONDITION;

(iii) WAIVES ANY DEFECTS IN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE, EXCEPT THAT TENANT’S TAKING OF POSSESSION SHALL NOT BE DEEMED TO WAIVE LANDLORD’S COMPLETION OF MINOR FINISH WORK ITEMS THAT DO NOT INTERFERE WITH TENANT’S OCCUPANCY OF THE PREMISES OR ANY PUNCH LIST ITEMS PURSUANT TO EXHIBIT B HEREOF OR ANY HVAC WORK PURSUANT TO PARAGRAPH 4(A) HEREOF; AND

(iv) WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY.

(h) Quiet Possession. Upon Tenant’s paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the term hereof without hindrance or ejection by any person lawfully claiming under Landlord, subject to the provisions of this Lease and to the provisions of any (i) covenants, conditions and restrictions, (ii) master lease, or (iii) Security Documents to which this Lease is subordinate or may be subordinated.

(i) Matters of Record. Except as otherwise provided herein, this Lease and Tenant’s rights hereunder are subject and subordinate to all matters affecting Landlord’s title to the Project recorded in the Real Property Records of the County in which the Project is located, prior to and subsequent to the date hereof, including, without limitation, all covenants, conditions and restrictions. Tenant agrees for itself and all persons in possession or holding under it that it will comply with and not violate any such covenants, conditions and restrictions or other matters of record. Landlord reserves the right, from time to time, to grant such easements, rights and dedications as Landlord deems necessary or desirable, and to cause the recordation of parcel maps and covenants, conditions and restrictions affecting the Premises, the Building or the Project, as long as such easements, rights, dedications, maps, and covenants, conditions and restrictions do not materially interfere with the use of the Premises by Tenant. At Landlord’s request, Tenant shall join in the execution of any of the aforementioned documents.

(j) Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Tenant shall attorn to each purchaser, successor or assignee of Landlord.

(k) Brokers. Landlord has entered into an agreement with Landlord’s Broker specified in Item 12 of the Basic Lease Provision as representing Landlord, and Landlord shall pay any commissions or fees that are payable to Landlord’s Broker with respect to this Lease in accordance with the provisions of a separate commission contract. Landlord shall have no further or separate obligation for payment of commissions or fees to any other real estate broker, finder or intermediary. Tenant represents that it has not had any dealings with any real estate broker, finder or intermediary with respect to this Lease, other than Landlord’s Broker and Tenant’s Broker specified in Item 12 of the Basic Lease Provision as representing Tenant. Any commissions or fees payable to Tenant’s Broker with respect to this Lease shall be paid exclusively by Landlord’s Broker. Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or consummating this Lease on its behalf, and (b) is or might be entitled to a commission or compensation in connection with this Lease. Tenant shall indemnify, protect, defend (by counsel reasonably approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any breach by Tenant of the foregoing representation, including, without limitation, any claims that may be asserted against Landlord by any broker, agent or finder undisclosed by Tenant herein. Landlord shall indemnify, protect, defend (by counsel reasonably approved in writing by Tenant) and hold Tenant harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from any breach by Landlord of the foregoing representation, including, without limitation, any claims that may be asserted against Tenant by any broker, agent or finder undisclosed by Landlord herein. The foregoing indemnities shall survive the expiration or earlier termination of this Lease.

(l) Name. Landlord shall have the exclusive right at all times during the Lease Term to change, modify, add to or otherwise alter the name, number, or designation of the Building and/or the Project, and Landlord shall not be liable for claims or damages of any kind which may be attributed thereto or result therefrom.

(m) Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

(n) Time. Time is of the essence of this Lease and each and all of its provisions.

(o) Defined Terms and Marginal Headings. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular and for purposes of Articles 5,7,13 and 18, the term Landlord shall include Landlord, its employees, contractors and agents. If more than one person is named as Tenant the obligations of such persons are joint and several. The marginal headings and titles to the articles of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

(p) Conflict of Laws; Prior Agreements; Separability. This Lease shall be governed by and construed pursuant to the laws of the State of California. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease. No prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The illegality, invalidity or unenforceability of any provision of this Lease shall in no way impair or invalidate any other provision of this Lease, and such remaining provisions shall remain in full force and effect.

(q) Authority. If Tenant is a corporation, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in the State, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so. If Tenant is a partnership or trust, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the terms of such entity’s partnership or trust agreement. Tenant shall provide Landlord on demand with such evidence of such authority as Landlord shall reasonably request, including, without limitation, resolutions, certificates and opinions of counsel.

(r) Joint and Several Liability. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them. In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, then the liability of each such member shall be joint and several.

(s) Rental Allocation. For purposes of Section 467 of the Internal Revenue Code of 1986, as amended from time to time, Landlord and Tenant hereby agree to allocate all Rent to the period in which payment is due, or if later, the period in which Rent is paid.

(t) Rules and Regulations. Tenant agrees to comply with all rules and regulations of the Building and the Project imposed by Landlord as set forth on Exhibit D attached hereto, as the same may be reasonably changed from time to time upon reasonable notice to Tenant. Landlord shall not be liable to Tenant for the failure of any other tenant or any of its assignees, subtenants, or their respective agents, employees, representatives, invitees or licensees to conform to such rules and regulations. In the event of a conflict between this Lease and the rules and regulations, this Lease shall control.

(u) Joint Product. This Agreement is the result of arms-length negotiations between Landlord and Tenant and their respective attorneys. Accordingly, neither party shall be deemed to be the author of this Lease and this Lease shall not be construed against either party.

(v) Financial Statements. Upon Landlord’s written request, but no more than twice per year, Tenant shall promptly furnish Landlord, from time to time, with the most current audited financial statements prepared in accordance with generally accepted accounting principles, certified by Tenant and an independent auditor to be true and correct, reflecting Tenant’s then current financial condition.

(w) Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, acts of war, terrorism, terrorist activities, inability to obtain services, labor, or materials or reasonable substitutes therefore, governmental actions, civil commotions, fire, flood, earthquake or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Article 6 and Article 8 of this Lease and Section 19(f) of this Lease and any extension of the Construction Termination Date as set forth in Paragraph (d) of Exhibit B to this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

(x) Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

(y) [Intentionally Deleted].

(z) Office and Communication Services. Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord (“Provider”). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree. Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, or the quality, reliability or suitability thereof; (ii) the Provider is not acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services, or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider, or its agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation, adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder, and, without limiting the foregoing, no default or failure of Provider with respect to any such services, equipment or facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of Basic Annual Rent or Additional Rent or any other payment required to be made by Tenant hereunder, or constitute any accrual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

(aa) Counterparts. This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

(bb) Waiver of Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

(cc) OFAC Compliance.

(i) Certification. Tenant certifies, represents, warrants and covenants that:

(A) It is not acting and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and

(B) It is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation.

(ii) Indemnity. Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and the Landlord Indemnitees from and against any and all Claims arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants.

(dd) CASp Disclosure. As of the Date of this Lease, the Project has not undergone inspection by a Certified Access Specialist (CASp).

(ee) Signage. Provided that (x) Tenant is the Tenant originally named herein or a Permitted Trasnferee, (y) Tenant or a Permitted Transferee is leasing and actually occupies the Premises initially leased hereunder, and (z) no event of material default or event which but for the passage of time or the giving of notice, or both, would constitute a material event of default has occurred and is continuing, then, subject to the further terms of this Paragraph 19(ee) and all applicable laws, ordinances, restrictions, rules and regulations, as well as all applicable covenants, restrictions or deed restrictions affecting the Project (collectively, the “Applicable Rules and Restrictions”), Tenant shall have the right throughout the Lease Term to install its signage in a location near the main entrance to the Premises (“Fascia Sign”) provided that Landlord, acting reasonably, approves the Fascia Sign (including all structural engineering and aesthetic aspects thereof) and the exact location where the same is to be installed. The engineering, manufacture, installation, maintenance and removal of, and the procurement of all required approvals for, the Fascia Sign shall be at Tenant’s sole cost and expense. Notwithstanding the foregoing to the contrary, Landlord approves of the logo and appearance of the sign set forth in Exhibit J attached hereto; provided, however, the exact location and size of such sign is still subject to Landlord’s prior approval. The installation of the Fascia Sign shall be in compliance with all Applicable Rules and Restrictions. Prior to the manufacturing or installing the Fascia Sign, Tenant shall submit to Landlord, for Landlord’s approval which shall not be unreasonably withheld, delayed or, except as expressly provided herein, conditioned, (i) a report from a structural engineer reasonably acceptable to Landlord providing that (A) the Building can adequately support the installation of the Fascia Sign, and (B) the Fascia Sign can and will be installed in a manner that will not damage, or otherwise affect or diminish the structural integrity of, the Building, and (ii) a detailed drawing indicating the size, layout, design, configuration, lettering and/or graphics and color of the proposed Fascia Sign, together with the proposed location where the Fascia Sign is to be installed. In the event Landlord approves the structural report, the Fascia Sign and the location, Landlord shall evidence such approval in writing. Tenant shall install, repair, maintain, and remove the Fascia Sign with contractors approved by Landlord. Any such contractors shall satisfy Landlord’s insurance and indemnification requirements prior to performing any work. Tenant agrees that the installation, maintenance, repair and removal of the Fascia Sign shall be at Tenant’s sole risk. Tenant agrees to maintain the Fascia Sign in good condition and repair and, prior to the expiration of the Lease Term or the earlier termination of this Lease or Tenant’s right of possession under this Lease, Tenant shall remove the Fascia Sign at its sole cost and expense. In the event Tenant fails to repair or remove the Fascia Sign, Landlord shall have the right to repair or remove the Fascia Sign, as the case may be, and Tenant shall reimburse Landlord on demand for all costs incurred by Landlord in connection therewith, plus an additional charge equal to ten percent (10%) of such costs incurred by Landlord as a coordination fee, and upon any such removal Landlord shall have the right to dispose of the same in any manner Landlord so desires without any liability to Tenant therefor. TENANT AGREES TO INDEMNIFY AND HOLD LANDLORD HARMLESS FROM AND AGAINST ANY AND ALL LIENS, CLAIMS, DEMANDS, LIABILITIES, AND EXPENSES (INCLUDING REASONABLE ATTORNEY’S FEES) INCURRED OR SUFFERED BY LANDLORD AND EXISTING OUT OF OR IN ANY WAY RELATED TO THE INSTALLATION, MAINTENANCE, REPAIR OR REMOVAL OF THE FASCIA SIGN, EVEN IF THE SAME IS CAUSED IN PART (BUT NOT SOLELY) BY THE NEGLIGENCE OF LANDLORD, ITS EMPLOYEES, AGENTS OR REPRESENTATIVES. Notwithstanding anything herein to the contrary, Landlord shall have the right to terminate Tenant’s rights under this Paragraph 19(ee) by providing written notice of termination to Tenant if, at any time, Tenant (1) assigns this Lease, (2) subleases any portion of the Premises, or (3) suffers an event of default of any term or condition of this Lease. In the event Landlord terminates Tenant’s rights under this Paragraph 19(ee) as provided for in the immediately preceding sentence, Tenant shall remove the Fascia Sign from the Building and repair any damage to the Building caused by the installation, maintenance and/or removal thereof within thirty (30) days following receipt of Landlord’s written notice of termination, and, in the event Tenant fails to timely remove the Fascia Sign and/or repair such damage, Landlord shall have the right to do the same and Tenant shall reimburse Landlord on demand for all costs incurred by Landlord in connection therewith, plus an additional charge equal to ten percent (10%) of such costs incurred by Landlord as a coordination fee (and Tenant shall be deemed to have abandoned the Fascia Sign and Landlord shall have the right to dispose of the Fascia Sign in any manner Landlord shall choose in its sole discretion without any liability whatsoever to Tenant with respect thereto).

(ff) Bicycles. Tenant shall be permitted to bring onto the Premises bicycles.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE PAGE TO OFFICE LEASE

BY AND BETWEEN

EOSII PALO ALTO TECHNOLOGY CENTER, LLC, AS LANDLORD, AND

BILL.COM, INC., AS TENANT

IN WITNESS WHEREOF, the parties have executed this Lease to be effective as of the Date of this Lease.

“LANDLORD”		“TENANT”

EOSII PALO ALTO TECHNOLOGY CENTER, LLC, a Delaware limited liability company		BILL.COM, INC., a Delaware corporation

By:	KBS Capital Advisors, LLC, a Delaware limited liability company, as agent

By:	/s/ Brent Carroll	By:	/s/ Mark Orttung
Name:	Brent Carroll	Name:	Mark Orttung
	Senior Vice President 12/2/13	Title:	President & COO

EXHIBIT A-1

FLOOR PLAN OF THE PREMISES

A-1 — 1

EXHIBIT A-2

SITE PLAN OF THE PROJECT

A-2 — 1

EXHIBIT A-3

RENTABLE AREA

The term “Rentable Area” as used in the Lease shall mean:

(a) As to each floor of the Building on which the entire space rentable to tenants is or will be leased to one tenant (hereinafter referred to as “Single Tenant Floor”), Rentable Area shall be the entire area bounded by the inside surface of the four exterior glass walls (or the inside surface of the permanent exterior wall where there is no glass) on such floor, including (i) all areas used for elevator lobbies, corridors, or special stairways, restrooms, mechanical rooms, electrical rooms and telephone closets, without deduction for columns, and other structural portions of the Building or vertical penetrations that are included for the special use of Tenant and (ii) if the Building has more than one floor, a pro rata portion (calculated on the basis of the entire Rentable Area of the Building) of the area of the mailroom premises and entry lobby located on the first floor of the Building (as bounded by the inside surface of the walls thereof, but excluding the area contained within the exterior walls of the Building stairs, fire towers, vertical ducts, elevator shafts, flues, vents, stacks and pipe shafts).

(b) As to each floor of the Building on which space is or will be leased to more than one tenant (hereinafter referred to as “Multi-Tenant Floor”), Rentable Area attributable to each such lease shall be the total of (i) the entire area included within the Premises covered by such lease, being the area bounded by the inside surface of any exterior glass walls (or the inside surface of the permanent exterior wall where there is no glass) of the Building bounding such Premises, the exterior of all walls separating such Premises from public corridors or other public areas on such floor, and the centerline of all walls separating such Premises from other areas leased or to be leased to other tenants on such floor, (ii) a pro rata portion (calculated on the basis of the Rentable Area of the floor) of the area covered by the elevator lobbies, corridors, restrooms, mechanical rooms, electrical rooms and telephone closets situated on such floor and (iii) if the Building has more than one floor, a pro rata portion (calculated on the basis of the entire Rentable Area of the Building) of the area of the mailroom premises and entry lobby located on the main entry floor of the Building (as bounded by the inside surface of the walls thereof).

(c) As to any storage space leased to a tenant, the Rentable Area shall be the entire area included within the storage space covered by such lease, being the area bounded by the inside surface of any permanent exterior wall of the Building bounding such storage space, the exterior of all walls separating such storage space from public corridors or other public areas on such floor, and the centerline of all walls separating such storage space from other areas leased or to be leased to other tenants on such floor. The Rentable Area of storage space shall not be included within the Premises for purposes of determining Tenant’s Proportionate Share of Operating Costs.

A-3 — 1

EXHIBIT B

WORK LETTER

THIS WORK LETTER is attached as Exhibit B to the Office Lease between EOSII PALO ALTO TECHNOLOGY CENTER, LLC, as Landlord, and BILL.COM, INC., as Tenant, and constitutes the further agreement between Landlord and Tenant as follows:

(a)    Tenant Improvements. Landlord, at Tenant’s sole cost and expense, agrees to furnish or perform those items of construction and those improvements (the “Tenant Improvements”) specified in the Final Plans to be agreed to by Landlord and Tenant as set forth in Paragraph (b) below; provided, however, Landlord shall pay for the cost of such Tenant Improvements up to the extent of Landlord’s Construction Allowance as set forth in Paragraph (e) below.

(b)    Space Planner. Landlord has retained a space planner (the “Space Planner”) to prepare certain plans, drawings and specifications (the “Temporary Plans”) for the construction of the Tenant Improvements to be installed in the Premises by a general contractor selected by Landlord pursuant to this Work Letter. Landlord and Tenant have each approved of the preliminary space plan attached hereto as Exhibit B-1. Tenant shall deliver to Space Planner within ten (10) days after the execution of this Lease any and all necessary information required by the Space Planner to complete the Temporary Plans which shall be based on the preliminary space plan attached hereto as Exhibit B-1. Tenant shall have five (5) business days after its receipt of the proposed Temporary Plans to review the same and notify Landlord in writing of any comments or required changes, or to otherwise give its approval or disapproval of such proposed Temporary Plans. If Tenant fails to give written comments to or approve the Temporary Plans within such five (5) business day period, then Tenant shall be deemed to have approved the Temporary Plans as submitted. Landlord shall have five (5) business days following its receipt of Tenant’s comments and objections to redraw the proposed Temporary Plans in compliance with Tenant’s request and to resubmit the same for Tenant’s final review and approval or comment within five (5) business days of Tenant’s receipt of such revised plans. Such process shall be repeated twice and provided that the Space Planner has addressed, responded and/or provided a good faith objection to Tenant’s previous comments, then if at such time final approval by Tenant of the proposed Temporary Plans has not been obtained, then Landlord shall complete such Temporary Plans, at Tenant’s sole cost and expense, and it shall be deemed that Tenant has approved the Temporary Plans. Once Tenant has approved or has been deemed to have approved the Temporary Plans, then the approved (or deemed approved) Temporary Plans shall be thereafter known as the “Final Plans”. The Final Plans shall include the complete and final layout, plans and specifications for the Premises showing all doors, light fixtures, electrical outlets, telephone outlets, wall coverings, plumbing improvements (if any), data systems wiring, floor coverings, wall coverings, painting, any other improvements to the Premises beyond the shell and core improvements provided by Landlord and any demolition of existing improvements in the Premises. The improvements shown in the Final Plans shall (i) utilize Landlord’s building standard materials and methods of construction, (ii) be compatible with the shell and core improvements and the design, construction and equipment of the Premises, and (iii) comply with all applicable laws, rules, regulations, codes and ordinances.

(c)    Bids. As soon as practicable following the approval of the Final Plans, Landlord shall (i) obtain three (3) written non-binding itemized estimates of the costs of all Tenant Improvements shown in the Final Plans as prepared by three (3) general contractors selected by Landlord, and (ii) if required by applicable law, codes or ordinances, submit the Final Plans to the appropriate governmental agency for the issuance of a building permit or other required governmental approvals prerequisite to commencement of construction of such Tenant Improvements (“Permits”). Tenant acknowledges that any cost estimates are prepared by the general contractors and Landlord shall not be liable to Tenant for any inaccuracy in any such estimates. Within five (5) business days after receipt of the written non-binding cost estimates prepared by the general contractors, Tenant shall either (A) give its written approval with respect to the lowest qualifying estimate and authorization to proceed with construction or (B) immediately request the Space Planner to modify or revise the Plans in any manner desired by Tenant to decrease the cost of the Tenant Improvements. If Tenant is silent during such five (5) business day period, then Tenant shall be deemed to have approved the lowest qualifying non-binding cost estimate as set forth in Clause (A) above. If the Final Plans are revised pursuant to Clause (B) above, then Landlord shall request that the general contractors provide revised cost estimates to Tenant based upon the revisions to the Final Plans. Such modifications and revisions shall be subject to Landlord’s reasonable approval and shall be in accordance with the standards set forth

B — 1

in Paragraph (b) of this Work Letter. Within ten (10) business days after receipt of the general contractors’ original written cost estimate and the description, if any, of any Tenant Delay, Tenant shall give its final approval of the Final Plans to Landlord which shall constitute authorization to commence the construction of the Tenant Improvements in accordance with the Final Plans, as modified or revised. Tenant shall signify its final approval by signing a copy of each sheet or page of the Final Plans and delivering such signed copy to Landlord.

(d)    Construction. Landlord shall commence construction of the Tenant Improvements within ten (10) days following the later of (i) the approval of the Final Plans, or (ii) Landlord’s receipt of any necessary Permits. Landlord shall diligently pursue completion of construction of the Tenant Improvements and use its commercially reasonable efforts to complete construction of the Tenant Improvements as soon as reasonably practicable. Notwithstanding anything in this Lease or in this Work Letter to the contrary, Landlord’s Construction Allowance, as specified in Item 18 of the Basic Lease Provisions, shall be used only for the construction of the Tenant Improvements, and if construction of the Tenant Improvements is not completed by December 31, 2014 (“Construction Termination Date”) due to Tenant Delays, then Landlord’s obligation to provide the Landlord’s Construction Allowance, as specified in Item 18 of the Basic Lease Provisions, shall terminate and become null and void, and Tenant shall be deemed to have waived its rights in and to said Landlord’s Construction Allowance. In the event any unused balance of the Landlord’s Construction Allowance remains upon the Substantial Completion of the Tenant Improvements, Tenant hereby acknowledges that such unused balance shall be the sole property of Landlord.

(e)    Landlord’s Construction Allowance. Subject to the terms and provisions of this Work Letter, Landlord shall pay the cost of the Tenant Improvements (“Work”) up to the amount of the Landlord’s Construction Allowance. If the amount of the lowest qualified bid to perform the Work exceeds the Landlord’s Construction Allowance, Tenant shall bear the cost of such excess and shall pay the estimated cost of such excess to Landlord prior to commencement of construction of such Tenant Improvements and a final adjusting payment based upon the actual costs of the Tenant Improvements shall be made when the Tenant Improvements are completed. If the cost of the Work is less than such amount, then Tenant shall not receive any credit whatsoever for the difference between the actual cost of the Work and Landlord’s Construction Allowance. All remaining amounts due to Landlord shall be paid upon the earlier of Substantial Completion of the Tenant Improvements or presentation of a written statement of the sums due, which statement may be an estimate of the cost of any component of the Work. The cost of the permits, working drawings, hard construction costs, mechanical and electrical planning, fees, permits, general contract overhead, and a coordination fee payable to Landlord equal to five percent (5%) of the actual costs of construction and such costs or permits, fees, planning and contractor overhead shall be payable out of the Landlord’s Construction Allowance and shall be included in the cost of the Work. The cost of the Work shall not include any other fees payable to Landlord.

(f)    Change Order. If Tenant shall desire any changes to the Final Plans, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of reviewing any requested changes, and any and all costs of making any changes to the Tenant Improvements which Tenant may request and which Landlord may agree to shall be at Tenant’s sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order. In no event shall Landlord be obligated to perform any Tenant Improvements which would extend the construction period past the Construction Termination Date, unless such extension was mutually agreed to in writing by Landlord and Tenant prior to the commencement of said construction. If Landlord approves Tenant’s requested change, addition, or alteration, the Space Planner, at Tenant’s sole cost and expense, shall complete all working drawings necessary to show the change, addition or alteration being requested by Tenant.

(g)    Substantial Completion. “Substantial Completion” of construction of the Tenant Improvements shall be defined as the date upon which the Space Planner or other consultant engaged by Landlord determines that the Tenant Improvements have been substantially completed in accordance with the Final Plans except for Punch List items (defined below), unless the completion of such improvements was delayed due to any Tenant Delay (defined below), in which case the date of Substantial Completion shall be the date such improvements would have been completed, but for the Tenant Delays. The term “Punch List” items shall mean items that constitute minor defects or adjustments which can be completed after occupancy without causing any material interference with Tenant’s use of the Premises. After the completion of the Tenant Improvements, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of improvements performed on the Premises. The term

B — 2

“Tenant Delay” shall include, without limitation, any delay in the completion of construction of Tenant Improvements resulting from (i) Tenant’s failure to comply with the provisions of this Work Letter, (ii) any additional time as reasonably determined by Landlord required for ordering, receiving, fabricating and/or installing items or materials or other components of the construction of Tenant Improvements, including, without limitation, mill work, (iii) delay in work caused by submission by Tenant of a request for any change order (defined below) following Tenant’s approval of the Final Plans, or for the implementation of any change order, or (iv) any delay by Tenant in timely submitting comments or approvals to the Temporary Plans or Final Plans. The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of Rent by Tenant.

(h)    Additional TI Allowance. Provided that the costs to construct the Tenant Improvements exceed Landlord’s Construction Allowance, then Landlord agrees to provide Tenant with an additional allowance (the “Additional TI Allowance”) of up to $272,196.00 (which is equal to $12.00 per square foot of Rentable Area contained within the Premises) to be used by Tenant solely towards paying for that portion of the cost of constructing the Tenant Improvements in excess of Landlord’s Construction Allowance. In the event Tenant desires to utilize any portion of the Additional TI Allowance, then Tenant shall make a one-time request on or before the Commencement Date, indicating in such request the amount of such Additional TI Allowance Tenant desires that Landlord disburse. Landlord and Tenant hereby agree that in the event Tenant notifies Landlord in writing that Tenant desires any portion of the Additional TI Allowance, such portion requested by Tenant shall be amortized (at a rate of interest equal to eight percent (8%) per annum) over the period commencing on the date(s) that such sums were advanced or disbursed by Landlord (to the parties entitled to receive any such amounts) and ending on the expiration of the Initial Term of the Lease, and the monthly installments of Basic Annual Rent payable by Tenant hereunder shall be increased by the monthly amount necessary to so amortize such Additional TI Allowance so disbursed by Landlord. Tenant agrees to execute promptly an amendment to the Lease reflecting the increase in the Basic Annual Rent as described above.

(i)    Americans With Disabilities Act. Landlord agrees that any repairs or alterations required to the common area restrooms or existing restrooms located in the Premises due to the Americans With Disabilities Act which are solely triggered by the Tenant Improvements being constructed pursuant to this Exhibit B (provided such improvements are standard general office improvements) shall be constructed by Landlord at its sole cost and expense. Notwithstanding the foregoing, Landlord shall not be responsible for any such alterations or improvements to such restrooms if the improvements being constructed pursuant to this Exhibit B are not standard general office improvements. In addition, Landlord’s obligation to perform such work to such restrooms shall only be applicable with respect to the improvements being constructed in the Premises pursuant to this Exhibit B and shall not apply with respect to any future improvements or alterations constructed after the Commencement Date.

(j)    No Removal of Tenant Improvements. Notwithstanding anything to the contrary, Tenant shall have no obligation to remove the Tenant Improvements and restore the Premises to a condition existing prior to the installation of the Tenant Improvements upon the expiration or earlier termination of this Lease.

(k)    Asbestos Abatement. Landlord, at its sole cost and expense, agrees to abate any asbestos in the existing floor tiles. Such abatement work shall be performed in conjunction with the construction of the Tenant Improvements. The cost of such abatement work shall be at Landlord’s expense and shall not be deducted from the Landlord’s Construction Allowance.

B — 3

EXHIBIT B-1

APPROVED PRELIMINARY SPACE PLAN

B-1 — 1

EXHIBIT C

STANDARDS FOR UTILITIES AND SERVICES

The following are the Project Standards for Utilities and Services. Landlord reserves the right to adopt such reasonable, nondiscriminatory modifications and additions hereto as it deems appropriate.

1.    Landlord shall, subject to the limitations and provisions hereinafter set forth in this Exhibit C:

(a)    Provide automatic elevator facilities on Monday through Friday from 8:00 A.M. to 6:00 P.M. and Saturday from 9:00 A.M. to 1:00 P.M., excepting state and federal holidays (hereinafter referred to as “Business Hours”), and provide one (1) automatic elevator at all other times.

(b)    Provide to the Premises, during Business Hours (and at other times for an additional charge to be fixed by Landlord), heating, ventilation, and air conditioning (HVAC), when and to the extent, in the judgment of Landlord, any of such services may be required for the comfortable occupancy of the Premises for general office purposes. Landlord shall not be responsible for room temperatures and conditions in the Premises if the lighting and receptacle load for Tenant’s equipment and fixtures exceed those listed in paragraph (c) hereof, if the Premises are used for other than general office purposes or if the Building standard blinds or curtains in the Premises are not closed so as to screen the sun’s rays.

(c)    Furnish to the Premises electric current for routine lighting and the operation of general office machines such as typewriters, dictating equipment, desk model adding machines, and the like, which use 110 volt electric power, not to exceed the reasonable capacity of Building standard office lighting and receptacles, and not in excess of limits imposed or recommended by governmental authority.

(d)    Provide janitorial services to the common area restrooms in the Building Monday through Friday (except state and federal holidays). Tenant shall pay to Landlord the cost of removal of any of Tenant’s refuse and rubbish, to the extent that the same exceeds the refuse and rubbish which generally would be produced by the use of the Premises for general office purposes.

2.    No data processing equipment, other special electrical equipment (excluding personal computers utilizing 110 volt electric power, office equipment and standard office server equipment), air conditioning or heating units, or plumbing additions shall be installed, nor shall any changes to the Building HVAC, electrical or plumbing systems be made without the prior written consent of Landlord, which consent shall be subject to Landlord’s sole and absolute discretion. In the case of any such change, Landlord reserves the right to designate and/or approve the contractor to be used. Any permitted installations shall be made under Landlord’s supervision.

3.    Landlord shall not provide reception outlets or television or radio antennas for television or radio broadcast reception, and Tenant shall not install any such equipment without prior written approval from Landlord.

4.    Tenant will not, without the prior written consent of Landlord, use any apparatus, machine or device in the Premises, including, without limitation, duplicating machines, electronic data processing machines, punch card machines and machines using current in excess of 110 volts, which will in any way increase the amount of electricity or water usually furnished or supplied for use of the Premises as general office space, nor connect with electric current, except through existing electrical outlets in the Premises, any apparatus or device for the purpose of using electric current in excess of that usually furnished or supplied for use of the Premises as general office space.

5.    Tenant agrees to cooperate fully at all times with Landlord, and to abide by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of the Building HVAC, electrical, plumbing and other systems. Tenant shall comply with all laws, statutes, ordinances and governmental rules and regulations now in force or which may hereafter be enacted or promulgated in connection with Building services furnished to the Premises, including, without limitation, any governmental rule or regulation relating to the heating and cooling of the Building.

C-1

EXHIBIT D

BUILDING RULES AND REGULATIONS

1.    The sidewalks, entrances, passages, courts, elevators, vestibules, stairways and corridors of halls shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and the Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence, in the judgment of the Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom the Tenant normally deals only for the purpose of conducting its business in the Premises (such as clients, customers, office suppliers and equipment vendors, and the like) unless such persons are engaged in illegal activities. No tenant and no employees of any tenant shall go upon the roof of the Building without the written consent of Landlord.

2.    No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises other than Landlord standard window coverings. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreened without the written consent of Landlord . The Building is a “no smoking building” and Landlord shall have the right to enforce a no smoking rule within the Building and Project, except that Landlord agrees to designate certain areas outside the Building, but within the Project, as designated smoking areas.

3.    No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Premises, the Building or the Project without the prior written consent of the Landlord. If the Landlord shall have given such consent at the time, whether before or after the execution of this Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of this Lease, and shall be deemed to relate only to the particular sign, advertisement or notice so consented to by the Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord with respect to each and every such sign, advertisement or notice other than the particular sign, advertisement or notice , as the case may be, so consented to by the Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to such tenant. Interior signs on doors and the directory tablet shall be inscribed, painted or affixed for each tenant by the Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to the Landlord. The directory tablet will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.

4.    The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the window sills. Tenant shall see that the windows, transoms and doors of the Premises are closed and securely locked before leaving the Building and must observe strict care not to leave windows open when it rains. Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant’s employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing window coverings when the sun’s rays fall directly on the windows of the Premises. Tenant shall not tamper with or change the setting of any thermostats or temperature control valves.

5.    The toilet rooms, water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were considered, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

6.    No tenant shall mark, paint, drill into, or in any way deface any part of the Premises, the Building or the Project. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted, except with the prior written consent of the Landlord and as the Landlord may direct.

7.    No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by any tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items (including those suitable for microwave heating) for tenants and their employees shall be permitted, provided that the power required therefor shall not exceed that amount which can be provided by a 30 amp circuit. No tenant shall cause or permit any unusual or objectionable odors to be produced or permeate the Premises. Smoking or carrying lighted cigars, cigarettes or pipes in the Building is prohibited.

8.    The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises. No tenant shall occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco (except by a cigarette vending machine for use by Tenant’s employees) in any form, or as a medical office, or as a barber or manicure shop, or as an employment bureau, without the express written consent of Landlord. No tenant shall engage or pay any employees on the Premises except those actually working for such tenant on the Premises nor advertise for laborers giving an address at the Premises. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purposes.

9.    No tenant shall make, or permit to be made any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way. No tenant shall throw anything out of doors, windows or skylights or down the passageways.

10.    No tenant, subtenant or assignee nor any of their servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance.

11.    No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof. Each tenant must, upon the termination of his tenancy, restore to Landlord all keys of stores, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

12.    All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord shall determine from time to time, without the express written consent of Landlord. The moving of safes or other fixtures or bulky matter of any kind must be done upon previous notice to the Project Management Office and under its supervision, and the persons employed by any tenant for such work must be acceptable to the Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to prescribe the weight and position of all safes, which must be placed upon supports approved by Landlord to distribute the weight.

13.    No tenant shall purchase spring water, ice, towel, janitorial maintenance or other similar services from any person or persons not approved by Landlord.

14.    Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord’s opinion, tends to impair the reputation of the Building or the Project or its desirability as an office location, and upon written notice from Landlord, any tenant shall refrain from or discontinue such advertising.

15.    Landlord reserves the right to exclude from the Building between the hours of 6:00 P.M. and 8:00 A.M. and at all hours on Saturday, Sunday and legal holidays all persons who do not present a pass or card key to the Building approved by the Landlord. Each tenant shall be responsible for all persons who enter the Building with or at the invitation of such tenant and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of an invasion, mob riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right, without abatement of Rent, to require all persons to vacate the Building and to prevent access to the Building during the continuance of the same for the safety of the tenants, the protection of the Building, and the property in the Building.

16.    Any persons employed by any tenant to do janitorial work shall, while in the Building and outside of the Premises, be subject to and under the control and direction of the Project Management Office (but not as an agent or servant of said Office or of the Landlord), and such tenant shall be responsible for all acts of such persons.

17.    All doors opening onto public corridors shall be kept closed, except when in use for ingress and egress.

18.    The requirements of Tenant will be attended to only upon application to the Project Management Office.

19.    Canvassing, soliciting and peddling in the Building are prohibited and each tenant shall report and otherwise cooperate to prevent the same.

20.    All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

21.    No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

22.    There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks, except those equipped with rubber tires and rubber side guards.

23.    No vending machine or machines of any description shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

24.    The scheduling of tenant move-ins shall be subject to the reasonable discretion of Landlord.

25.    If the Tenant desires telephone or telegraph connections, the Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without direction from the Landlord.

26.    The term “personal goods or services vendors” as used herein means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a tenant, other than goods or services which are used by the Tenant only for the purpose of conducting its business in the Premises. “Personal goods or services” include, but are not limited to, drinking water and other beverages, food, barbering services and shoeshining services. Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon Landlord’s prior written consent and upon such reasonable terms and conditions, including, but not limited to, the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on Landlord or other tenants occasioned by the presence of such vendors or the sale by them of personal goods or services to the Tenant or its employees. If necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building.

EXHIBIT E

FORM ESTOPPEL CERTIFICATE

The undersigned,                     , a                      (“Tenant”), the tenant under that certain Office Lease dated                     , between Tenant and                     , a                     , as landlord (“Landlord”) hereby certifies as follows:

1.    The Premises (the “Premises”) under the Lease is Suite         ,                     .

2.    The Lease is in full force and effect and has not been modified or amended in any respect except by amendments dated                      (copies of which are attached).

3.    The Lease has not been assigned, encumbered, subleased or transferred in any manner other than:

                                                                                              .

4.    The Commencement Date of the Lease is                      and the expiration date of the Lease is                     . There are no options to extend the term of the Lease beyond such expiration date other than                     .

5.    The present monthly rental under the Lease is $        . The sum of $        , representing          month’s Rent has been paid in advance.

6.    The security deposit held by Landlord under the Lease is $        .

7.    Rent under the Lease has been paid through the month of                     . Tenant’s estimated share of Operating Costs payment have been paid through                     .

8.    The Premises are presently occupied by Tenant.

9.    Tenant has accepted the Premises without condition or qualification under the Lease and Landlord has completed and complied with all conditions of such acceptance.

10.    To Tenant’s actual knowledge without investigation, neither it nor the Landlord is in default (or will be in default following the delivery of notice, the passage of time, or both) or claims a default by the other under the Lease, or has any claims, defenses, or rights of offset against payment of Rent under the Lease, except as follows:

11.    Tenant acknowledges that Landlord has the right to assign the Lease and the Rent thereunder and to sell, assign, transfer, mortgage or otherwise encumber the Project without the consent of Tenant.

12.    Tenant makes this statement for the benefit and protection of                      with the understanding that                      intends to rely on this statement in connection with                     .

E-1

IN WITNESS WHEREOF, this certificate has been executed and delivered by the authorized officers or representatives of the undersigned as of                     .

“TENANT”

,
a

By:
Name:
Title:

E-2

EXHIBIT F

TENANT COMMENCEMENT CERTIFICATE

To:	(“Landlord”)

From:	(“Tenant”)

Date:	, 20

RE:	Property Address:

The undersigned, as an authorized representative of the Tenant under that certain Lease (the “Lease”) dated             , 20    , as modified (if applicable) by amendment(s) dated             , 20    , hereby certified that:

1.	Tenant has accepted possession and entered into occupancy of the Premises described in the Lease as of , 20 .

2.	The Commencement Date of the Lease [or the commencement of the term for the expansion of the Premises] was/is: , 20 .

3.	The Termination Date of the Lease is: , 20 .

4.	The Lease is in full force and effect.

Very truly yours,

TENANT

,
a

By:
Name:
Title:

F-1

EXHIBIT G

AMERICANS WITH DISABILITIES ACT

Tenant agrees to comply with all requirements of the Americans With Disabilities Act of 1990 (Public Law 101-336 {July 26, 1990}), and any other applicable or related law, code or ordinance applicable to the Premises and the Project, as the same are amended from time to time (collectively, the “Disability Acts”), to accommodate its employees, invitees and customers. Tenant acknowledges that it shall be wholly responsible for any accommodations or alterations which need to be made to the Premises to cause the same to comply with the Disability Acts. No provision in this Lease should be construed in any manner as permitting, consenting to or authorizing Tenant to violate requirements under any of the Disability Acts and any provision to the Lease which could arguably be construed as authorizing a violation of any of the Disability Acts shall be interpreted in a manner which permits compliance with such Disability Acts. Notwithstanding anything herein to the contrary, in the event of a conflict between the Lease and the terms of this Exhibit G, the terms of the Lease shall control and govern.

G-1

EXHIBIT H

FORM OF LETTER OF CREDIT

(CITY NATIONAL BANK LETTERHEAD)

ISSUE DATE:

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER:

BENEFICIARY:	(COMPLETE NAME AND ADDRESS)

APPLICANT:	(COMPLETE NAME AND ADDRESS)

AMOUNT:	(CURRENCY AND AMOUNT OF LC)

EXPIRY DATE AND PLACE: (INSERT DATE) AT CITY NATIONAL BANK, INTERNATIONAL DEPARTMENT, LOS ANGELES, CALIFORNIA

LADIES/GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN FAVOR OF THE ABOVE NAMED BENEFICIARY AVAILABLE BY PAYMENT OF YOUR DRAFT(S) AT SIGHT IN THE FORM ATTACHED HERETO AS EXHIBIT 1 WITH APPROPRIATE INSERTIONS AND ACCOMPANIED BY DOCUMENTS AS SPECIFIED BELOW:

1.	THIS ORIGINAL STANDBY LETTER OF CREDIT, AND AMENDMENT(S), IF ANY.

2.	BENEFICIARY’S SIGNED AND DATED STATEMENT WORDED AS FOLLOWS:

“I, (INSERT NAME OF SIGNER), AN AUTHORIZED SIGNER FOR                      (‘BENEFICIARY’) CERTIFY THAT THE AMOUNT OF THE ATTACHED DRAFT REPRESENTS FUNDS DUE AND PAYABLE TO BENEFICIARY PURSUANT TO THAT CERTAIN LEASE AGREEMENT BY AND BETWEEN                     , AS LANDLORD AND                     , AS TENANT, DATED (INSERT DATE OF LEASE). BENEFICIARY FURTHER CERTIFIES THAT AN EVENT OF DEFAULT BY THE TENANT IN THE PERFORMANCE OF ANY OF THE TERMS, PROVISIONS AND CONDITIONS OF THE LEASE HAS OCCURRED AND HAS NOT BEEN CORRECTED BEYOND ANY PERIODS OF NOTICE AND GRACE. THEREFORE, WE ARE DRAWING THE AMOUNT OF (INSERT AMOUNT OF DRAFT) UNDER CITY NATIONAL BANK LETTER OF CREDIT NUMBER (lc number).”

                                         OR,

“I, (INSERT NAME OF SIGNER), AN AUTHORIZED SIGNER FOR (NAME OF BENEFICIARY), CERTIFY THAT WE ARE IN RECEIPT OF A WRITTEN NOTICE FROM CITY NATIONAL BANK OF ITS ELECTION NOT TO EXTEND THE FOLLOWING REFERENCED LETTER OF CREDIT FOR AN ADDITIONAL PERIOD OF ONE YEAR, AND AS OF THE DATE OF THIS DRAWING, WE HAVE NOT RECEIVED AN ACCEPTABLE REPLACEMENT LETTER OF CREDIT FROM (NAME OF APPLICANT) (‘TENANT’). THEREFORE, PURSUANT TO THE LEASE, WE ARE DRAWING THE AMOUNT OF (INSERT AMOUNT OF DRAFT) UNDER CITY NATIONAL BANK LETTER OF CREDIT NUMBER (LC NUMBER).”

SPECIAL CONDITIONS:

1.	PARTIAL DRAWINGS ARE ALLOWED.

2.	MULTIPLE DRAWINGS ARE ALLOWED.

3.	IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE

DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR AN ADDITIONAL PERIOD OF ONE (1) YEAR FROM THE EXPIRY DATE HEREOF OR ANY FUTURE EXPIRY DATE, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO ANY EXPIRATION DATE, WE SHALL NOTIFY THE BENEFICIARY BY OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS, THAT WE ELECT NOT TO EXTEND THIS LETTER OF CREDIT FOR ANY SUCH ADDITIONAL PERIOD. HOWEVER, IN THE EVENT SUCH NOTICE IS GIVEN, YOU MAY DRAW THE THEN FULL AVAILABLE AMOUNT OF THIS LETTER OF CREDIT IN ACCORDANCE WITH THE TERMS HEREIN. IN NO EVENT SHALL THIS LETTER OF CREDIT BE EXTENDED BEYOND (FINAL EXPIRY DATE), THE FINAL EXPIRATION DATE.

4. PROVIDED THIS LETTER OF CREDIT IS EXTENDED IN ACCORDANCE WITH SPECIAL CONDITION NUMBER 3, THE AVAILABLE AMOUNT OF THIS LETTER OF CREDIT DURING ANY AVAILABILITY PERIOD SHALL BE THE LESSER OF,

(A) THE EXISTING AVAILABLE AMOUNT OF THE CREDIT AS A RESULT OF ANY PRIOR DRAWINGS PAID UNDER THIS CREDIT, OR

(B) THE BELOW SCHEDULED AVAILABLE AMOUNT FOR THAT AVAILABILITY PERIOD.

THE SCHEDULED AVAILABLE AMOUNT OF THE LETTER OF CREDIT IS AS FOLLOWS:

AVAILABILITY PERIOD	AVAILABLE AMOUNT
FROM LC ISSUE DATE THROUGH
THROUGH
THROUGH
THROUGH
THROUGH

5. THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY BY THE BENEFICIARY. TRANSFER OF THIS LETTER OF CREDIT IS SUBJECT TO CITY NATIONAL BANK’S RECEIPT OF AND AGREEMENT TO THE BENEFICIARY’S INSTRUCTIONS IN THE FORM ATTACHED HERETO AS EXHIBIT ‘A’, ACCOMPANIED BY THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENT(S), IF ANY. SUCH TRANSFER REQUEST BY THE BENEFICIARY SHALL BE EFFECTIVE BY CITY NATIONAL BANK’S ENDORSEMENT OF THE TRANSFER ON THE ORIGINAL LETTER OF CREDIT AND ITS DELIVERY BY US TO THE TRANSFEREE. TRANSFER FEES ARE FOR ACCOUNT OF THE APPLICANT.

WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED IF PRESENTED FOR PAYMENT AT THE OFFICE OF CITY NATIONAL BANK, INTERNATIONAL DEPARTMENT, 555 SOUTH FLOWER STREET, 24TH FLOOR, LOS ANGELES, CALIFORNIA 90071 ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED, THIS LETTER OF CREDIT IS ISSUED SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998 (“ISP98”), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590.

SHOULD YOU HAVE OCCASION TO COMMUNICATE WITH US REGARDING THIS LETTER OF CREDIT, KINDLY DIRECT YOUR COMMUNICATION TO THE ATTENTION OF OUR STANDBY LETTER OF CREDIT DEPARTMENT AT THE ABOVE ADDRESS OR PHONE (213) 673-8640, MAKING SPECIFIC REFERENCE TO OUR LETTER OF CREDIT NUMBER (LC NUMBER).

SINCERELY,

CITY NATIONAL BANK

AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE
NAME AND TITLE OF SIGNER	NAME AND TITLE OF SIGNER

THIS EXHIBIT 1 IS AN INTEGRAL PART OF IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

SIGHT DRAFT

DATE:

TO:	CITY NATIONAL BANK

555 SOUTH FLOWER STREET, 24TH FLOOR

LOS ANGELES, CALIFORNIA 90071

ATTN: INTERNATIONAL DEPARTMENT

AT SIGHT, PAY TO THE ORDER OF:

THE SUM OF                                                                                                                            U.S. DOLLARS

(USD                     )

DRAWN UNDER LETTER OF CREDIT NO. (LC NUMBER) OF CITY NATIONAL BANK, LOS ANGELES, CALIFORNIA.

(INSERT NAME OF BENEFICIARY)

BY:
(SIGNATURE)

NAME:
(PRINTED NAME)

TITLE:

PAYMENT OF THE AMOUNT SPECIFIED IN THIS DRAFT SHOULD BE MADE BY WIRE TRANSFER TO THE ACCOUNT OF BENEFICIARY AT:

NAME OF BANK:	WITH ABA NUMBER:

ACCOUNT NAME OF BENEFICIARY:

ACCOUNT NUMBER OF BENEFICIARY:

EXHIBIT ‘A’

THIS EXHIBIT IS AN INTEGRAL PART OF CITY NATIONAL BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO.

TRANSFER INSTRUCTIONS FORM

TO:                                                                                                                         DATE:

City National Bank

International Department

555 South Flower Street, 24th Floor

Los Angeles, California 90071

RE: City National Bank Letter of Credit No.

Dated

Ladies/Gentlemen:

For value received, the undersigned beneficiary hereby irrevocably transfers to:

(Name of Transferee)

(Address of Transferee)

all rights of the undersigned beneficiary to draw under the above-referenced Letter of Credit in its entirety.

By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the transferee and the transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the transferee without necessity of any consent of or notice to the undersigned beneficiary.

The original of the Letter of Credit is returned herewith together with any and all amendments, and we ask you to endorse the transfer on the reverse of the Letter of Credit, and forward it direct to the transferee with your customary notice of transfer.

Beneficiary name:	Signature Guaranteed The beneficiary’s signature with title conforms with that on file with us and as such is authorized for the execution of this document.

Authorized Signature:	Name of Bank:

Name of signer:	Authorized Signature:

Title of signer:	Name of signer:

Title of signer:

Telephone number:

EXHIBIT I

LOCATION OF RESERVED PARKING SPACES

I-1

EXHIBIT J

TENANT’S SIGN

J-1

ADDENDUM ONE

ONE RENEWAL OPTION AT MARKET

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

BY AND BETWEEN

EOSII PALO ALTO TECHNOLOGY CENTER, LLC

and

BILL.COM, INC.

(a)    Provided that as of the time of the giving of the Extension Notice and the Commencement Date of the Extension Term (as such terms are defined below), (x) Tenant is the Tenant originally named herein or a Permitted Transferee (as defined in Paragraph 11(a)), (y) Tenant actually occupies all of the Premises initially demised under this Lease and any space added to the Premises, and (z) no event of default exists beyond applicable notice and cure periods; then Tenant shall have the right to extend the Lease Term for an additional term of two (2) years (such additional term is hereinafter called the “Extension Term”) commencing on the day following the expiration of the Lease Term (hereinafter referred to as the “Commencement Date of the Extension Term”). Tenant must give Landlord notice (hereinafter called the “Extension Notice”) of its election to extend the term of the Lease Term at least nine (9) months, but not more than twelve (12) months, prior to the scheduled expiration date of the Lease Term.

(b)    The Basic Annual Rent payable by Tenant to Landlord during the Extension Term shall be the Fair Market Rent, as defined and determined pursuant to Paragraph (c), Paragraph (d), and Paragraph (e) below.

(c)    The term “Fair Market Rent” shall mean the Basic Annual Rent, expressed as an annual rent per square foot of Rentable Area, which Landlord would have received from leasing the Premises for the Extension Term to an unaffiliated person which is not then a tenant in the Project, assuming that such space were to be delivered in “as-is” condition, and taking into account the rental which such other tenant would most likely have paid for such premises, including market escalations. Fair Market Rent means only the rent component defined as Basic Annual Rent in the Lease and does not include reimbursements and payments by Tenant to Landlord with respect to operating expenses and other items payable or reimbursable by Tenant under the Lease (provided however, such amounts may be used in determined the Fair Market Rent for the Extension Term). In addition to its obligation to pay Basic Annual Rent (as determined herein), Tenant shall continue to pay and reimburse Landlord as set forth in the Lease with respect to such operating expenses and other items with respect to the Premises during the Extension Term. The arbitration process described below shall be limited to the determination of the Basic Annual Rent and shall not affect or otherwise reduce or modify the Tenant’s obligation to pay or reimburse Landlord for such operating expenses and other reimbursable items.

(d)    Landlord shall notify Tenant of its determination of the Fair Market Rent (which shall be made in Landlord’s sole and good faith discretion) for the Extension Term, and Tenant shall advise Landlord of any objection within thirty (30) days of receipt of Landlord’s notice. Failure to respond within the thirty (30) day period shall constitute Tenant’s deemed objection of such Fair Market Rent. If Tenant objects (or is deemed to have objected), Landlord and Tenant shall commence negotiations to attempt to agree upon the Fair Market Rent within thirty (30) days of Landlord’s receipt of Tenant’s notice (or, to the extent Tenant is deemed to have objected, the parties shall commence such negotiation after the expiration of the thirty (30) day period following Tenant’s receipt of Landlord’s notice). If the parties cannot agree, each acting in good faith but without any obligation to agree, then the arbitration procedure provided below to determine the Fair Market Rent.

(e)    Arbitration to determine the Fair Market Rent shall be in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. Unless otherwise required by state law, arbitration shall be conducted in the metropolitan area where the Project is located by a single arbitrator unaffiliated with either party. Either party may elect to arbitrate by sending written notice to the other party and the Regional Office of the American Arbitration Association within five (5) days after the thirty (30) day negotiating period provided in Paragraph (d), invoking the binding arbitration provisions of this paragraph. Landlord and Tenant shall

Addendum One-1

each submit to the arbitrator their respective proposal of Fair Market Rent. The arbitrator must choose between the Landlord’s proposal and the Tenant’s proposal and may not compromise between the two or select some other amount. The cost of the arbitration shall be paid by Landlord if the Fair Market Rent is that proposed by Tenant and by Tenant if the Fair Market Rent is that proposed by Landlord; and shall be borne equally otherwise. If the arbitrator has not determined the Fair Market Rent as of the end of the Lease Term, Tenant shall pay one hundred five percent (105%) of the Basic Annual Rent in effect under the Lease as of the end of the Lease Term until the Fair Market Rent is determined as provided herein. Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between them.

(f)    The parties consent to the jurisdiction of any appropriate court to enforce the arbitration provisions of this Addendum One and to enter judgment upon the decision of the arbitrator.

(g)    Except for the Basic Annual Rent as determined above, Tenant’s occupancy of the Premises during the Extension Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the initial Lease Term; provided, however, Tenant shall have no further right to extend the Lease Term pursuant to this Addendum One or to any allowances, credits or abatements or options to expand, contract, renew or extend the Lease.

(h)    If Tenant does not send the Extension Notice within the period set forth in Paragraph (a), Tenant’s right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Extension Notice and the notice of Tenant’s objection under Paragraph (d).

(i)    Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Extension Term. The Premises shall be tendered on the Commencement Date of the Extension Term in “as-is” condition.

(j)    If the Lease is extended for the Extension Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto.

(k)    If Tenant exercises its right to extend the term of the Lease for the Extension Term pursuant to this Addendum One, the term “Lease Term” as used in the Lease, shall be construed to include, when practicable, the Extension Term except as provided in Paragraph (g) above.

Addendum One-2

ADDENDUM TWO

RIGHT OF FIRST OFFER

ATTACHED TO AND A PART OF THE LEASE AGREEMENT

BY AND BETWEEN

EOSII PALO ALTO TECHNOLOGY CENTER, LLC

and

BILL.COM, INC.

(a)    “Offered Space” shall mean that certain 10,260 square feet of Rentable Area being the remaining portion of that certain building located at 1810 Embarcadero Road, Palo Alto, California.

(b)    Provided that as of the date of the giving of the First Offer Notice, (i) Tenant is the Tenant originally named herein or a Permitted Transferee (as defined in Paragraph 11(a)), (ii) Tenant actually occupies all of the Premises originally demised under this Lease and any premises added to the Premises, and (iii) no event of default exists beyond the applicable notice and cure period, if at any time during the Lease Term any portion of the Offered Space is vacant and unencumbered by any rights of any third party, then Landlord, before offering such Offered Space to anyone, other than the tenant then occupying such space (or its affiliates), shall offer to Tenant the right to include the Offered Space within the Premises on the same terms and conditions upon which Landlord intends to offer the Offered Space for lease; provided, however, in the event the First Offer Notice is delivered during the initial twenty-four (24) month period following the Commencement Date, then the Lease Term with respect to the Offered Space shall be coterminous with the Lease Term for the Premises and the terms with respect to the Offered Space shall be prorated accordingly. Notwithstanding anything to the contrary in the Lease, the right of first offer granted to Tenant under this Addendum Two shall be subject and subordinate to (i) the rights of all tenants at the Project under existing leases, and (ii) the herein reserved right of Landlord to renew or extend the term of any lease with the tenant then occupying such space (or any of its affiliates), whether pursuant to a renewal or extension option in such lease or otherwise.

(c)    Such offer shall be made by Landlord to Tenant in a written notice (hereinafter called the “First Offer Notice”) which offer shall designate the space being offered and shall specify the terms which Landlord intends to offer with respect to any such Offered Space. Tenant may accept the offer set forth in the First Offer Notice by delivering to Landlord an unconditional acceptance (hereinafter called “Tenant’s Notice”) of such offer within five (5) business days after delivery by Landlord of the First Offer Notice to Tenant. Time shall be of the essence with respect to the giving of Tenant’s Notice. If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Addendum Two with respect to the Offered Space designated in the First Offer Notice and execute the Amendment (defined below) within thirty (30) days after the delivery of the First Offer Notice, then Landlord shall be under no further obligation with respect to such space by reason of this Addendum Two.

(d)    Tenant must accept all Offered Space offered by Landlord at any one time if it desires to accept any of such Offered Space and may not exercise its right with respect to only part of such space. In addition, if Landlord desires to lease more than just the Offered Space to one tenant, Landlord may offer to Tenant pursuant to the terms hereof all such space which Landlord desires to lease, and Tenant must exercise its rights hereunder with respect to all such space and may not insist on receiving an offer for just the Offered Space.

(e)    If Tenant at any time declines any Offered Space offered by Landlord, Tenant shall be deemed to have irrevocably waived all further rights under this Addendum Two, and Landlord shall be free to lease the Offered Space to third parties including on terms which may be less favorable to Landlord than those offered to Tenant.

(f)    In the event that Tenant exercises its rights to any Offered Space pursuant to this Addendum Two, then Landlord shall prepare, and Tenant shall execute, an amendment to the Lease which confirms such expansion of the Premises and the other provisions applicable thereto (the “Amendment”).

Addendum Two-1

LEASE OF PREMISES		1
BASIC LEASE PROVISIONS		1
STANDARD LEASE PROVISIONS		4
1.	TERM	4
2.	BASIC ANNUAL RENT AND SECURITY DEPOSIT	4
3.	ADDITIONAL RENT	6
4.	IMPROVEMENTS AND ALTERATIONS	11
5.	REPAIRS	12
6.	USE OF PREMISES	13
7.	UTILITIES AND SERVICES	15
8.	NON-LIABILITY AND INDEMNIFICATION OF LANDLORD; INSURANCE	16
9.	FIRE OR CASUALTY	19
10.	EMINENT DOMAIN	20
11.	ASSIGNMENT AND SUBLETTING	20
12.	DEFAULT	23
13.	ACCESS; CONSTRUCTION	25
14.	BANKRUPTCY	26
15.	SUBSTITUTION OF PREMISES	23
16.	SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES	26
17.	SALE BY LANDLORD; TENANT’S REMEDIES; NONRECOURSE LIABILITY	27
18.	PARKING; COMMON AREAS	28
19.	MISCELLANEOUS	30

LIST OF EXHIBITS

Exhibit A-1	Floor Plan(s)
Exhibit A-2	Site Plan of the Project
Exhibit A-3	Rentable Area
Exhibit B	Intentionally Deleted
Exhibit C	Utilities and Services
Exhibit D	Building Rules and Regulations
Exhibit E	Form Estoppel Certificate
Exhibit F	Tenant Commencement Certificate
Exhibit G	ADA
Exhibit H	Form of Letter of Credit
Exhibit I	Location of Reserved Parking Spaces
Exhibit J	Tenant’s Sign

Addendum One	One Renewal Option at Market
Addendum Two	Right of First Offer

-i-

FIRST AMENDMENT TO OFFICE LEASE

This First Amendment to Office Lease (this “First Amendment”) by and between EOSII PALO ALTO TECHNOLOGY CENTER, LLC, a Delaware limited liability company (“Landlord”), and BILL.COM, INC., a Delaware corporation (“Tenant”), to be effective on and as of the date that Landlord executes this First Amendment as set forth on the signature page below (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are parties to that certain Office Lease dated December 2, 2013 (the “Lease”), pursuant to which Tenant is currently leasing certain premises containing a total of 22,683 square feet of Rentable Area designated as Suites 100B, 101A and 101B (the “Existing Premises”) in that certain building located at 1810 Embarcadero Road, Palo Alto, California 94303 (the “1810 Building”), being in that certain multi-building project known as the Palo Alto Technology Center in Palo, Alto, California (the “Project”); and

WHEREAS, the Lease Term is currently scheduled to expire on May 29, 2019 (the “Current Expiration Date”); and

WHEREAS, Landlord and Tenant desire to amend the terms of the Lease to provide for the expansion of the Premises, as more particularly provided herein.

NOW, THEREFORE, pursuant to the foregoing, and in consideration of the mutual covenants and agreements contained in the Lease and herein, the Lease, effective as of the Effective Date, is hereby modified and amended as set out below:

1.	Definitions. All capitalized terms used herein shall have the same meaning as defined in the Lease, unless otherwise defined in this First Amendment.

2.

Expansion of Premises. Effective on the earliest to occur of (i) the date that is fourteen (14) days following the date that the Tenant Improvements are Substantially Completed, or (ii) the date that is fourteen (14) days following the date that the Tenant Improvements would have been Substantially Completed except for Tenant Delays, or (iii) the date that Tenant, or any person occupying any of the Premises with Tenant’s permission, commences business operations from the Expansion Premises (the earliest of (i) – (iii) being the “Expansion Commencement Date”), the Existing Premises shall be expanded to include that certain 5,985 square feet of Rentable Area designated as Suite 201 (the “Expansion Premises”) in that certain building in the Project located at 1804 Embarcadero Road, Palo Alto, California (the “1804 Building”), as such Expansion Premises is more particularly depicted in Exhibit A attached hereto. The Lease Term with respect to the Expansion Premises shall be coterminous with the Lease Term for the Existing Premises, which is currently scheduled to expire on the Current Expiration Date. Following the Expansion Commencement Date, the “Premises” under the Lease shall be deemed to contain a total of 28,668 square feet of Rentable Area consisting of the Existing Premises and the Expansion Premises; provided, however, the terms of Paragraph 19(ee) of the Lease shall not be applicable to the Expansion Premises and Tenant shall not receive fascia signage on the 1804 Building. Tenant acknowledges that another tenant currently occupies the Expansion Premises and that Landlord is contemporaneously executing a lease amendment with such existing tenant in order to reduce its premises by the Expansion Premises, however, in no event shall Landlord be liable to Tenant in the event such existing tenant holds over in the Expansion Premises. In the event that such existing tenant does not vacate the Expansion Premises by April 30, 2016, this First Amendment shall be considered null and void and neither party shall have any obligation to the other under this First Amendment. The terms “Tenant Improvements,” “Substantially Completed,” and “Tenant Delays” are defined in the Work Letter attached hereto as Exhibit B.

3.

Basic Annual Rent. Tenant shall continue to pay Basic Annual Rent with respect to the Existing Premises in accordance with the terms and conditions of the Lease. Commencing on the Expansion Commencement Date and continuing through the expiration of the Lease Term, Tenant shall also pay Basic Annual Rent for the Expansion Premises as follows:

Period	Rate/rsf/month	Monthly lnstallment
E.C.D.* – 02/28/2017*	$5.50	$32,917.50
03/01/2017 – 02/28/2018	$5.67	$33,934.95
03/01/2018 – 02/28/2019	$5.83	$34,892.55
03/01/2019 – 05/29/2019	$6.01	$35,969.85

*E.C.D. shall mean and refer to the Expansion Commencement Date.

4.

Additional Rent. Tenant shall continue to pay Additional Rent with respect to the Existing Premises on a triple net basis in accordance with the terms and conditions of the Lease. In addition, Tenant shall also pay Additional Rent with respect to the Expansion Premises; provided, however, with respect to the Additional Rent payable in connection with the Expansion Premises, Tenant shall pay Tenant’s Proportionate Share (defined below) of the Operating Costs attributable to the 1804 Building to the extent such Operating Costs are in excess of the Operating Costs incurred for the calendar year 2016. Because Tenant’s payment of Additional Rent with respect to the Expansion Premises is only to the extent the Operating Costs are in excess of the Operating Costs for the calendar year 2016 (as opposed to on a triple net basis, which is the method in which the Additional Rent payable by Tenant is calculated under the Lease with respect to the Existing Premises), for the purposes of calculating Tenant’s Additional Rent attributable to the Expansion Premises, “Tenant’s Proportionate Share” shall be deemed to be equal to 14.9625% (5,985 rsf I 40,000 rsf). In addition, for purposes of determining Operating Costs with respect to the Expansion Premises, the terms of Paragraph 7 below shall amend the definition of Operating Costs in the Lease, but only as far as Additional Rent is calculated for the Expansion Premises. For the avoidance of doubt, Tenant will not be charged for any Operating Costs with respect to the Expansion Premises for the calendar year 2016.

5.

Condition of Premises. Notwithstanding anything in the Lease to the contrary, Landlord shall deliver the Expansion Premises to Tenant, and Tenant shall accept the Expansion Premises from Landlord, in its existing “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition, and Landlord shall have no obligation whatsoever to refurbish or otherwise improve the Expansion Premises at any time during the Lease Term; provided, however, Landlord agrees to perform certain improvements to the Expansion Premises in accordance with the terms and conditions of the Work Letter attached hereto as Exhibit B and incorporated herein for all purposes.

6.

Parking. As of the Expansion Commencement Date, as a result of the expansion into the Expansion Premises, the total number of parking spaces allocated to Tenant in Item 13 of the Basic Lease Provisions of the Lease shall be increased by a total of nineteen (19) unreserved parking spaces.

7.

Basic Services. Because Tenant is not leasing the Expansion Premises on a triple net basis, for purposes of calculating Additional Rent with respect to the Expansion Premises, the definition of Operating Costs shall be amended as follows (it being agreed that for purposes of calculating Additional Rent payable with respect to the Existing Premises, the following modifications to the Operating Cost definition shall not apply):

2

(a)

Electricity. The cost of electricity furnished to the 1804 Building shall be included in Operating Costs for such 1804 Building for purposes of calculating Tenant’s Proportionate Share of Operating Costs for the Expansion Premises. Alternatively, if Landlord reasonably determined that Tenant is using electricity in excess of the electricity used by normal and customary office users, then Landlord may elect to cause the electricity to the Expansion Premises to be separately metered at Tenant’s sole cost and expense, in which case Landlord shall determine and Tenant shall pay the actual amount of Tenant’s equitable share of the monthly charge for such electricity, as Additional Rent, which amount Landlord shall reasonably determine and invoice to Tenant, and in such case the Operating Costs reimbursable by Tenant with respect to the Expansion Premises shall be adjusted accordingly in order to account for the fact that Tenant is paying directly for its electrical usage for the Expansion Premises.

(b)	Janitorial. Landlord shall provide, as an Operating Cost, janitorial services five (5) days per week, other than holidays, to the Expansion Premises.

(c)	Trash Removal. Landlord shall contract for trash removal services for the 1804 Building. The cost of such trash removal services for the 1804 Building shall be included in Operating Costs.

(d)

Building HVAC Repairs. The cost to repair and maintain the Building HVAC system serving the Expansion Premises shall be included in Operating Costs payable by Tenant; provided, however, with respect to any supplemental HVAC system exclusively serving the Premises, Tenant, at its cost and expense, shall perform all repairs, replacements and maintenance for such supplemental HVAC systems.

8.	CASp Inspection. To Landlord’s current knowledge, as of the Effective Date the Premises has not undergone inspection by a Certified Access Specialist (CASp).

9.

Renewal Option. To the extent Tenant elects to exercise the renewal option set forth in Addendum One to the Lease, Tenant shall be required to exercise the renewal option with respect to the entirety of the Premises (i.e., inclusive of both the Existing Premises and Expansion Premises).

10.

Broker. Tenant warrants to Landlord that it has had no dealings with any broker or agent, other than Cornish & Carey Commercial Newmark Knight Frank (“Broker”), in connection with the negotiation or execution of this First Amendment. Tenant agrees to indemnify and hold Landlord harmless from and against any and all costs, expenses or liability for commissions or other compensations or charges claimed by any broker or agent, other than Broker, claiming to have represented Tenant with respect to this First Amendment.

11.

Miscellaneous. With the exception of those terms and conditions specifically modified and amended herein, the herein referenced Lease shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the terms and provisions of this First Amendment and the terms and provisions of the Lease, the terms and provisions of this First Amendment shall supersede and control.

3

12.

Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this First Amendment, the parties may execute this First Amendment via counterparts and exchange facsimile copies of such executed counterparts via telefax or e-mail, and such telefaxed or e-mailed facsimile counterparts shall serve as originals.

[SIGNATURE PAGE FOLLOWS]

4

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Office Lease as of the Effective Date.

LANDLORD:

EOSII PALO ALTO TECHNOLOGY CENTER LLC, a Delaware limited liability company

By:	KBS Capital Advisors LLC
a Delaware limited liability company
its authorized agent

	By:	/s/ Brent Carroll
Brent Carroll
Senior Vice President

	Date:	2/29/16

TENANT:

BILL.COM, INC., a Delaware corporation

By:	/s/ John Rettig

Name:	John Rettig

Title:	Chief Financial Officer

Date:	02/26/2016

5

EXHIBIT A

EXPANSION PREMISES

1804 Embarcadero Road

2nd Floor

Palo Alto, CA 94303

A-1

EXHIBIT B

WORK LETTER

(a)        Landlord agrees to furnish or perform, at Landlord’s sole cost and expense and using building standard materials and methods of construction, those items of construction and those improvements to the Expansion Premises (the “Tenant Improvements”) as specified below:

(i)	Professionally clean the Expansion Premises;

(ii)	Repair any damaged or stained ceiling tiles in the Expansion Premises;

(iii)	Replace any old or burnt out light bulbs in the Expansion Premises with building standard light bulbs;

(iv)	Paint the interior walls of the Expansion Premises using building standard paint in a color mutually agreed upon by Landlord and Tenant;

(v)	Repair any damaged window blinds in the Expansion Premises;

(vi)	Repair/patch damaged carpet in the Expansion Premises; and

(vii)	Replace the damaged window film on the exterior double doors.

(b)        If Tenant shall desire any changes in the Tenant Improvements, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of reviewing any requested changes, and any and all costs of making any changes to the Tenant Improvements which Tenant may request and which Landlord may agree to shall be at Tenant’s sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order.

(c)        Landlord shall proceed with and complete the construction of the Tenant Improvements. As soon as such improvements have been Substantially Completed, Landlord shall notify Tenant in writing of the date that the Tenant Improvements were Substantially Completed. The Tenant Improvements shall be deemed substantially completed (“Substantially Completed”) when, in the opinion of the Landlord’s architect (whether an employee or agent of Landlord or a third party architect) (“Architect”), the Expansion Premises are substantially completed except for punch list items which do not prevent in any material way the use of the Expansion Premises for the purposes for which they were intended. In the event Tenant, its employees, agents, or contractors cause construction of such Tenant Improvements to be delayed, the date of Substantial Completion shall be deemed to be the date that, in the opinion of the Architect, Substantial Completion would have occurred if such delays had not taken place. Without limiting the foregoing, Tenant shall be solely responsible for delays caused by Tenant’s request for any changes in the plans, Tenant’s request for long lead items or Tenant’s interference with the construction of the Tenant Improvements (each of the foregoing, a “Tenant Delay”), and such Tenant Delays shall not cause a deferral of the Expansion Commencement Date beyond what it otherwise would have been. After the Expansion Commencement Date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises. In the event of any dispute as to the Tenant Improvements, including the Expansion Commencement Date, the certificate of the Architect shall be conclusive absent manifest error.

B-1

(d)        The failure of Tenant to take possession of or to occupy the Expansion Premises shall not serve to relieve Tenant of obligations arising on the Expansion Commencement Date or delay the payment of rent by Tenant with respect to the Expansion Premises. Subject to applicable ordinances and building codes governing Tenant’s right to occupy or perform in the Expansion Premises, Tenant shall be allowed to install its tenant improvements, machinery, equipment, fixtures, or other property on the Expansion Premises during the final stages of completion of construction provided that Tenant does not thereby interfere with the completion of construction or cause any labor dispute as a result of such installations, and provided further that Tenant does hereby agree to indemnify, defend, and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Project, Building or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such installations, EVEN IF SUCH LOSS, DAMAGE, LIABILITY, DEATH, OR PERSONAL INJURY WAS CAUSED SOLELY OR IN PART BY LANDLORD’S NEGLIGENCE, BUT NOT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD. Any such occupancy or performance in the Expansion Premises shall be in accordance with the provisions governing alterations in the Lease, and shall be subject to Tenant providing to Landlord satisfactory evidence of insurance for personal injury and property damage related to such installations and satisfactory payment arrangements with respect to installations permitted hereunder. Delay in putting Tenant in possession of the Expansion Premises shall not serve to extend the Lease Term or to make Landlord liable for any damages arising therefrom.

(e)        Except for incomplete punch list items, Tenant upon the Expansion Commencement Date shall have and hold the Expansion Premises as the same shall then be without any liability or obligation on the part of Landlord for making any further alterations or improvements of any kind in or about the Expansion Premises.

B-2

SECOND AMENDMENT TO OFFICE LEASE

This Second Amendment to Office Lease (this “Second Amendment”) by and between EOSII PALO ALTO TECHNOLOGY CENTER, LLC, a Delaware limited liability company (“Landlord”), and BILL.COM, INC., a Delaware corporation (“Tenant”), to be effective on and as of the date that Landlord executes this Second Amendment as set forth on the signature page below (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are parties to that certain Office Lease dated December 2, 2013 (the “Original Lease”), as amended by that certain First Amendment to Office Lease dated February 29, 2016 (the “First Amendment;” the Original Lease, as so amended, being the “Lease”), pursuant to which Tenant is currently leasing certain premises containing a total of 28,668 square feet of Rentable Area (the “Existing Premises”) consisting of (i) that certain 22,683 square feet of Rentable Area designated as Suites 100B, 101A and 101B (the “1810 Embarcadero Portion”) in that certain building located at 1808 – 1810 Embarcadero Road, Palo Alto, California 94803 (the “1808 – 1810 Building”), and (ii) that certain 5,985 square feet of Rentable Area designated as Suite 201 (the “1804 Embarcadero Portion”) in that certain building located at 1804 Embarcadero Road, Palo Alto, California 94803 (the “1804 Building”), all being in that certain multi-building project known as the Palo Alto Technology Center in Palo, Alto, California (the “Project”); and

WHEREAS, the Lease Term is currently scheduled to expire on May 29, 2019 (the “Current Expiration Date”); and

WHEREAS, Landlord and Tenant desire to amend the terms of the Lease to provide for the expansion of the Premises, as more particularly provided herein.

NOW, THEREFORE, pursuant to the foregoing, and in consideration of the mutual covenants and agreements contained in the Lease and herein, the Lease, effective as of the Effective Date, is hereby modified and amended as set out below:

1.	Definitions. All capitalized terms used herein shall have the same meaning as defined in the Lease, unless otherwise defined in this Second Amendment.

2.

Expansion of Premises. Effective on the earlier to occur of (i) the later to occur of (A) the date that is sixty (60) days following the date that Accellion vacates the Expansion Premises or (B) February 1, 2017, or (ii) the date that Tenant, or any person occupying any of the Expansion Premises with Tenant’s permission, commences business operations from the Expansion Premises (the earlier of (i) and (ii) being the “Expansion Commencement Date”), the Existing Premises shall be expanded to include that certain 10,260 square feet of Rentable Area designated as Suite 100A (the “Expansion Premises”) in that certain 1808 – 1810 Building, as such Expansion Premises is more particularly depicted in Exhibit A attached hereto. The Lease Term with respect to the Expansion Premises shall be coterminous with the Lease Term for the Existing Premises, as such Lease Term is being extended pursuant to Paragraph 3 below. Following the Expansion Commencement Date, the “Premises” under the Lease shall be deemed to contain a total of 38,928 square feet of Rentable Area consisting of the Existing Premises and the Expansion Premises. Tenant acknowledges that another tenant currently occupies the Expansion Premises (“Accellion”) and that Landlord is contemporaneously executing a lease amendment with Accellion in order to reduce its premises by the Expansion Premises, however, in no event shall Landlord be liable to Tenant in the event such existing tenant holds over in the Expansion Premises; provided, however, if Accellion does not vacate the Expansion Premises by February 1, 2017, then Tenant shall be entitled to terminate this

Second Amendment by delivering written notice to Landlord after February 1, 2017 but prior to the date that Accellion actually vacates the Expansion Premises. Following Accellion’s surrender of the Expansion Premises to Landlord, Landlord shall deliver the same to Tenant in order for Tenant to construct the Tenant Improvements pursuant to and in accordance with the terms of Exhibit B attached hereto and incorporated herein for all purposes.

3.

Extension of Lease Term. The Lease Term, currently scheduled to expire on May 29, 2019, is hereby extended for an additional period of time commencing on May 30, 2019 (the “Extension Term Commencement Date”) and terminating on May 31, 2020 (the “Extension Term”), upon and subject to all of the terms of the Lease, except as otherwise herein amended.

4.	Basic Annual Rent.

(a)

Expansion Premises. Commencing on the Expansion Commencement Date and continuing thereafter for the remainder of the Extension Term, Tenant shall pay Basic Annual Rent for the Expansion Premises as follows:

Period	Rate/rsf/month	Monthly Installment
E.C.D.* – 01/31/2018	$4.15	$42,579.00
02/01/2018 – 01/31/2019	$4.27	$43,810.20
02/01/2019 – 01/31/2020	$4.40	$45,144.00
02/01/2020 – 05/31/2020	$4.53	$46,477.80

*E.C.D. shall mean and refer to the Expansion Commencement Date.

(b)

1810 Embarcadero Portion. Tenant shall continue to pay Basic Annual Rent with respect to the 1810 Embarcadero Portion in accordance with the terms and conditions of the Lease through the Current Expiration Date. Commencing on the Extension Term Commencement Date and continuing through the expiration of the Extension Term, Tenant shall also pay Basic Annual Rent for the 1810 Embarcadero Portion as follows:

Period	Rate/rsf/month	Monthly Installment
05/30/2019 – 01/31/2020	$4.40	$99,805.20
02/01/2020 – 05/31/2020	$4.53	$102,753.99

(c)

1804 Embarcadero Portion. Tenant shall continue to pay Basic Annual Rent with respect to the 1804 Embarcadero Portion in accordance with the terms and conditions of the Lease through the Current Expiration Date. Commencing on the Extension Term Commencement Date and continuing through the expiration of the Extension Term, Tenant shall also pay Basic Annual Rent for the 1804 Embarcadero Portion as follows:

Period	Rate/rsf/month	Monthly Installment
05/30/2019 – 01/31/2020	$6.04	$36,149.40
02/01/2020 – 05/31/2020	$6.17	$36,927.45

5.	Additional Rent.

(a)

1804 Embarcadero Portion. Tenant shall continue to pay Additional Rent throughout the Extension Term with respect to the 1804 Embarcadero Portion in accordance with the terms and conditions of Paragraph 4 of the First Amendment, such that Tenant shall pay Tenant’s

2

Proportionate Share (as defined in Paragraph 4 of the First Amendment) of the Operating Costs with respect to the 1804 Building to the extent such Operating Costs are in excess of the Operating Costs incurred for the calendar year 2016.

(b)

1810 Embarcadero Portion and Expansion Premises. Tenant shall continue to pay Additional Rent with respect to the 1810 Embarcadero Portion in accordance with the terms and conditions of the Lease; provided, however, commencing on the Expansion Commencement Date and continuing thereafter through the Extension Term, Tenant shall also pay Additional Rent with respect to the Expansion Premises (which such Additional Rent with respect to the Expansion Premises shall be on a triple net basis similar to the 1810 Embarcadero Portion). As a result, for the purposes of calculating Additional Rent with respect to the 1810 Embarcadero Portion and Expansion Premises from and after the Expansion Commencement Date, Tenant’s Proportionate Share with respect to the 1808 – 1810 Building (which was originally set forth in Item 4 of the Basic Lease Provisions of the Original Lease) shall be amended to be 100% (32,943 rsf / 32,943 rsf). For the avoidance of doubt, Paragraph 7 of the First Amendment shall not apply with respect to either the 1810 Embarcadero Portion or the Expansion Premises.

6.

Condition of Premises. Notwithstanding anything in the Lease to the contrary, Tenant is currently in possession of the Existing Premises and Tenant agrees to accept the Existing Premises in its existing “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition, and Landlord shall have no obligation whatsoever to refurbish or otherwise improve the Existing Premises at any time during the Lease Term, as herein extended for the Extension Term. Landlord shall deliver the Expansion Premises to Tenant, and Tenant shall accept the Expansion Premises from Landlord, in good working condition, including with the mechanical, electrical, plumbing, lighting, HVAC system and the roof being in good working condition, and otherwise in its “AS-IS” condition, and Landlord shall have no obligation whatsoever to refurbish or otherwise improve the Expansion Premises at any time during the Lease Term, as herein extended; provided, however, Landlord agrees to provide Tenant with a tenant improvement allowance equal to $102,600.00 (which is equal to $10.00 per square foot of Rentable Area in the Expansion Premises) (the “Landlord’s Construction Allowance”), which shall be applied towards the construction of certain improvements to the Expansion Premises in accordance with and subject to the terms and conditions of the Work Letter attached hereto as Exhibit B and incorporated herein for all purposes. Except to the extent it is Tenant’s responsibility under Paragraph 6(b) of the Original Lease, Landlord shall be responsible for all code compliance work for the Common Areas of the Project. Tenant shall have the right to manage its own construction with the Expansion Premises and Landlord’s coordination/management of such construction shall not exceed 3% of the cost of the Tenant Improvements being constructed pursuant to Exhibit B.

7.

Basic Services. Following the Expansion Commencement Date Tenant shall lease the entirety of the 1810 Building. As a result, the parties hereby agree that, from and after such date, the services to be provided by Landlord to the 1810 Embarcadero Portion and the Expansion Premises shall be revised as follows:

(a)

Utilities. Following the Expansion Commencement Date, Tenant shall cause all utilities serving the 1810 Building to be separately metered in Tenant’s name and Tenant shall pay directly to the utility company for such utility service charges.

(b)

Janitorial Service. Because Tenant shall be leasing the entirety of the 1810 Building, Landlord shall have no further responsibility to provide any janitorial service to the 1810 Building (including any restrooms therein) and Tenant shall be fully responsible for

3

providing all such janitorial service required to the 1810 Building. As such, with respect to calculating Tenant’s Proportionate Share of Operating Costs as it relates to the 1810 Embarcadero Portion and the Expansion Premises, in no event shall the janitorial services referenced in Paragraph 3(c)(ii) of the Original Lease include janitorial costs attributable to cleaning the interior of any other tenant’s or occupant’s premises; provided, however, the janitorial costs for the Common Areas of the Project (e.g., dayporter costs, window washing, pressure washing of sidewalks, etc.) shall continue to be included in Operating Costs for purposes of allocating Tenant’s Proportionate Share of Operating Costs attributable to the 1810 Embarcadero Portion and the Expansion Premises.

(c)

HVAC Maintenance. Commencing on the Expansion Commencement Date, Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system serving the 1810 Building by a licensed heating and air conditioning contractor, unless Landlord elects in its sole discretion to maintain such equipment. Tenant shall provide Landlord with written proof of said preventive maintenance contract within thirty (30) days of the Expansion Commencement Date. Any such maintenance and repairs will be performed by Landlord’s contractor, or at Landlord’s option, by such contractor or contractors as Tenant may choose from an approved list to be submitted by Landlord. Tenant agrees to pay all costs and expenses incurred in such maintenance and repair within seven (7) days after billing by such contractor or contractors. Notwithstanding the foregoing, and with respect to the base building HVAC unit for the 1810 Building (i.e., specifically excluding any supplemental HVAC units that may have been installed by Tenant or any predecessor tenant), if Tenant has complied with this Paragraph 7(c) regarding repair and maintenance of the HVAC system and, notwithstanding such compliance, such HVAC unit cannot, in the sole and reasonable business judgment of Landlord, be repaired other than at a cost which is in excess of fifty percent (50%) of the cost of replacing such unit, then the unit will be replaced by Landlord and the cost thereof shall be prorated between the parties as set forth herein over the useful life of the unit per GAAP accounting. Tenant shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (i.e. 1/144th of the replacement cost per month). The cost shall include a commercially reasonable interest rate on the unamortized balance. Tenant may prepay its obligation at any time. Such payments shall be deemed to be Additional Rent under the Lease. It will be in Landlord’s sole and reasonable discretion to determine the make, model and size of the replacement unit. Replacement of the unit shall not require Landlord to undertake any other work in or about the Premises with respect to the HVAC system.

8.

Parking. As of the Expansion Commencement Date, as a result of the expansion into the Expansion Premises, the total number of parking spaces allocated to Tenant in Item 13 of the Basic Lease Provisions of the Original Lease (and further amended by Paragraph 6 of the First Amendment) shall be increased by a total of thirty-three (33) unreserved parking spaces.

9.

One Renewal Option at Market. The renewal option reflected in Addendum One attached to the Original Lease is hereby deleted in its entirety and of no further force effect. Landlord hereby grants to Tenant the option to further extend the Lease Term in accordance with and subject to the terms of Exhibit C attached hereto and incorporated herein for all purposes.

10.	Right of First Offer. The Right of First Offer attached as Addendum Two to the Lease is hereby deleted in its entirety and of no further force or effect.

4

11.	CASp Inspection. To Landlord’s current knowledge, as of the Effective Date the Premises has not undergone inspection by a Certified Access Specialist (CASp).

12.

Broker. Tenant warrants to Landlord that it has had no dealings with any broker or agent, other than Cornish & Carey Commercial Newmark Knight Frank (“Broker”), in connection with the negotiation or execution of this Second Amendment. Tenant agrees to indemnify and hold Landlord harmless from and against any and all costs, expenses or liability for commissions or other compensations or charges claimed by any broker or agent, other than Broker, claiming to have represented Tenant with respect to this Second Amendment.

13.

Miscellaneous. With the exception of those terms and conditions specifically modified and amended herein, the herein referenced Lease shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the terms and provisions of this Second Amendment and the terms and provisions of the Lease, the terms and provisions of this Second Amendment shall supersede and control.

14.

Counterparts. This Second Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Second Amendment, the parties may execute this Second Amendment via counterparts and exchange facsimile copies of such executed counterparts via telefax or e-mail, and such telefaxed or e-mailed facsimile counterparts shall serve as originals.

[SIGNATURE PAGE FOLLOWS]

5

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Office Lease as of the Effective Date.

LANDLORD:

EOSll PALO ALTO TECHNOLOGY CENTER LLC, a Delaware limited liability company

By:	KBS Capital Advisors LLC
a Delaware limited liability company
its authorized agent

	By:	/s/ Brent Carroll
Brent Carroll
Senior Vice President

	Date:	11/29/16

TENANT:

BILL.COM, INC., a Delaware corporation

By:	/s/ John Rettig

Name:	John Rettig

Title:	CFO

Date:	11/22/2016

6

EXHIBIT A

EXPANSION PREMISES

A-1

EXHIBIT B

WORK LETTER

THIS WORK LETTER is attached as Exhibit B to the Office Lease between EOSII PALO ALTO TECHNOLOGY CENTER, LLC, as Landlord, and BILL.COM, INC., as Tenant, and constitutes the further agreement between Landlord and Tenant as follows:

(a) Tenant Improvements; Landlord’s Construction Allowance. The leasehold improvements to be constructed by Tenant in the Expansion Premises (the “Tenant Improvements”), at Tenant’s sole cost and expense (except for the Landlord’s Construction Allowance, as specified in Paragraph 6 of this Second Amendment), shall be constructed in accordance with the Final Plans to be submitted by Tenant and reviewed and approved by Landlord in accordance with the provisions of Paragraph (b) of this Exhibit B.

Landlord shall have no obligation to construct or to pay for the construction of the Tenant Improvements. However, Landlord agrees to contribute toward the cost of construction of the Tenant Improvements the cash sum of up to the Landlord’s Construction Allowance (as defined in Paragraph 6 of this Second Amendment). Notwithstanding anything in this Second Amendment or in this Work Letter to the contrary, Landlord’s Construction Allowance shall be used only for the construction of the Tenant Improvements, and if construction of the Tenant Improvements is not completed within six (6) months following the Effective Date of this Second Amendment (the “Construction Termination Date”), then Landlord’s obligation to provide the Landlord’s Construction Allowance, as specified in Paragraph 6 of this Second Amendment, shall terminate and become null and void, and Tenant shall be deemed to have waived its rights in and to said Landlord’s Construction Allowance. The Landlord’s Construction Allowance will be reduced by any out-of-pocket consulting or architectural fees incurred by Landlord. The construction costs that may be reimbursed from the Landlord’s Construction Allowance shall include only the following: costs of labor, equipment, supplies and materials furnished for construction of the Tenant Improvements; governmental fees and charges for required permits, plan checks, and inspections for the Tenant Improvements; charges of Tenant’s design professionals; and charges of Landlord’s design professionals for review of plans and monitoring of construction or installation of the Tenant Improvements. No other costs, fees or expenses of the Tenant Improvements shall be reimbursable out of the Landlord’s Construction Allowance.

Landlord’s payment of the Landlord’s Construction Allowance, or such portion thereof as Tenant may be entitled to, shall be made within thirty (30) days after each and all of the following conditions shall have been satisfied: (i) the Tenant Improvements shall have been completed in accordance with the Final Plans (as hereinafter defined); (ii) Tenant shall have delivered to Landlord satisfactory evidence that all mechanics’ lien rights of all contractors, suppliers, subcontractors, or materialmen furnishing labor, supplies or materials in the construction or installation of the Tenant Improvements have been unconditionally waived, released, or extinguished; (iii) Tenant shall have delivered to Landlord paid receipts or other written evidence satisfactorily substantiating the actual amount of the construction costs of the Tenant Improvements; (iv) Tenant shall have delivered to Landlord a final certificate of occupancy for the Expansion Premises; (v) Tenant shall not then be in default of any of the provisions of the Lease; and (vi) Tenant shall have occupied and opened for business at the Expansion Premises. If the actual cost of the Tenant Improvements is less than the Landlord’s Construction Allowance, then Tenant shall not receive any credit whatsoever for the difference between the actual cost of the Tenant Improvements and Landlord’s Construction Allowance.

(b) Preparation and Review of Plans for Tenant Improvements. Tenant has retained a space planner (the “Space Planner”), and the Space Planner has prepared (or will prepare) certain plans, drawings and specifications (the “Temporary Plans”) for the construction of the Tenant Improvements in the

Expansion Premises to be installed in the Expansion Premises by a general contractor selected by Tenant pursuant to this Work Letter. Subject to Landlord’s review and approval of final construction drawings, Landlord approves the floor plan for the Expansion Premises shown in Exhibit B-1 attached hereto and Landlord agrees that (other than the removal of any telephone and data cabling and wiring and Tenant’s furniture, fixtures and equipment), Tenant shall not be required to remove any of the improvements shown therein. Tenant shall deliver the Temporary Plans to Landlord within ten (10) days after the execution of this Second Amendment by Tenant. Landlord shall have five (5) business days after Landlord’s receipt of the proposed Temporary Plans to review the same and notify Tenant in writing of any comments or required changes, or to otherwise give its approval or disapproval of such proposed Temporary Plans. If Landlord fails to give written comments to or approve the Temporary Plans within such five (5) business day period, then Landlord shall be deemed to have rejected the Temporary Plans as submitted. Tenant shall have five (5) business days following its receipt of Landlord’s comments and objections to redraw the proposed Temporary Plans in compliance with Landlord’s request and to resubmit the same for Landlord’s final review and approval or comment within five (5) business days of Landlord’s receipt of such revised plans. Such process shall be repeated twice and if at such time final approval by Landlord of the proposed Temporary Plans has not been obtained, then Landlord shall complete such Temporary Plans, at Tenant’s sole cost and expense, to reflect Landlord’s objections or comments. Once Landlord has approved the Temporary Plans, the approved Temporary Plans shall be thereafter known as the “Final Plans”. The Final Plans shall include the complete and final layout, plans and specifications for the Expansion Premises showing all doors, light fixtures, electrical outlets, telephone outlets, wall coverings, plumbing improvements (if any), data systems wiring, floor coverings, wall coverings, painting, any other improvements to the Expansion Premises beyond the shell and core improvements provided by Landlord and any demolition of existing improvements in the Expansion Premises. The improvements shown in the Final Plans shall (i) utilize Landlord’s building standard materials and methods of construction, (ii) be compatible with the shell and core improvements and the design, construction and equipment of the Expansion Premises, and (iii) comply with all applicable laws, rules, regulations, codes and ordinances. Tenant, using the Space Planner, shall prepare or cause to be prepared and submitted the Final Plans, concurrently, and in each case by receipted courier or delivery service, to Landlord’s construction representative (“Landlord’s Construction Representative”), and Landlord’s offices for Landlord’s review and approval, which shall be consistent with the description of the Tenant Improvements set forth in the Temporary Plans.

Each set of proposed Final Plans furnished by Tenant shall include at least two (2) sets of prints. The Final Plans shall be compatible with the design, construction, and equipment of the Building, and shall be capable of logical measurement and construction. Unless Landlord shall otherwise agree in writing, the Final Plans shall be signed/stamped by the Space Planner, and shall include (to the extent relevant or applicable) such additional plans reasonably requested by Landlord related to the Tenant Improvements, including, without limitation, any and all additional plans related to Tenant’s specific use of the Expansion Premises, or as may be required by local city ordinance or building code.

Tenant shall submit all Final Plans concurrently to Landlord’s construction representative and offices, as designated above, for Landlord’s review and approval. Landlord shall have five (5) business days after Landlord’s receipt of the proposed Final Plans to review the same and notify Tenant in writing of any comments or required changes, or to otherwise give its approval or disapproval of such proposed Final Plans. If Landlord fails to give written comments to or approve the Final Plans within such five (5) business day period, then Landlord shall be deemed to have rejected the Final Plans as submitted. Tenant shall have five (5) business days following its receipt of Landlord’s comments and objections to redraw the proposed Final Plans in compliance with Landlord’s request and to resubmit the same for Landlord’s final review and approval or comment within five (5) business days of Landlord’s receipt of such revised plans. Such process shall be repeated as necessary until final approval by Landlord of the proposed Final Plans has been obtained. Landlord may at any time by written notice given in accordance with the notice provisions of the Lease change the name and/or address of the designated Landlord’s construction representative to receive plans delivered by Tenant to Landlord. In the event that Tenant disagrees with any of the changes to the proposed Final Plans required by Landlord, then Landlord and Tenant shall consult with respect thereto and each party shall use all reasonable efforts to promptly resolve any disputed elements of such proposed Final Plans. If such Final Plans are not resolved by Landlord and Tenant, then Tenant shall accept Landlord’s final changes to the proposed Final Plans. For purposes hereof, “business days” shall be all calendar days except Saturdays and Sundays and holidays observed by national banks in the State in which the Expansion Premises are situated.

Notwithstanding the preceding provisions of this Paragraph (b), under no circumstances whatsoever shall (i) any combustible materials be utilized above finished ceiling or in any concealed space, (ii) any structural load, temporary or permanent, be placed or exerted on any part of the Building without the prior written approval of Landlord, or (iii) any holes be cut or drilled in any part of the roof or other portion of the Building shell without the prior written approval of Landlord.

In the event that Tenant proposes any changes to the Final Plans (or any portion thereof) after the same have been approved by Landlord, Landlord shall not unreasonably withhold its consent to any such changes, provided the changes do not, in Landlord’s reasonable opinion, adversely affect the Building structure, systems, or equipment, or the external appearance of the Expansion Premises.

As soon as the Final Plans (or a portion thereof sufficient to permit commencement of construction or installation of the Tenant Improvements, if Tenant elects to proceed with a “fast track” construction) are mutually agreed upon, Tenant shall use diligent efforts to obtain all required permits, authorizations, and licenses from appropriate governmental authorities for construction of the Tenant Improvements (or such portion thereof, as applicable). Tenant shall be solely responsible for obtaining any business or other license or permit required for the conduct of its business at the Expansion Premises.

(c) Construction of the Tenant improvements. Construction or installation of the Tenant Improvements shall be performed by a licensed general contractor or contractors selected by Tenant and approved by Landlord, such approval not to be unreasonably withheld or delayed (the “Tenant’s Contractor,” whether one or more), pursuant to a written construction contract negotiated and entered into by and between the Tenant’s Contractor and Tenant and approved by Landlord. Each such contract shall (i) obligate Tenant’s Contractor to comply with all rules and regulations of Landlord relating to construction activities in the Building, (ii) name Landlord as an additional indemnitee under the provisions of the contract whereby the Tenant’s Contractor holds Tenant harmless from and against any and all claims, damages, losses, liabilities and expenses arising out of or resulting from the performance of such work, (iii) name Landlord as a beneficiary of (and a party entitled to enforce) all of the warranties of the Tenant’s Contractor with respect to the work performed thereunder and the obligation of the Tenant’s Contractor to replace defective materials and correct defective workmanship for a period of not less than one (1) year following final completion of the work under such contract, (iv) evidence the agreement of the Tenant’s Contractor that the provisions of the Lease shall control over the provisions of the contract with respect to distribution or use of insurance proceeds, in the event of a casualty during construction, and (v) evidence the waiver and release by the Tenant’s Contractor of any lien or right to assert a lien on all or any portion of the fee estate of Landlord in and to the Building as a result of the work performed or to be performed thereunder (and obligating the Tenant’s Contractor to include a substantially similar release and waiver provision in all subcontracts and purchase orders entered under or pursuant to the contract).

Tenant acknowledges and understands that all roof penetrations involved in the construction of the Tenant Improvements must be performed by the Landlord’s Building roofing contractor. All costs, fees and expenses incurred with such contractor in performing such work shall be a cost of the Tenant Improvements, payable in accordance with the provisions of this Exhibit B. Tenant or Tenant’s Contractor shall be responsible for all water, gas, electricity, sewer or other utilities used or consumed at the Expansion Premises during the construction of the Tenant Improvements.

Tenant specifically agrees to carry, or cause the Tenant’s Contractor to carry, during all such times as the Tenant’s work is being performed, (a) builder’s risk completed value insurance on the Tenant Improvements, in an amount not less than the full replacement cost of the Tenant Improvements, (b) a policy of insurance covering commercial general liability, in an amount not less than One Million Dollars ($1,000,000.00), combined single limit for bodily injury and property damage per occurrence (and combined single limit coverage of $2,000,000.00 in the aggregate), and automobile liability coverage (including owned, non-owned and hired vehicles) in an amount not less than One Million Dollars ($1,000,000.00) combined single limit (each person, each accident), and endorsed to show Landlord as an additional insured, and (c) workers’ compensation insurance as required by law, endorsed to show a waiver of subrogation by the insurer to any claim the Tenant’s Contractor may have against Landlord. Tenant shall not commence construction of the Tenant Improvements until Landlord has issued to Tenant a written authorization to proceed with construction after Tenant has delivered to Landlord’s construction representative (i) certificates of the insurance policies described above, (ii) copies of all permits required for construction of the Tenant Improvements and a copy of the permitted Final Plans as approved by the appropriate governmental agency, and (iii) a copy of each signed construction contract for the Tenant Improvements (a copy of each subsequently signed contract shall be forwarded to Landlord’s construction representative without request or demand, promptly after execution thereof and prior to the performance of any work thereunder). All of the construction work shall be the responsibility of and supervised by Tenant.

(d) Requirements for Tenant’s Work. All of Tenant’s construction with respect to the Expansion Premises shall be performed in substantial compliance with this Exhibit B and the Final Plans therefor previously approved in writing by Landlord (and any changes thereto approved by Landlord as herein provided), and in a good and workmanlike manner, utilizing only new materials. All such work shall be performed by Tenant in strict compliance with all applicable building codes, regulations and all other legal requirements. All materials utilized in the construction of Tenant’s work must be confined to within the Expansion Premises. All trash and construction debris not located wholly within the Expansion Premises must be removed each day from the Project at the sole cost and expense of Tenant. Landlord shall have the right at all times to monitor the work for compliance with the requirements of this Exhibit B. If Landlord determines that any such requirements are not being strictly complied with, Landlord may immediately require the cessation of all work being performed in or around the Expansion Premises or the Project until such time as Landlord is satisfied that the applicable requirements will be observed. Any approval given by Landlord with respect to Tenant’s construction or the Temporary Plans or Final Plans therefor, and/or any monitoring of Tenant’s work by Landlord, shall not make Landlord liable or responsible in any way for the condition, quality or function of such matters or constitute any undertaking, warranty or representation by Landlord with respect to any of such matters.

(e) No Liens; Indemnification. Tenant shall have no authority to place any lien upon the Expansion Premises, or the Building, or any portion thereof or interest therein, nor shall Tenant have any authority in any way to bind Landlord, and any attempt to do so shall be void and of no effect. If, because of any actual or alleged act or omission of Tenant, or Tenant’s Contractor, or any subcontractors or materialmen, any lien, affidavit, charge or order for the payment of money shall be filed against Landlord, the Expansion Premises, the Building, or any portion thereof or interest therein, whether or not such lien, affidavit, charge or order is valid or enforceable, Tenant shall, at its sole cost and expense, cause the same to be discharged of record by payment, bonding or otherwise no later than fifteen (15) days after notice to Tenant of the filing thereof, but in any event prior to the foreclosure thereof. With respect to the contract for labor or materials for construction of the Tenant Improvements, Tenant acts as principal and not as the agent of Landlord. Landlord expressly disclaims liability for the cost of labor performed for or supplies or materials furnished to Tenant. Landlord may post one or more “notices of non-responsibility” for Tenant’s work on the Building. No contractor of Tenant is intended to be a third-party beneficiary with respect to the Landlord’s Construction Allowance, or the agreement of Landlord to make such Landlord’s Construction Allowance available for payment of or reimbursement for the costs of construction of the Tenant Improvements. Tenant agrees to indemnify, defend and hold Landlord, the Expansion Premises and the Project, harmless from all claims (including all costs and expenses of defending against such claims) arising or alleged to arise from any act or omission of Tenant or Tenant’s agents, employees, contractor, subcontractors, suppliers, materialmen, architects, designers, surveyors, engineers, consultants, laborers, or invitees, or arising from any bodily injury or property damage occurring or alleged to have occurred incident to any of the work to be performed by Tenant or its contractors or subcontractors with respect to the Expansion Premises. Any Default by Tenant under this Exhibit B shall constitute a default by Tenant under the Lease for all purposes. Additionally, any approval given by Landlord with respect to the Tenant Improvements or the Final Plans and/or any monitoring of the construction of the Tenant Improvements by Landlord shall not make Landlord liable or responsible in any way for the condition, quality or function of such matters or constitute any undertaking, warranty or representation by Landlord with respect to any such matters.

(f) Substantial Completion. “Substantial Completion” of construction of the Tenant Improvements shall be defined as (i) the date upon which Landlord’s Construction Representative (or other consultant engaged by Landlord) determines that the Tenant Improvements have been substantially completed in accordance with the Final Plans, and (ii) the date upon which a temporary certificate of occupancy (or its equivalent) is issued for the Expansion Premises by the appropriate governmental authority. After the completion of the Tenant Improvements, Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of improvements performed on the Expansion Premises. The failure of Tenant to take possession of or to occupy the Expansion Premises shall not serve to relieve Tenant of obligations arising on the Expansion Commencement Date or delay the payment of rent by Tenant with respect to the Expansion Premises.

EXHIBIT B-1

PRE-APPROVED SPACE PLAN FOR EXPANSION PREMISES

B-1-1

EXHIBIT C

ONE RENEWAL OPTION AT MARKET

(a) Provided that as of the time of the giving of the Renewal Notice and the Commencement Date of the Renewal Term (as such terms are defined below), (x) Tenant is the Tenant originally named herein or a Permitted Transferee (as defined in Paragraph 11(a) of the Original Lease), (y) Tenant actually occupies all of the Premises initially demised under this Second Amendment and any space added to the Premises described in this Second Amendment, and (z) no event of default exists beyond applicable notice and cure periods; then Tenant shall have the right to extend the Lease Term for an additional term of two (2) years (such additional term is hereinafter called the “Renewal Term”) commencing on the day following the expiration of the Extension Term (hereinafter referred to as the “Commencement Date of the Renewal Term”). Tenant must give Landlord notice (hereinafter called the “Renewal Notice”) of its election to extend the term of the Lease Term at least nine (9) months, but not more than twelve (12) months, prior to the scheduled expiration date of the Extension Term.

(b) The Basic Annual Rent payable by Tenant to Landlord during the Renewal Term shall be the Fair Market Rent, as defined and determined pursuant to Paragraph (c), Paragraph (d), and Paragraph (e) below.

(c) The term “Fair Market Rent” shall mean the Basic Annual Rent, expressed as an annual rent per square foot of Rentable Area, which Landlord would have received from leasing the Premises for the Renewal Term to an unaffiliated person which is not then a tenant in the Project, assuming that such space were to be delivered in “as-is” condition, and taking into account the rental which such other tenant would most likely have paid for such premises, including market escalations. Fair Market Rent means only the rent component defined as Basic Annual Rent in the Lease and does not include reimbursements and payments by Tenant to Landlord with respect to operating expenses and other items payable or reimbursable by Tenant under the Lease (provided however, such amounts may be used in determined the Fair Market Rent for the Renewal Term). In addition to its obligation to pay Basic Annual Rent (as determined herein), Tenant shall continue to pay and reimburse Landlord as set forth in the Lease with respect to such operating expenses and other items with respect to the Premises during the Renewal Term. The arbitration process described below shall be limited to the determination of the Basic Annual Rent and shall not affect or otherwise reduce or modify the Tenant’s obligation to pay or reimburse Landlord for such operating expenses and other reimbursable items.

(d) Landlord shall notify Tenant of its determination of the Fair Market Rent (which shall be made in Landlord’s sole and good faith discretion) for the Renewal Term, and Tenant shall advise Landlord of any objection within thirty (30) days of receipt of Landlord’s notice. Failure to respond within the thirty (30) day period shall constitute Tenant’ s deemed objection of such Fair Market Rent. If Tenant objects (or is deemed to have objected), Landlord and Tenant shall commence negotiations to attempt to agree upon the Fair Market Rent within thirty (30) days of Landlord’s receipt of Tenant’s notice (or, to the extent Tenant is deemed to have objected, the parties shall commence such negotiation after the expiration of the thirty (30) day period following Tenant’s receipt of Landlord’s notice). If the parties cannot agree, each acting in good faith but without any obligation to agree, then the arbitration procedure provided below to determine the Fair Market Rent.

(e) Arbitration to determine the Fair Market Rent shall be in accordance with the Real Estate Valuation Arbitration Rules of the American Arbitration Association. Unless otherwise required by state law, arbitration shall be conducted in the metropolitan area where the Project is located by a single arbitrator unaffiliated with either party. Either party may elect to arbitrate by sending written notice to the other party and the Regional Office of the American Arbitration Association within five (5) days after the thirty (30)

C-1

day negotiating period provided in Paragraph (d), invoking the binding arbitration provisions of this paragraph. Landlord and Tenant shall each submit to the arbitrator their respective proposal of Fair Market Rent. The arbitrator must choose between the Landlord’s proposal and the Tenant’s proposal and may not compromise between the two or select some other amount. The cost of the arbitration shall be paid by Landlord if the Fair Market Rent is that proposed by Tenant and by Tenant if the Fair Market Rent is that proposed by Landlord; and shall be borne equally otherwise. If the arbitrator has not determined the Fair Market Rent as of the end of the Lease Term, Tenant shall pay one hundred five percent (105%) of the Basic Annual Rent in effect under the Lease as of the end of the Lease Term until the Fair Market Rent is determined as provided herein. Upon such determination, Landlord and Tenant shall make the appropriate adjustments to the payments between them.

(f) The parties consent to the jurisdiction of any appropriate court to enforce the arbitration provisions of this Exhibit C and to enter judgment upon the decision of the arbitrator.

(g) Except for the Basic Annual Rent as determined above, Tenant’s occupancy of the Premises during the Renewal Term shall be on the same terms and conditions as are in effect immediately prior to the expiration of the Extension Term; provided, however, Tenant shall have no further right to extend the Lease Term pursuant to this Exhibit C or to any allowances, credits or abatements or options to expand, contract, renew or extend the Lease.

(h) If Tenant does not send the Renewal Notice within the period set forth in Paragraph (a), Tenant’s right to extend the Lease Term shall automatically terminate. Time is of the essence as to the giving of the Renewal Notice and the notice of Tenant’s objection under Paragraph (d).

(i) Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Renewal Term. The Premises shall be tendered on the Commencement Date of the Renewal Term in “as-is” condition.

(j) If the Lease is extended for the Renewal Term, then Landlord shall prepare and Tenant shall execute an amendment to the Lease confirming the extension of the Lease Term and the other provisions applicable thereto.

(k) If Tenant exercises its right to extend the term of the Lease for the Renewal Term pursuant to this Exhibit C, the term “Lease Term” as used in the Lease, shall be construed to include, when practicable, the Renewal Term except as provided in Paragraph (g) above.

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THIRD AMENDMENT TO OFFICE LEASE

This Third Amendment to Office Lease (this “Third Amendment”) is made and entered into by and between EOSII PALO ALTO TECHNOLOGY CENTER, LLC, a Delaware limited liability company (“Landlord”), and BILL.COM, INC., a Delaware corporation (“Tenant”), to be effective on and as of the date that Landlord executes this Third Amendment as set forth on the signature page below (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are parties to that certain Office Lease dated December 2, 2013 (the “Original Lease”), as amended by (a) that certain First Amendment to Office Lease dated February 29, 2016 (the “First Amendment”) and (b) that certain Second Amendment to Office Lease dated November 29, 2016 (the “Second Amendment”) (the Original Lease, as so amended, hereinafter referred to as the “Lease”), pursuant to which Tenant is currently leasing certain premises containing a total of 38,928 square feet of Rentable Area (herein collectively referred to as the “Existing Premises”) consisting of: (i) that certain 32,943 square feet of Rentable Area designated as Suites 100A, 100B, 101A and 101B (herein collectively referred to as the “1810 Embarcadero Portion”) in that certain building located at 1808 – 1810 Embarcadero Road, Palo Alto, California 94803 (the “1808 – 1810 Building”), and (ii) that certain 5,985 square feet of Rentable Area designated as Suite 201 (the “1804 Embarcadero Portion”) in that certain building located at 1804 Embarcadero Road, Palo Alto, California 94803 (the “1804 Building”), all being in that certain multi-building project known as the Palo Alto Technology Center in Palo, Alto, California (the “Project”); and

WHEREAS, Landlord and Tenant desire to amend the terms of the Lease to expand the “Premises” (as such term is used in the Lease) and modify certain other terms of the Lease, all as more particularly provided herein below.

NOW, THEREFORE, pursuant to the foregoing, and in consideration of the mutual covenants and agreements contained in the Lease and herein, the Lease, as of the Effective Date, is hereby modified and amended as set out below:

1.	Definitions. All capitalized terms used herein shall have the same meaning as defined in the Lease, unless otherwise defined in this Third Amendment.

2.

Expansion of Premises. Effective on and as of the Third Amendment Expansion Date (hereinafter defined), the “Premises” (as such term is used in the Lease) shall be expanded to include that certain 9,315 square feet of Rentable Area, as more particularly depicted in Exhibit A attached hereto (the “Third Amendment Expansion Premises”), comprising the entire Rentable Area of the 1800 Building (hereinafter defined), upon all of the terms of the Lease, except as otherwise amended herein. The “1800 Building” shall mean that certain building in the Project located at 1800 Embarcadero Road, Palo Alto, California. The “Third Amendment Expansion Date” shall mean the later to occur of (A) the date that the Landlord’s Work (as defined in Paragraph 6 below) is completed or (B) June 1, 2018. The Lease Term with respect to the Third Amendment Expansion Premises shall be co-terminous with the Lease Term for the Existing Premises, which is currently scheduled to expire on May 31, 2020 (herein referred to as the “Current Expiration Date”). The period commencing on the Third Amendment Expansion Date and ending on the Current Expiration Date shall be referred to herein as the “Third Amendment Expansion Term”.

Following the Third Amendment Expansion Date, the “Premises” under the Lease shall be deemed to contain a total of 48,243 square feet of Rentable Area consisting of the Existing Premises and the Third Amendment Expansion Premises, combined. Upon occurrence of the Third Amendment Expansion Date, Landlord may provide a commencement certificate to Tenant, which Tenant shall execute and return within ten (10) days after receipt. Tenant’s failure to execute and return such commencement certificate within such ten (10) day period shall be deemed to be Tenant’s approval of the commencement certificate and the terms set forth therein. Landlord’s failure to send such commencement certificate shall have no effect on the Third Amendment Expansion Date.

3.

Pre-Term Access to Third Amendment Expansion Premises. Beginning upon the date that Landlord delivers to Tenant the Third Amendment Expansion Premises (which shall occur promptly following full mutual execution of this Third Amendment) (such date being referred to herein as the “Pre-Term Access Commencement Date”) and ending on the day immediately preceding the Third Amendment Expansion Date (such period being referred to as the “Pre-Term Access Period”), Tenant, and Tenant’s contractors reasonably approved by Landlord, may access the Third Amendment Expansion Premises (the “Pre-Term Access”) for the sole purpose of installing Tenant’s furniture, equipment, computer and phone cabling and wiring systems in the Third Amendment Expansion Premises (the “Tenant’s Work”); provided, however, Tenant and/or Tenant’s contractors, must coordinate all access to the Third Amendment Expansion Premises during such Pre-Term Access Period with the property manager of the Project prior to such access. Except for the payment of Basic Annual Rent and Additional Rent for the Third Amendment Expansion Premises, all other terms, conditions, rules, regulations and obligations of Tenant, as set forth in the Lease, shall apply during the Pre-Term Access Period (including, without limitation, the obligation to pay Rent for the Existing Premises). Tenant, and its approved contractors, shall not interfere with the completion of the Landlord’s Work or cause any labor dispute as a result of such Pre-Term Access, and, to the fullest extent permitted by law, Tenant hereby agrees to indemnify, defend, and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Project or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such Pre-Term Access, EVEN IF SUCH LOSS, DAMAGE, LIABILITY, DEATH, OR PERSONAL INJURY WAS CAUSED SOLELY OR IN PART BY LANDLORD’S NEGLIGENCE, BUT NOT TO THE EXTENT CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD. Any such Pre-Term Access shall be subject to Tenant providing to Landlord satisfactory evidence of insurance for personal injury and property damage related to such Pre-Term Access Period prior to the commencement of the Pre-Term Access Period, including such insurance from Tenant’s contractors, as required by Landlord for third party contractors working in the Project. Any delay in putting Tenant in possession of the Third Amendment Expansion Premises due to such Pre-Term Access Period shall not serve to extend the Lease Term or to make Landlord liable for any damages arising therefrom. Notwithstanding the above, Tenant shall not be responsible under this Lease in any respect whatsoever for any hazardous or toxic materials which may exist as of the date exclusive possession of the Third Amendment Expansion Premises is delivered to Tenant or which may exist during or after the Lease Term and is not caused by Tenant or Tenant’s agents, employees, contractors or sublessees (the “Non-Tenant Caused Hazardous Materials”). For clarity, if during the performance of Tenant’s Work, Tenant or its agents, employees or contractors discover hazardous or toxic materials which are located in the Third Amendment Expansion Premises and predate the Pre-Term Access Commencement Date, then such hazardous or toxic materials shall be considered Non-Tenant Caused Hazardous Materials. Landlord, at its sole cost and expense (not to be included in Operating Costs), shall comply with all applicable laws relating to the abatement, removal, encapsulation or disposal of all such Non-Tenant Caused

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Hazardous Materials. In the event the Non-Tenant Caused Hazardous Materials are discovered during the Pre-Term Access Period, Landlord will complete such abatement, removal, encapsulation or disposal to the extent required by applicable law prior to the Tenant occupying the Third Amendment Expansion Premises and such abatement, removal, encapsulation or disposal will be considered Landlord’s Work (however, for the avoidance of doubt, Landlord shall only be required to perform such abatement, removal, encapsulation or disposal of Non-Tenant Caused Hazardous Materials to the extent applicable law requires it).

4.	Basic Annual Rent. Tenant shall pay Basic Annual Rent as follows:

(a)

Existing Premises. Tenant shall continue to pay Basic Annual Rent for the Existing Premises in accordance with the existing terms and provisions of the Lease applicable thereto, including, without limitation, Paragraph 4 of the Second Amendment.

(b)

Third Amendment Expansion Premises. Commencing on the Third Amendment Expansion Date and continuing thereafter for the remainder of the Lease Term, Tenant shall pay also Basic Annual Rent for the Third Amendment Expansion Premises. The Basic Annual Rent due during the Third Amendment Expansion Term shall be as follows:

Period	Rate/RSF/Month	Monthly Installment
(during Third Amendment Expansion Term)	(approx. due to/rounding)
T.A.E.D. – Month 12*	$4.25, plus NNN	$39,588.75, plus NNN
Month 13 – Month 24	$4.38, plus NNN	$40,776.41, plus NNN
Month 25 – 05/31/2020**	$4.51, plus NNN	$41,999.70, plus NNN

*

“T.A.E.D.” shall refer to the Third Amendment Expansion Date. For purposes of the rent schedule above, the initial period terminates on the last day of the twelfth (12th) full calendar month following the Third Amendment Expansion Date (i.e., such that if the Third Amendment Expansion Date is a day other than the first day of a calendar month, then this period would include the partial month in which the Third Amendment Expansion Date occurred plus the next twelve (12) full calendar months) and the period following thereafter commences on the first day of the thirteenth (13th) full calendar month following the Third Amendment Expansion Date.

**

However, in the event that the Third Amendment Expansion Date occurs on or after June 1, 2018, then the rent schedule set forth herein for this period shall be null and void because the Current Expiration Date (i.e., May 31, 2020) would occur prior to Month 25 of the Third Amendment Expansion Term.

5.	Additional Rent. Tenant shall pay Additional Rent, as follows:

(a)

Existing Premises. Tenant shall continue to pay Additional Rent (including, without limitation, Tenant’s Proportionate Share of Operating Costs) attributable to the Existing Premises throughout the Lease Term, in accordance with the existing terms and provisions of the Lease applicable thereto (including, without limitation, Paragraph 5 of the Second Amendment).

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(b)

Third Amendment Expansion Premises. Commencing on the Third Amendment Expansion Date and continuing throughout the Lease Term, Tenant shall also pay Additional Rent (including, without limitation, Tenant’s Proportionate Share of Operating Costs) attributable to the Third Amendment Expansion Premises. Such Additional Rent with respect to the Third Amendment Expansion Premises shall be calculated on a triple net basis similar to the 1810 Embarcadero Portion. Additionally, for the purposes of calculating Additional Rent with respect to the Third Amendment Expansion Premises, Tenant’s Proportionate Share with respect to the 1800 Building shall be equal to 100% (9,315 rsf / 9,315 rsf). For the avoidance of doubt, Paragraph 4 and Paragraph 7 of the First Amendment shall not apply with respect to the Third Amendment Expansion Premises.

6.

Condition of Premises. Notwithstanding anything in the Lease to the contrary, Tenant is currently in possession of the Existing Premises, and Tenant agrees to accept the Existing Premises in its existing “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition, and Landlord shall have no obligation whatsoever to refurbish or otherwise improve the Existing Premises at any time during the Lease Term.

Additionally, Landlord shall deliver the Third Amendment Expansion Premises to Tenant in good working condition, including, but not limited to, the roof, HVAC, electrical, plumbing and lighting being in good working condition. Except as provided herein, Tenant shall accept the Third Amendment Expansion Premises from Landlord in its “AS-IS” condition, and, except for any of Landlord’s express repair and maintenance obligations set forth in the Lease, Landlord shall have no obligation whatsoever to refurbish or otherwise improve the Third Amendment Expansion Premises at any time during the Lease Term; provided, however, Landlord, at Landlord’s sole cost, using contractors selected by Landlord, and using Project standard materials, procedures and methods of construction, hereby agrees to perform the following improvements in the Third Amendment Expansion Premises (collectively, the “Landlord’s Work”): (i) professionally clean the Third Amendment Expansion Premises; (ii) paint the interior walls of the restroom in the Third Amendment Expansion Premises using building standard paint and replace the partitions in such restrooms using building standard partitions; and (iii) to the extent required pursuant to Paragraph 3 of this Third Amendment and applicable law, abatement, removal, encapsulation or disposal of any Non-Tenant Caused Hazardous Materials. Notwithstanding anything herein to the contrary, Landlord will not be required to provide any touch-up paint to the interior walls of the Third Amendment Expansion Premises, however, Landlord will provide Tenant with a $5,000 credit applicable to the initial monthly installment of Basic Annual Rent due for the Third Amendment Expansion Premises following the Third Amendment Expansion Date. In the event any code compliance work is required to the restrooms located in the Third Amendment Expansion Premises and such code compliance work is neither triggered by Tenant’s particular use or any alteration or improvement being performed by Tenant, then Landlord agrees to perform such code compliance work at Landlord’s sole cost and expense.

Other than with respect to any of Landlord’s express repair and maintenance obligations set forth in the Lease, Tenant acknowledges and agrees that any and all improvements or allowances required to be performed or provided by Landlord under the Lease have been performed and/or satisfied in their entirety, including, without limitation, those set forth in Paragraph 6 of the Second Amendment and Exhibit B attached thereto, Paragraph 5 of the First Amendment and Exhibit B attached thereto, and Item 18 of the Basic Lease Provisions of the Original Lease and Exhibit B attached thereto.

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7.

Basic Services. Following the Third Amendment Expansion Date, Tenant shall lease the entirety of the 1800 Building. As a result, the parties hereby agree that, notwithstanding anything in the Lease to the contrary, the services to be provided by Landlord to the Third Amendment Expansion Premises shall be as follows:

(a)

Utilities. Following the Third Amendment Expansion Date, Tenant shall cause all utilities serving the 1800 Building to be separately metered in Tenant’s name and Tenant shall pay directly to the utility company for such utility service charges.

(b)

Janitorial Service. Because Tenant shall be leasing the entirety of the 1800 Building, Landlord shall have no responsibility to provide any janitorial service to the 1800 Building (including any restrooms therein) and Tenant shall be fully responsible for providing all such janitorial service required to the 1800 Building. As such, with respect to calculating Tenant’s Proportionate Share of Operating Costs as it relates to the Third Amendment Expansion Premises, in no event shall the janitorial services referenced in Paragraph 3(c)(ii) of the Original Lease include janitorial costs attributable to cleaning the interior of any other tenant’s or occupant’s premises; provided, however, the janitorial costs for the Common Areas of the Project (e.g., dayporter costs, window washing, pressure washing of sidewalks, etc.) shall continue to be included in Operating Costs for purposes of allocating Tenant’s Proportionate Share of Operating Costs attributable to the Third Amendment Expansion Premises.

(c)

HVAC Maintenance. Commencing on the Third Amendment Expansion Date and continuing throughout the Lease Term, Tenant shall maintain a preventive maintenance contract providing for the regular inspection and maintenance of the heating and air conditioning system serving the 1800 Building by a licensed heating and air conditioning contractor, unless Landlord elects in its sole discretion to maintain such equipment. Tenant shall provide Landlord with written proof of said preventive maintenance contract within thirty (30) days of the Third Amendment Expansion Date. Any such maintenance and repairs will be performed by Landlord’s contractor, or at Landlord’s option, by such contractor or contractors as Tenant may choose from an approved list to be submitted by Landlord. Tenant agrees to pay all costs and expenses incurred in such maintenance and repair in accordance with the terms of the preventative maintenance contract. Notwithstanding the foregoing, and with respect to the base building HVAC unit for the 1800 Building (i.e., specifically excluding any supplemental HVAC units that may have been installed by Tenant or any predecessor tenant), if Tenant has complied with this Paragraph 7(c) regarding repair and maintenance of the HVAC system and, notwithstanding such compliance, such HVAC unit cannot, in the sole and reasonable business judgment of Landlord, be repaired other than at a cost which is in excess of fifty percent (50%) of the cost of replacing such unit, then the unit will be replaced by Landlord and, (i) to the extent such replacement occurs during the initial twelve (12) months following the Third Amendment Expansion Date, then Landlord shall be responsible for the replacement cost or (ii) to the extent such replacement occurs following the one (1) year anniversary of the Third Amendment Expansion Date, then the cost thereof shall be prorated between the parties as set forth herein over the useful life of the unit per GAAP accounting. In the event the replacement occurs after the one (1) year anniversary of the Third Amendment Expansion Date, Tenant shall only be obligated to pay, each month during the remainder of the term of the Lease, on the date on which Rent

5

is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (i.e. 1/44th of the replacement cost per month). The cost shall include a commercially reasonable interest rate on the unamortized balance. Tenant may prepay its obligation at any time. Such payments shall be deemed to be Additional Rent under the Lease. It will be in Landlord’s sole and reasonable discretion to determine the make, model and size of the replacement unit so long as such replacement HVAC unit will be comparable to the existing HVAC unit it is replacing. Replacement of the unit shall not require Landlord to undetiake any other work in or about the Premises with respect to the HVAC system.

8.

Signage. Provided that (x) Tenant is the Tenant originally named herein or a Permitted Transferee, (y) Tenant or a Permitted Transferee is leasing and actually occupies at least 48,243 square feet of Rentable Area in the Project, which includes the entirety of the 1800 Building, and (z) no event of material default or event which but for the passage of time or the giving of notice, or both, would constitute a material event of default has occurred and is continuing, then, subject to the further terms of this Paragraph 8 and all applicable laws, codes, ordinances, restrictions, rules and regulations, as well as all applicable covenants, restrictions or deed restrictions affecting the Project (collectively, the “Applicable Rules and Restrictions”), Tenant shall have the right throughout the Lease Term to install eyebrow signage in a location designated by Landlord near the main entrance to the Third Amendment Expansion Premises (“Eyebrow Sign”) provided that Landlord, acting reasonably, approves the Eyebrow Sign (including all structural engineering and aesthetic aspects thereof) and the exact location where the same is to be installed. The engineering, manufacture, installation, maintenance and removal of, and the procurement of all required approvals for, the Eyebrow Sign shall be at Tenant’s sole cost and expense. The installation of the Eyebrow Sign shall be in compliance with all Applicable Rules and Restrictions. Prior to the manufacturing or installing the Eyebrow Sign, Tenant shall submit to Landlord, for Landlord’s approval, (i) a report from a structural engineer reasonably acceptable to Landlord providing that (A) the 1800 Building can adequately support the installation of the Eyebrow Sign, and (B) the Eyebrow Sign can and will be installed in a manner that will not damage, or otherwise affect or diminish the structural integrity of, the 1800 Building, and (ii) a detailed drawing indicating the size, layout, design, configuration, lettering and/or graphics and color of the proposed Eyebrow Sign, together with the proposed location where the Eyebrow Sign is to be installed. In the event Landlord approves the structural report, the Eyebrow Sign and the location, Landlord shall evidence such approval in writing. Tenant shall install, repair, maintain, and remove the Eyebrow Sign with contractors approved by Landlord. Any such contractors shall satisfy Landlord’s insurance and indemnification requirements prior to performing any work. Tenant agrees that the installation, maintenance, repair and removal of the Eyebrow Sign shall be at Tenant’s sole risk. Tenant agrees to maintain the Eyebrow Sign in good condition and repair and, prior to the expiration of the Lease Term or the earlier termination of the Lease or Tenant’s right of possession under the Lease or Tenant’s vacation from any portion of the Third Amendment Expansion Premises, Tenant shall remove the Eyebrow Sign at its sole cost and expense. In the event Tenant fails to repair or remove the Eyebrow Sign, Landlord shall have the right to repair or remove the Eyebrow Sign, as the case may be, and Tenant shall reimburse Landlord on demand for all costs incurred by Landlord in connection therewith, plus an additional charge equal to ten percent (10%) of such costs incurred by Landlord as a coordination fee, and upon any such removal Landlord shall have the right to dispose of the same in any manner Landlord so desires without any liability to Tenant therefor. TENANT AGREES TO INDEMNIFY AND HOLD LANDLORD HARMLESS FROM AND AGAINST ANY AND ALL LIENS, CLAIMS, DEMANDS, LIABILITIES, AND EXPENSES (INCLUDING REASONABLE ATTORNEY’S FEES) INCURRED OR SUFFERED BY LANDLORD AND EXISTING OUT OF OR IN ANY WAY RELATED TO THE INSTALLATION,

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MAINTENANCE, REPAIR OR REMOVAL OF THE EYEBROW SIGN, EVEN IF THE SAME IS CAUSED IN PART (BUT NOT SOLELY) BY THE NEGLIGENCE OF LANDLORD, ITS EMPLOYEES, AGENTS OR REPRESENTATIVES. Notwithstanding anything herein to the contrary, Landlord shall have the right to terminate Tenant’s rights under this Paragraph 8 by providing written notice of termination to Tenant if, at any time, Tenant (1) assigns the Lease (except to a Permitted Transferee), (2) subleases any portion of the Premises, (3) suffers an event of default of any term or condition of the Lease, or (4) cease to lease or occupy the entirety of the 1800 Building. In the event Landlord terminates Tenant’s rights under this Paragraph 8 as provided for in the immediately preceding sentence, Tenant shall remove the Eyebrow Sign from the 1800 Building and repair any damage to the 1800 Building caused by the installation, maintenance and/or removal thereof within thirty (30) days following receipt of Landlord’s written notice of termination, and, in the event Tenant fails to timely remove the Eyebrow Sign and/or repair such damage, Landlord shall have the right to do the same and Tenant shall reimburse Landlord on demand for all costs incurred by Landlord in connection therewith, plus an additional charge equal to ten percent (10%) of such costs incurred by Landlord as a coordination fee (and Tenant shall be deemed to have abandoned the Eyebrow Sign and Landlord shall have the right to dispose of the Eyebrow Sign in any manner Landlord shall choose in its sole discretion without any liability whatsoever to Tenant with respect thereto). The terms of Paragraph 19(ee) of the Original Lease shall not be applicable to the Third Amendment Expansion Premises, and Tenant shall not receive fascia signage on the 1800 Building.

9.

Parking. As of the Third Amendment Expansion Date, as a result of Tenant’s expansion into the Third Amendment Expansion Premises, the total number of parking spaces allocated to Tenant in Item 13 of the Basic Lease Provisions of the Original Lease (and further amended by Paragraph 6 of the First Amendment and Paragraph 8 of the Second Amendment) shall be increased by a total of twenty-nine (29) parking spaces, consisting of (i) one (1) reserved parking space in a location designated by Landlord and (ii) twenty-eight (28) unreserved parking spaces, all at no charge to Tenant through the Current Expiration Date. The initial location of Tenant’s reserved parking space shall be as shown in Exhibit B attached hereto, however, Landlord shall have the right to relocate such reserved parking space from time to time.

10.

One Renewal Option at Market. Tenant shall continue to have the right to extend the Lease Term beyond the Current Expiration Date for a period of two (2) years, in accordance with and subject to the terms and conditions set forth in Exhibit C attached to the Second Amendment; provided, however, (i) such renewal option shall be exercisable by Tenant only if Tenant leases and occupies at least 48,243 square feet of Rentable Area in the Project, and (ii) if Tenant exercises said renewal option, such renewal option shall apply to both the Existing Premises and the Third Amendment Expansion Premises combined.

11.

CASp Inspection. As of the Effective Date, neither the Existing Premises, the Third Amendment Expansion Premises (the foregoing collectively referred to as the “Premises” for purposes of this Paragraph 12) nor the Project has undergone inspection by a Certified Access Specialist (CASp). A CASp can inspect the Premises and determine whether the Premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Premises, Landlord may not prohibit Tenant from obtaining a CASp inspection of the Premises for the occupancy by Tenant, if requested by Tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises. Except as otherwise expressly agreed upon in writing by Landlord, Landlord has no obligation for the payment of the CASp fee or the cost of making repairs pursuant thereto, nor shall Landlord have

7

any liability to Tenant arising out of or related to the fact that neither the Premises nor the Project has been inspected by a CASp, and Tenant waives all such liability and acknowledges that Tenant shall have no recourse against Landlord or the Project as a result of or in connection therewith.

12.

Cannabis. Tenant agrees that the Premises shall not be used for the use, growing, producing, processing, storing (short or long term), distributing, transporting, or selling of cannabis, cannabis derivatives, or any cannabis containing substances (“Cannabis”), or any office uses related to the same, nor shall Tenant permit, allow or suffer, any of Tenant’s officers, employees, agents, servants, licensees, subtenants, concessionaires, contractors and invitees to bring onto the Premises, any Cannabis. Without limiting the foregoing, the prohibitions in this paragraph shall apply to all Cannabis, whether such Cannabis is legal for any purpose whatsoever under state or federal law or both. Notwithstanding anything to the contrary, any failure by Tenant to comply with each of the terms, covenants, conditions and provisions of this paragraph shall automatically and without the requirement of any notice be a default that is not subject to cure, and Tenant agrees that upon the occurrence of any such default, Landlord may elect, in its sole discretion, to exercise all of its rights and remedies under the Lease (as herein amended), at law or in equity with respect to such default.

13.

Broker. Tenant warrants to Landlord that it has had no dealings with any broker or agent, other than Cornish & Carey Commercial Newmark Knight Frank (“Broker”), in connection with the negotiation or execution of this Third Amendment. Tenant agrees to indemnify and hold Landlord harmless from and against any and all costs, expenses or liability for commissions or other compensations or charges claimed by any broker or agent, other than Broker, claiming to have represented Tenant with respect to this Third Amendment.

14.

OFAC. Tenant certifies, represents, warrants and covenants that: (i) it is not acting and will not act, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person”, or other banned or blocked person, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Assets Control; and (ii) it is not engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation. Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and its designated property management company, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, representatives, insurers and agents from and against any and all claims or damages arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants.

15.

Miscellaneous. With the exception of those terms and conditions specifically modified and amended herein, the herein referenced Lease shall remain in full force and effect in accordance with all its terms and conditions. In the event of any conflict between the terms and provisions of this Third Amendment and the terms and provisions of the Lease, the terms and provisions of this Third Amendment shall supersede and control.

16.

Counterparts. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Third Amendment, the parties may execute this Third Amendment via counterparts and exchange facsimile copies of such executed counterparts via telefax or e-mail, and such telefaxed or e-mailed facsimile counterparts shall serve as originals.

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[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Office Lease as of the dates set forth below, to be effective for all purposes, however, as of the Effective Date.

LANDLORD:

EOSII PALO ALTO TECHNOLOGY CENTER,
LLC, a Delaware limited liability company

By:	KBS Capital Advisors LLC, a Delaware limited liability company, its authorized agent

By:	/s/ Brent Carroll
Brent Carroll
Senior Vice President

Date:	5/21/18

TENANT:

BILL.COM, INC.,
a Delaware corporation

By:	/s/ Raj Aji
Name:	Raj Aji
Title:	SVP, General Counsel
Date:	5/18/18

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EXHIBIT A

THIRD AMENDMENT EXPANSION PREMISES

Exhibit A

EXHIBIT B

INITIAL LOCATION OF RESERVED PARKING SPACE

Exhibit B